UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 26, 2005

Dear MasterCard Stockholder,

You are cordially invited to attend a Special Meeting of Stockholders of MasterCard Incorporated (the “Company”) to be held on Monday, November 28, 2005, at 9:30 a.m. (local time) at the MasterCard Incorporated Headquarters, 2000 Purchase Street, Purchase, New York. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed.

All holders of record at the close of business on October 21, 2005 of the outstanding shares of class A redeemable common stock of the Company will be entitled to vote at the Special Meeting, at which you will be asked to:

•	Adopt the Company’s Amended and Restated Certificate of Incorporation in the form included as Annex A to the accompanying proxy statement;

•	Approve the Company’s proposed initial public offering of its Class A Common Stock;

•	Approve the Amended and Restated Certificate of Incorporation of MasterCard International Incorporated (“MasterCard International”) in the form included as Annex E to the accompanying proxy statement;

•	Approve the Amended and Restated Bylaws of MasterCard International in the form included as Annex F to the accompanying proxy statement; and

•	Adopt the MasterCard Incorporated 2006 Long Term Incentive Plan in the form included as Annex G to the accompanying proxy statement.

As previously announced, the Board of Directors of the Company has approved plans for a new ownership and governance structure that will broaden our ownership to include not only customer financial institutions, but also public investors and a foundation to be incorporated in Canada known as The MasterCard Foundation. These plans will also result in a new board of directors with a majority of independent directors. Approval of the proposals to be acted upon at the Special Meeting is necessary for the Company to transition to the new ownership and governance structure.

We believe that the proposed changes will give us a more stable base on which to implement our customer-focused strategy and bring value to our customers’ businesses. We believe this is a positive development for you as both a stockholder and a customer. We intend to continue to leverage our global strength and presence to the benefit of customers while remaining sensitive to regional needs. Through the MasterCard charitable foundation, we also intend to make a significant contribution to the societies in which we operate.

The accompanying proxy statement provides important information about the proposals—please read it carefully. The Board of Directors recommends that stockholders vote FOR each of the proposals. For an overview of the background and reasons for the proposals see “Background and Reasons for the Proposals” in the accompanying proxy statement.

It is important that your shares be represented at the meeting. Accordingly, we request that you promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or by courier to the address provided in the instructions included with your proxy card, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

Regards,

Baldomero Falcones	Robert W. Selander
Chairman	President and Chief Executive Officer

MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on November 28, 2005

To the Stockholders of MasterCard Incorporated:

A Special Meeting of Stockholders of MasterCard Incorporated (the “Company”) will be held on Monday, November 28, 2005 at 9:30 a.m. (local time) at the MasterCard Incorporated Headquarters, 2000 Purchase Street, Purchase, New York, to:

1. Adopt the Company’s Amended and Restated Certificate of Incorporation in the form included as Annex A to this proxy statement, conditioned upon the adoption of each of Proposals 2, 3, and 4 by our stockholders;

2. Approve the Company’s proposed initial public offering of its Class A Common Stock, conditioned upon the adoption of each of Proposals 1, 3, and 4 by our stockholders;

3. Approve the Amended and Restated Certificate of Incorporation of MasterCard International Incorporated (“MasterCard International”) in the form included as Annex E to this proxy statement, conditioned upon the adoption of each of Proposals 1, 2, and 4 by our stockholders;

4. Approve the Amended and Restated Bylaws of MasterCard International in the form included as Annex F to this proxy statement, conditioned upon the adoption of each of Proposals 1, 2, and 3 by our stockholders;

5. Adopt the MasterCard Incorporated 2006 Long Term Incentive Plan in the form included as Annex G to this proxy statement; and

6. Act on any other business which may properly come before the Special Meeting or any adjournment or postponement thereof.

While the proposals in this proxy statement are being listed separately for purposes of voting, they are all interdependent. In this regard, obtaining the requisite stockholder approval for each of Proposals 1,2,3, and 4 (but not Proposal 5) is a condition precedent to the effectiveness of each of the other proposals (including Proposal 5).

The close of business on October 21, 2005 has been fixed as the record date for determining those stockholders entitled to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. A list of eligible stockholders of record as of the close of business on the record date will be available at the Special Meeting for examination by any stockholder or the stockholder’s attorney or agent. Please note that by delivering a proxy to vote at the Special Meeting, you are also granting a proxy with discretionary authority to vote on any other matters that come before the meeting, including any proposal to adjourn the Special Meeting, including any adjournment for the purpose of soliciting additional proxies.

Whether or not you plan to attend the Special Meeting, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or by courier to the address provided in the instructions included with your proxy card, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the meeting, you may vote in person, which will revoke any proxy you have already submitted. You may also revoke your proxy at any time before the meeting by notifying us in writing.

If you intend to attend the Special Meeting in person, kindly notify the Secretary of the Company in writing at the address set forth in this proxy statement under “Introduction—Solicitation of Proxies.” Failure to notify the Secretary will not disqualify you from attending the Special Meeting in person.

The Company must receive your proxy card by 5:00 p.m., New York time, on Friday, November 25, 2005.

By Order of the Board of Directors

NOAH J. HANFT

Secretary

Purchase, New York

October 26, 2005

Your vote is very important. Please complete, sign, date and promptly return the enclosed proxy card in the envelope provided or by courier to the address provided in the instructions included with your proxy card, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

Page
Introduction	1
Voting Procedures	1
General	2
Solicitation of Proxies	2
Householding	3
The Voting Stock	3
Voting Requirements	3
Stockholders Entitled to Vote	3
Interdependence of Proposals	4
Dissenters’ Rights of Appraisal	4

Forward-Looking Statements	4

Security Ownership of Certain Beneficial Owners and Management	5

Background and Reasons for the Proposals	6
Amendment and Restatement of the Company’s Certificate of Incorporation and Approval of the Company’s Proposed Initial Public Offering (Proposals 1 and 2)	6
New Ownership and Governance Structure	6
Procedures for Amending and Restating the Company’s Certificate of Incorporation	9
Amendment and Restatement of the Certificate of Incorporation and By-laws of MasterCard International (Proposals 3 and 4)	10
Procedures for Amending and Restating the Certificate of Incorporation and By-laws of MasterCard International	10
MasterCard Incorporated 2006 Long-Term Incentive Plan (Proposal 5)	11

Proposal 1—Adopt the Company’s Amended and Restated Certificate of Incorporation	12
Amendment and Restatement of the Company’s Certificate of Incorporation	12
Amendment and Restatement of the Company’s By-laws	27
Potential Anti-Takeover Effects of the Company’s Proposed Amended and Restated Certificate of Incorporation and By-laws	30
Certain U.S. Federal Income Tax Consequences	35
Procedures for Amending and Restating the Company’s Certificate of Incorporation	38
Recommendation of the Board of Directors for Proposal 1	39

Proposal 2—Approve the Company’s Proposed Initial Public Offering of Its Class A Common Stock	40
General	40
Recommendation of the Board of Directors for Proposal 2	40

Proposal 3—Approve the Amended and Restated Certificate of Incorporation of MasterCard International	41
General	41
Recommendation of the Board of Directors for Proposal 3	42

Proposal 4—Approve the Amended and Restated Bylaws of MasterCard International	43
General	43
Recommendation of the Board of Directors for Proposal 4	45

Proposal 5—Adopt the MasterCard Incorporated 2006 Long Term Incentive Plan	46
General	46
Summary of the Incentive Plan	46

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MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

October 26, 2005

PROXY STATEMENT

INTRODUCTION

Voting Procedures. This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of MasterCard Incorporated (the “Company”) for use at a Special Meeting of Stockholders of the Company to be held on Monday, November 28, 2005 at 9:30 a.m. (local time) at the MasterCard Incorporated Headquarters, 2000 Purchase Street, Purchase, New York, or any adjournment or postponement thereof (the “Special Meeting”). This Proxy Statement and the accompanying proxy card is being furnished on or about October 26, 2005 to the holders of record as of the close of business on October 21, 2005 (the “Record Date”) of the Company’s class A redeemable common stock.

If a stockholder attends the Special Meeting in person or sends a representative to the meeting with a signed proxy, that stockholder may vote or its representative may vote on its behalf. Stockholders unable to attend the Special Meeting can ensure that their votes are cast at the meeting by signing and dating the enclosed proxy card and returning it in the envelope provided or by courier to the address provided in the instructions included with your proxy card, or by authorizing the individuals named on the proxy card to vote their shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the proxy card. When a proxy card is returned properly signed and dated or a stockholder’s vote is authorized by telephone or Internet, the vote of the stockholder will be cast in accordance with the instructions on the proxy card or authorized by telephone or Internet. If a stockholder does not return a signed proxy card, authorize a proxy to vote on its behalf by telephone or Internet or attend the meeting in person or by representative and vote, no vote will be cast on behalf of that stockholder. The enclosed proxy card indicates on its face the number of shares of class A redeemable common stock registered in the name of each stockholder at the close of business on October 21, 2005.

Stockholders are urged to mark the boxes on the proxy card to indicate how their votes are to be cast. If a stockholder returns a signed proxy card but does not indicate on the proxy card how it wishes to vote on a proposal, the vote represented by the proxy card will be cast “FOR” such proposal.

Pursuant to Section 212(c) of the General Corporation Law of the State of Delaware, stockholders may validly grant proxies by electronic means, such as over the Internet. Your Internet vote authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card. In order to vote over the Internet, visit the Company’s Internet voting website at http://proxy.georgeson.com and, when prompted, enter the “Company Number” and “Control Number” that have been assigned to you and indicated on your proxy card. By then following the instructions on your computer screen you will be able to complete the voting process.

Any stockholder who executes and returns a proxy card or authorizes a proxy to vote on its behalf by telephone or by Internet may revoke the proxy at any time before it is voted by:

•	notifying in writing Noah J. Hanft, Secretary of MasterCard Incorporated, at 2000 Purchase Street, Purchase, New York 10577;

•	executing and returning a subsequent proxy;

•	subsequently authorizing the individuals named on its proxy card to vote its interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with its proxy card; or

•	appearing in person or by representative with a signed proxy and voting at the Special Meeting.

Attendance in person or by representative at the Special Meeting will not in and of itself constitute revocation of a proxy. If you intend to attend the Special Meeting in person, kindly notify the Secretary of the Company in writing at the address set forth below under “Introduction—Solicitation of Proxies.” Failure to notify the Secretary will not disqualify you from attending the Special Meeting in person.

General. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

FOR the adoption of the Company’s Amended and Restated Certificate of Incorporation;

FOR the approval of the Company’s proposed initial public offering of its Class A Common Stock;

FOR the approval of the Amended and Restated Certificate of Incorporation of MasterCard International Incorporated (“MasterCard International”);

FOR the approval of the Amended and Restated Bylaws of MasterCard International; and

FOR the adoption of the MasterCard Incorporated 2006 Long Term Incentive Plan.

In the event a stockholder specifies a different choice on the proxy, that stockholder’s shares will be voted in accordance with the specification so made.

Solicitation of Proxies. The Company will bear the costs of solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from stockholders by directors, officers, employees and agents of the Company in person or by telephone, facsimile or other appropriate means of communication. The Company has engaged Georgeson Shareholder Communications Inc. to act as information agent on behalf of the Company. The anticipated cost of Georgeson Shareholder’s services is estimated to be approximately $65,000 plus reimbursement of reasonable out-of-pocket expenses. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of the Company in connection with the solicitation. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to:

MasterCard Incorporated

Office of the Corporate Secretary

2000 Purchase Street

Purchase, New York 10577

Attention: Noah J. Hanft

Telephone: (914) 249-2000

Facsimile: (914) 249-4262

or

Georgeson Shareholder Communications Inc.

17 State Street

10th Floor

New York, New York 10004

Telephone: (212) 440-9800

Facsimile: (212) 440-9009

Householding. The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits the Company to realize significant cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, the Company is sending only one proxy statement to that address unless the Company has received contrary instructions from a stockholder at that address. Any stockholders who object to or wish to begin householding may notify the Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. The Company will send an individual copy of the proxy statement to any stockholder who revokes its consent to householding within 30 days of the Company’s receipt of such revocation.

The Voting Stock. The only class of voting stock of the Company outstanding is class A redeemable common stock. As of the Record Date, 100,000,348 shares of class A redeemable common stock were outstanding. Each share of class A redeemable common stock entitles the holder thereof to one vote. The affirmative vote of a majority of the outstanding shares of class A redeemable common stock is required for the adoption of the Company’s proposed Amended and Restated Certificate of Incorporation, the approval of the Company’s proposed initial public offering, the approval of MasterCard International’s proposed Amended and Restated Certificate of Incorporation and the approval of MasterCard International’s proposed Amended and Restated Bylaws. The adoption of the MasterCard Incorporated 2006 Long Term Incentive Plan requires a majority of the votes cast.

Voting Requirements. The presence in person or by proxy at the Special Meeting of the holders of a majority of the shares of class A redeemable common stock outstanding and entitled to vote on the Record Date shall constitute a quorum.

— Adoption of the Company’s Amended and Restated Certificate of Incorporation. You may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the outstanding shares of class A redeemable common stock of the Company must be voted “for” the proposal in order for it to be adopted. If you abstain from voting or do not vote “for” this proposal, either in person or by proxy, it will have the same effect as a vote against this proposal.

— Approval of the Company’s Proposed Initial Public Offering of its Class A Common Stock. You may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the outstanding shares of class A redeemable common stock of the Company must be voted “for” the proposal in order for it to be adopted. If you abstain from voting or do not vote “for” this proposal, either in person or by proxy, it will have the same effect as a vote against this proposal.

— Approval of the Amended and Restated Certificate of Incorporation of MasterCard International. You may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the outstanding shares of class A redeemable common stock of the Company must be voted “for” the proposal in order for it to be adopted. If you abstain from voting or do not vote “for” this proposal, either in person or by proxy, it will have the same effect as a vote against this proposal.

— Approval of the Amended and Restated Bylaws of MasterCard International. You may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the outstanding shares of class A redeemable common stock of the Company must be voted “for” the proposal in order for it to be adopted. If you abstain from voting or do not vote “for” this proposal, either in person or by proxy, it will have the same effect as a vote against this proposal.

— Adoption of the MasterCard Incorporated 2006 Long Term Incentive Plan. You may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the votes cast must be voted “for” the proposal in order for it to be adopted. Because an abstention is not treated as a vote “for” or “against,” it will have no effect on the outcome of the vote for the proposal.

Stockholders Entitled to Vote. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

Interdependence of Proposals. While the proposals in this Proxy Statement are being listed separately for purposes of voting, they are all interdependent. Accordingly, obtaining the requisite stockholder approval for each of Proposals 1, 2, 3 and 4 (but not Proposal 5) is a condition precedent to the effectiveness of each of the other proposals (including Proposal 5).

Dissenters’ Rights of Appraisal. Under Delaware law, the holders of the Company’s class A redeemable common stock are not entitled to dissenters’ rights of appraisal in connection with the proposed reclassification of our common stock or the amendments to our certificate of incorporation or bylaws, the approval of the proposed public offering, the amendments to the certificate of incorporation or bylaws of MasterCard International, or the adoption of the MasterCard Incorporated 2006 Long Term Incentive Plan.

FORWARD-LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements about the benefits of proposals to be acted upon at the Special Meeting and the related transactions and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of MasterCard Incorporated. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual outcomes may differ materially from the anticipated outcomes discussed in these forward-looking statements.

The following factors, among others, could cause actual outcomes to differ materially from the anticipated outcomes or other expectations expressed in the forward-looking statements: changes in global political and economic conditions; legal or regulatory developments; failure to obtain stockholder approval for the Proposals; and changing market conditions. Additional factors that could cause actual outcomes to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Registration Statement on Form S-1 initially filed with the SEC on September 15, 2005 and available at the SEC’s Internet site (http://www.sec.gov). The Company disclaims any obligation to publicly update or revise any forward-looking information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting securities by each person known to us to beneficially own more than five percent of any class of our voting securities as of October 21, 2005. Under the Company’s existing bylaws, only Class A members of MasterCard International are allowed to own shares of common stock of the Company, and no director or executive officer of the Company beneficially owns any equity securities of the Company or any of its subsidiaries.

Name and Address of Beneficial Owner	Shares of Class A Redeemable Common Stock Beneficially Owned	Percent of Total Outstanding Class A Redeemable Common Stock Beneficially Owned
JPMorgan Chase & Co.(1)	10,372,597	10.37%
270 Park Avenue New York, NY 10017

Citigroup, Inc(2)	8,802,547	8.80%
399 Park Avenue New York, NY 10043

HSBC Holdings PLC(3)	5,101,323	5.10%
8 Canada Square London E14 5HQ United Kingdom

(1)	Based on a Schedule 13G/A Information Statement filed on February 10, 2005, JPMorgan Chase & Co. shares voting power with respect to its class A redeemable common stock with its wholly owned subsidiaries, Chase Manhattan Bank USA, National Association, and JPMorgan Chase Bank, National Association.
(2)	Based on a Schedule 13G/A Information Statement filed on February 11, 2005, Citigroup, Inc. shares investment and voting power with respect to its class A redeemable common stock with Citicorp, Citigroup Holdings Company and Citibank, N.A., its subsidiaries. Citigroup, Inc., Citicorp and Citibank, N.A. share the same address listed above. Citigroup Holdings Company’s address as indicated by the Schedule 13G/A is One Rodney Square, Wilmington, DE 19801.
(3)	HSBC Holdings PLC’s class A redeemable common stock reflects the shares of common stock held by its subsidiaries on a consolidated basis.

BACKGROUND AND REASONS FOR THE PROPOSALS

Amendment and Restatement of the Company’s Certificate of Incorporation and Approval of the Company’s Proposed Initial Public Offering (Proposals 1 and 2)

New Ownership and Governance Structure

Overview

The Board of Directors has approved plans for a new ownership and governance structure that will broaden our ownership to include not only customer financial institutions, but also public investors and a private charitable foundation (The MasterCard Foundation). The plans will also result in a new board with a majority of independent directors.

More specifically, the new ownership and governance structure contemplates a reclassification of all of our outstanding Class A redeemable common stock into new Class B Common Stock and new Class M Common Stock, in connection with an initial public offering of our newly authorized Class A Common Stock. In addition, at the time of the initial public offering, we intend to donate 13,500,047 newly-issued shares of the new Class A Common Stock, representing approximately 10% of our equity and 17-18% of our general voting power, to The MasterCard Foundation, a charitable foundation to be incorporated in Canada.

Reasons for Transition to New Ownership and Governance Structure

We compete in a dynamic marketplace that is being shaped by several important trends. These include the migration of consumers and businesses to electronic forms of payment such as cards, the consolidation and globalization of our customer financial institutions, the growing role of merchants as important stakeholders in payment systems such as ours, and increased competition. In particular, we have faced heightened regulatory scrutiny and legal challenges in recent years. Our customer-focused strategy seeks to proactively address these trends, and we believe that, as discussed below, our new ownership and governance structure will provide us with a stronger, more stable base from which to execute our strategy.

Many of the legal and regulatory challenges we face are in part directed at our current ownership and governance structure, in which our customers—our member financial institutions—own all of our common stock and are involved in our governance by having representatives serve on our global and regional boards of directors. While we strongly dispute these challenges, we believe that a more open ownership and governance structure should leave us less prone to challenges and provide us with additional defenses to the challenges we may face by:

•	ensuring that our members own a minority of the equity rights in our company and no voting rights, except over a limited range of matters that are not competitively sensitive;

•	transitioning to a board of directors that includes a significant majority of directors who are independent of us and of our members; and

•	limiting the continued participation of our members in governance at a regional level to advisory bodies only or, in the case of Europe, to a regional board that is overseen by our independent board of directors.

Through these means, we believe that the proposed structure will address perceived conflicts of interest in our ownership and will be recognized as increasing the openness and transparency of our governance. We believe the new ownership and governance structure will place our business in a stronger position as we will be better able to defend ourselves against legal and regulatory challenges involving our ownership and governance. As a result, we believe that we will be competitively advantaged as compared with other four party payment systems as customers will view our new structure as a more stable base upon which to build, manage and grow their payments businesses.

In addition, through the establishment of The MasterCard Foundation, we will be able to make a significant contribution to the societies in which we operate. We also believe that our new ownership and governance structure will benefit our business by providing us with publicly traded equity that we may use as a tool to better align the incentives of our management with those of our stockholders and to attract, retain and motivate our employees and as a currency with which to effect acquisitions, as well as by providing us with enhanced access to the public markets to raise capital.

Reclassification of Existing Common Stock

If the proposals set forth in this Proxy Statement are approved at the Special Meeting, the filing of our Amended and Restated Certificate of Incorporation would result in the automatic reclassification of all of our 100,000,348 outstanding shares of class A redeemable common stock, causing each of our existing stockholders to receive 1.35 shares of our new Class B Common Stock for each share of class A redeemable common stock that they held prior to the reclassification and a single share of our new Class M Common Stock. The Amended and Restated Certificate of Incorporation would also authorize the issuance of new Class A Common Stock. The Class A Common Stock and the Class B Common Stock will have the same economic rights, although the Class B Common Stock will be non-voting (except as may be required by Delaware law). The Class M Common Stock will have no economic rights. The holders of the Class M Common Stock will, however, have the right to elect up to three of our directors (but not more than one quarter of all directors) and to approve specified significant corporate transactions. Under the new ownership and governance structure, general voting power will rest with the holders of the new Class A Common Stock and not with our existing stockholders.

Initial Public Offering

Following the reclassification, we intend to consummate an initial public offering of the new Class A Common Stock to public investors. We intend to use all but $650 million of our net proceeds from the proposed initial public offering to redeem a number of shares of Class B Common Stock from our existing stockholders that is equal to the aggregate number of shares of Class A Common Stock that we issue to investors in the proposed public offering (including any shares sold pursuant to the underwriters’ option to purchase additional shares) and to The MasterCard Foundation. We intend to use the remaining proceeds to increase our capital. The number of shares to be redeemed from each of our existing stockholders will be ratable to their respective ownerships. The redemption price per share payable will differ between our existing stockholders in the United States (the “U.S. Stockholders”) and our existing stockholders outside of the United States (the “Non-U.S. Stockholders”), with our U.S. Stockholders bearing the economic impact of our capital increase. The redemption price per share to be received by the Non-U.S. Stockholders will equal the quotient of (A) the product of (x) the aggregate cash proceeds that we received in the proposed initial public offering (including any shares sold pursuant to the underwriters’ option to purchase additional shares), net of underwriting discounts and commissions and other offering-related expenses (the “Net Cash Proceeds”), multiplied by (y) the fraction obtained by dividing the aggregate number of shares of Class B Common Stock then held by the Non-U.S. Stockholders by the total number of shares of Class B Common Stock then outstanding, divided by (B) the aggregate number of shares of Class B Common Stock that is being redeemed from the Non-U.S. Stockholders. The redemption price per share to be received by U.S. Stockholders will be lower than the redemption price to be received by the Non-U.S. Stockholders and will equal the quotient of (A) the remainder of (x) the Net Cash Proceeds minus (y) the aggregate redemption price to be received by the Non-U.S. Stockholders minus (z) $650 million, divided by (B) the aggregate number of shares of Class B Common Stock that is being redeemed from the U.S. Stockholders; provided, however, that if such calculation results in a negative number, the redemption price per share to be received by the U.S. Stockholders will equal zero.

In establishing the redemption prices per share to be payable to the U.S. Stockholders and the Non-U.S. Stockholders, we considered the fact that MasterCard International’s current certificate of incorporation and bylaws grant it the right to impose special assessments upon its members, which obligations may be allocated to the members in a particular region. However, we determined to address the impact on us of legal and regulatory challenges we face in the United States not by imposing a special assessment on members in that region but rather by retaining a portion of the Net Cash Proceeds. We believe this is more direct and results in more certain U.S. federal income tax consequences to both us and our stockholders than would a distribution of the entire Net Cash Proceeds followed by a special assessment on members in the United States.

Stock Ownership after the Reclassification and the Initial Public Offering

Following the reclassification, the issuance of shares of our Class A Common Stock in the initial public offering and as a donation to The MasterCard Foundation and the subsequent redemption of shares of our Class B Common Stock from our existing stockholders, we expect that investors in the initial public offering will own shares of Class A Common Stock representing approximately 46-49% of our equity and 82-83% of our general voting power, The MasterCard Foundation will own shares of Class A Common Stock representing approximately 10% of our equity and 17-18% of our general voting power and our existing stockholders will own 41-44% of our equity and shares of Class M Common Stock that entitle them to elect up to three of our directors (but not more than one quarter of all of directors) and approve specified significant corporate actions but are otherwise non-voting. In the event that the underwriters do not exercise in full their option to purchase additional shares of Class A Common Stock from us in connection with the initial public offering, the Amended and Restated Certificate of Incorporation will require us, subject to applicable law and to our Board of Director’s fiduciary duties, to issue, prior to our 2007 annual meeting of stockholders, additional shares of Class A Common Stock in a public offering and to use the proceeds from such offering to redeem additional shares of Class B Common Stock so that, immediately following such subsequent offering and redemption, our existing stockholders will own approximately 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding at that time.

New Governance Structure

We will also transition to a new governance structure. A new board of directors will be elected that will be comprised of: eight directors that are independent of MasterCard and of our customer financial institutions; three directors that will be elected by the holders of the Class M Common Stock and that are expected to be representatives of our customer financial institutions from each of the Americas region, Europe region and Asia/Pacific, Middle East and Africa region; and to the extent nominated and elected, the CEO. In addition, the Board of Directors may appoint one transitional non-voting member from our current board. In addition, a European regional board will be established with specified authorities relating to the Company’s European operations, subject to override by the Board of Directors in certain circumstances. The members of the European Board will be elected by the holders of shares of Class M Common Stock with their principal operations in our European region and are expected to be representatives of our customer financial institutions. The Company will also continue to receive input from customers through the establishment of a global customer advisory council and regional advisory boards, which will be comprised principally of customer representatives.

The MasterCard Foundation

At the time of the initial public offering, we intend to donate 13,500,047 newly-issued shares of the new Class A Common Stock, representing approximately 10% of our equity, to The MasterCard Foundation. This donation will have a dilutive effect on each existing stockholder’s equity interest in the Company. We also expect to donate approximately $40 million in cash to the Foundation in support of its operating expenses and charitable giving for the first four years of its operations, and we may make additional cash contributions to the Foundation after this period. The Foundation will also be entitled to receive dividends on the Class A Common Stock held by it, to the extent dividends are paid by MasterCard in the future. Because the Foundation’s operations are currently being established, the overall size and timing of our initial cash donation have not been finally determined. This donation may be paid proportionally over the first four years of the Foundation’s operations. After four years, the Foundation will be permitted to sell Class A Common Stock to the extent necessary to satisfy its charitable giving requirements. The Foundation will be permitted to sell all of the remaining shares held by it starting twenty years and eleven months after the consummation of the initial public offering.

We expect to make an application to the Canadian tax authorities to allow the Foundation’s annual charitable giving requirements to be delayed for a period of up to 10 years. If this application is not granted, the amount of cash to be contributed to the Foundation may need to be increased in order to permit the Foundation to satisfy its annual charitable giving requirements during the first four years of its existence, to the extent such requirements cannot otherwise be satisfied from dividends paid on the Class A Common Stock. Absent approval of MasterCard’s application, Canadian tax law would require the Foundation to distribute 3.5% of its assets not used directly in its charitable activities or administration per year in qualified charitable giving. For purposes of determining asset value, the Class A Common Stock held by the Foundation is expected to be valued on the basis of the average market price of the stock over a 24 month period, discounted by an appropriate factor to account for the resale limitations imposed on the Class A Common Stock held by the Foundation.

The Foundation will build on MasterCard’s existing charitable giving commitments by continuing to support programs and initiatives that help children and youth to access education, understand and utilize technology and develop the skills necessary to succeed in a diverse and global work force. In addition, the Foundation will support organizations that provide microfinance programs and services to financially disadvantaged persons and communities in order to enhance local economies and develop entrepreneurs. The five initial directors of the Foundation will be selected by a three-member “blue ribbon” panel, subject to certain limited veto rights of the Nominating and Corporate Governance Committee of our new Board of Directors. The blue ribbon panel will be selected by Messrs. Boudreau and Falcones, two of our current directors, and Mr. Selander, our CEO, and be comprised of individuals who satisfy the independence requirements we propose to implement for service on our Board of Directors. Thereafter, the continuing directors of the Foundation will, in consultation with, but not under the control of, the Nominating and Corporate Governance Committee, select successors to become directors at the end of any director’s term of office or to fill any vacancy. The directors of the Foundation will be required to be independent of us and our members.

Proposals Relating to New Ownership and Governance Structure

To implement the new ownership and governance structure, we are proposing to amend and restate the Company’s certificate of incorporation (Proposal 1) and to conduct an initial public offering of the new Class A Common Stock (Proposal 2). See “Proposal 1—Adopt the Company’s Amended and Restated Certificate of Incorporation” for a summary of important changes in your rights that will result from the adoption of the new ownership and governance structure. For complete information, we refer you to the full text of the proposed form of Amended and Restated Certificate of Incorporation, which is included in this Proxy Statement as Annex A, and to the Company’s existing certificate of incorporation, which is included in this Proxy Statement as Annex B. In connection with the proposed changes to our ownership and governance structure, the Board of Directors has also approved the amendment and restatement of the Company’s bylaws. Under the terms of the Company’s existing governing documents, the Company’s directors have the power to amend the Company’s bylaws without stockholder approval. As a result, separate approval by our stockholders is not required to adopt the bylaw amendments. A description of the bylaw amendments is included in this Proxy Statement for informational purposes only. The amendment and restatement of the Company’s bylaws will only become effective at the time of the effectiveness of the Amended and Restated Certificate of Incorporation. See “Proposal 1—Adopt the Company’s Amended and Restated Certificate of Incorporation—Amendment and Restatement of the Company’s Bylaws” for an overview of the amendments to the Company’s bylaws. For complete information, we refer you to the full text of the form of the Company’s Amended and Restated Bylaws, which is included in this Proxy Statement as Annex C, and to the Company’s existing bylaws, which are included in this Proxy Statement as Annex D.

Procedures for Amending and Restating the Company’s Certificate of Incorporation

If our stockholders approve the amendment and restatement of our certificate of incorporation and the other proposals upon which the adoption of the amended and restated certificate of incorporation is conditioned, we intend to file the Amended and Restated Certificate of Incorporation, included as Annex A to this Proxy

Statement, with the Delaware Secretary of State immediately prior to the consummation of the proposed initial public offering. The Amended and Restated Certificate of Incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State. Please note, however, that the proposed amendment and restatement of our certificate of incorporation may be abandoned by the Board of Directors, without further action by our stockholders, at any time before or after the Special Meeting if for any reason the Board of Directors deems it advisable.

Amendment and Restatement of the Certificate of Incorporation and Bylaws of MasterCard International (Proposals 3 and 4)

The board of directors of MasterCard International has approved the amendment and restatement of MasterCard International’s certificate of incorporation and its bylaws to ensure consistency with the proposed ownership and governance structure of MasterCard Incorporated, its parent entity. We believe that the governance structure of MasterCard International that will result from these amendments is more appropriate for a subsidiary of a public company.

In addition to revising its governance structure, the proposed amendment and restatement of MasterCard International’s certificate of incorporation and bylaws will eliminate the special assessment right of MasterCard International and address additional miscellaneous matters.

Special Assessments. The proposed amendments and restatements remove provisions granting MasterCard International the right to impose special assessments upon its members for all or any portion of MasterCard International’s expenses and liabilities arising out of extraordinary events, such as settlements or judgments in major litigations and catastrophic occurrences that may cause significant risk or damage to MasterCard International and MasterCard Incorporated. MasterCard International’s right to impose assessment on its members (other than MasterCard Incorporated) for expenses and liabilities that relate to ordinary activities of MasterCard International will remain unchanged.

Governance Amendments. The proposed governance amendments, among other things, remove governance rights of members of MasterCard International (other than MasterCard Incorporated), establish new quorum requirements and remove supermajority requirements for certain decisions of the board of directors of MasterCard International, provide that a European Board will manage certain aspects of MasterCard International’s European operations (consistent with the proposed changes for MasterCard Incorporated) and revise the termination provisions to allow termination of members who violate the beneficial ownership limitations set forth in the proposed Amended and Restated Certificate of Incorporation of MasterCard Incorporated.

Miscellaneous. The miscellaneous amendments include, among other things, a clarification of the scope of the limitation on subjecting private property of members to the payment of debts of MasterCard International that is consistent with the foregoing provisions.

See “Proposal 3—Approve the Amended and Restated Certificate of Incorporation of MasterCard International” and “Proposal 4—Approve the Amended and Restated Bylaws of MasterCard International,” for an overview of the proposed amendments and restatements of MasterCard International’s certificate of incorporation and bylaws. For complete information, we refer you to the proposed Amended and Restated Certificate of Incorporation and the proposed Amended and Restated Bylaws of MasterCard International, each of which has been marked to show all changes from the certificate of incorporation and bylaws of MasterCard International currently in effect, that are included as Annex E and Annex F, respectively, to this Proxy Statement.

Procedures for Amending and Restating the Certificate of Incorporation and Bylaws of MasterCard International

As explained below in “Proposal 3—Approve the Amended and Restated Certificate of Incorporation of MasterCard International” and “Proposal 4—Approve the Amended and Restated Bylaws of MasterCard

International,” the vote of the holders of the Company’s class A redeemable shares is required for the adoption of the amended and restated certificate of incorporation and bylaws of MasterCard International. If our stockholders approve the amendment and restatement of MasterCard International’s certificate of incorporation and the other Proposals upon which the adoption of the amendment and restatement is conditioned, MasterCard International intends to file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State immediately prior to the consummation of the proposed initial public offering. The amendment and restatement will become effective on the date the filing is accepted by the Delaware Secretary of State. If approved, the amendment and restatement of MasterCard International’s bylaws will become effective upon the effectiveness of MasterCard International’s Amended and Restated Certificate of Incorporation. Please note, however, that the proposed amendments and restatements of the certificate of incorporation and the bylaws of MasterCard International may be abandoned by MasterCard International, without further action by our stockholders, at any time before or after the Special Meeting if for any reason the board of directors of MasterCard International deems it advisable.

MasterCard Incorporated 2006 Long Term Incentive Plan (Proposal 5)

We believe that our success depends in large part on our ability to attract and retain highly qualified employees, who are motivated to put forth maximum effort on behalf of MasterCard and its stockholders. The purpose of the MasterCard Incorporated 2006 Long Term Incentive Plan is to promote our long-term financial success and increase stockholder value by allowing participants to share in the growth and success of MasterCard through ownership in MasterCard and other long-term incentives. We believe that the MasterCard Incorporated 2006 Long Term Incentive Plan, if adopted, will serve as a tool to better align the incentives of our management with those of our stockholders and to attract, retain and motivate our employees. For complete information, we refer you to the full text of the form of the MasterCard Incorporated 2006 Long Term Incentive Plan, which is included in this proxy statement as Annex G.

PROPOSAL 1

ADOPT THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Amendment and Restatement of the Company’s Certificate of Incorporation

To implement the new ownership and governance structure discussed above, we are proposing to amend and restate the Company’s existing certificate of incorporation (the “Old Certificate of Incorporation”). The following table summarizes material changes in your rights that will result if the Company were to adopt the proposed Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”), thereby reclassifying its existing capital stock, and to pursue an initial public offering of the new Class A Common Stock. This summary does not purport to be complete or to cover all aspects in which your rights as an existing stockholder may differ from your rights after the consummation of the transactions. For complete information, you should read the full text of the New Certificate of Incorporation included as Annex A to this Proxy Statement. For purposes of comparison, the full text of the Old Certificate of Incorporation is included in this Proxy Statement as Annex B.

Under the proposed new ownership and governance structure, general voting power will rest with the holders of the new Class A Common Stock and not with our existing stockholders. Due to the ownership limitations in the New Certificate of Incorporation, our existing stockholders may not beneficially own the new Class A Common Stock. Instead, our existing stockholders will receive Class B Common Stock and Class M Common Stock in the reclassification. Class B Common Stock is non-voting, except as may be required by Delaware law, and Class M Common Stock is generally non-voting, except that its holders have the right to elect up to three of our directors (but not more than one quarter of all directors) and to approve specified significant corporate actions.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Capital Stock

Common Stock

The provisions of the Company’s Old Certificate of Incorporation authorize the issuance of 275 million shares of class A redeemable common stock, par value $.01 per share, 25 million shares of class B convertible common stock, par value $.01 per share and 75 million shares of class C common stock, par value $.01 per share.	The provisions of the Company’s New Certificate of Incorporation will authorize the issuance of 3,000,000,000 shares of Class A Common Stock, par value $.0001 per share, 1,200,000,000 shares of Class B Common Stock, par value $.0001 per share and 1,000,000 shares of Class M Common Stock, par value $.0001 per share.

Preferred Stock

The Company’s Old Certificate of Incorporation does not authorize the issuance of shares of preferred stock.	The provisions of the Company’s New Certificate of Incorporation will authorize the issuance of 300,000,000 shares of preferred stock.

Stockholder Meetings

Voting Rights

Each share of class A redeemable common stock entitles its holder to one vote per share held of record on all matters submitted to a vote of stockholders of the Company.	Each share of Class A Common Stock will entitle its holder to one vote per share. As described below under “—Beneficial Ownership Limitations,” members of MasterCard International and certain other persons are prohibited from holding Class A Common Stock.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

The following items require the approval of the holders of a majority of the outstanding shares of class A redeemable common stock:

•      (i) altering the Company’s status as a stock corporation, (ii) amendment of the certificate of incorporation to authorize the Company to issue any stock other than class A redeemable common stock, class B convertible common stock, or class C common stock, (iii) approval of the sale, lease or exchange of all or substantially all of the assets of the Company or all or substantially all of the assets of MasterCard International, (iv) the consummation of any merger or consolidation of the Company or MasterCard International with another corporation, or (v) the undertaking of an initial public offering of any class of the Company’s equity securities;

•      the consent of the company as Class B member of MasterCard International to certain proposed amendments to the certificate of incorporation or the bylaws of MasterCard International.

At all times, each holder of class A redeemable and class B convertible common stock, together with its affiliates, will be subject to a 7% voting limitation in the election of directors regardless of the number of shares owned.

All outstanding shares of class B convertible common stock were converted into shares of class A redeemable common stock as of July 1, 2005.

The Company has not issued any shares of class C common stock.

Except as may be required by Delaware law, holders of Class B Common Stock and Class M Common Stock will not be entitled to vote and will have no voting power. Notwithstanding the foregoing, in addition to any other vote required by law, the following items will require a majority of the votes cast thereon by the holders of the Class M Common Stock, voting separately as a class:

•      the sale, lease or exchange of all or substantially all of the assets of the Company or any of its subsidiaries, in each case, which requires stockholder approval under the General Corporation Law of the State of Delaware, or any sale, lease or exchange of all or substantially all of the assets of MasterCard International;

•      the consummation of any merger or consolidation of the Company or of MasterCard International, in each case, (a) with any other corporation or entity prior to the date that is twenty years and eleven months after the date of the consummation of the initial public offering, or (b) with (i) any competitor, (ii) any member of MasterCard International or (iii) any financial institution that is eligible to become a member;

•      any amendment or modification of the New Certificate of Incorporation to authorize the issuance of capital stock other than Class A Common Stock, Class B Common Stock, Class M Common Stock or preferred stock prior to the date that is twenty years and eleven months after the date of the consummation of the initial public offering;

•      for the Company to cease to engage in the business of processing core network authorization, clearing and settlement services for branded payment card transactions;

•      any alteration, amendment or repeal of any provision of the New Certificate of Incorporation that would have the effect of permitting (1) any person to beneficially own (a) shares of Class A Common Stock representing more than 15% of the aggregate outstanding shares or voting power of Class A Common Stock, (b) shares of any other class or series of stock of the Company entitled to vote generally in the election of directors (which, for the avoidance of doubt, shall not include Class M Common Stock) (“other voting stock”) representing more than 15% of the

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

aggregate outstanding shares or voting power of such class or series, or (c) shares of Class A Common Stock and/or other voting stock representing more than 15% of the aggregate voting power of all of the Company’s then outstanding shares of stock entitled to vote at an election of directors, voting as a single class, or (2) any member or former member of MasterCard International, or person that is an operator, member or licensee of any competing general purpose payment card system, or any affiliate of such person, to beneficially own any share of Class A Common Stock or any other voting stock;

•      any alteration, amendment or repeal of the requirement in the New Certificate of Incorporation that the Board of Directors be comprised of three to twelve directors, of which up to three directors (but not more than one quarter of all directors) shall be elected by the holders of Class M Common Stock or of the director qualifications discussed below in “—Director Qualifications” or the voting requirement for removal of Class M directors without cause or of any provision in the bylaws that is to the same effect;

•      any alteration, amendment, or repeal of any of the above listed approval rights of the Class M Common Stock or of the global proxy calculation used to determine the number of votes to which each holder of Class M Common Stock is entitled, or of any provision in the bylaws that is to the same effect.

In addition, the holders of the Class M Common Stock will have the right to elect up to three of the Company’s directors, provided that the total number of Class M directors shall not exceed one quarter of all directors. The holders of Class M Common Stock, collectively, will have the right to cast 1,000 votes in any vote of the holders of that class. Each holder of Class M Common Stock will be entitled to the number of votes that is equal to the product of 1,000 multiplied by the holder’s global proxy calculation, which is a fraction that is determined annually by a formula based on the relative level of revenues and transaction volume the Company generates from such holder. The sum of the global proxy calculations for all the holders of Class M Common Stock is one.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Global Proxy Calculation Formula

The global proxy calculation formula is set forth in the Company’s existing bylaws and is being used to determine the ownership percentage that each stockholder must maintain.

Each stockholder must hold no less than 75% and no more than 125% of the percentage represented by the stockholder’s most recent global proxy calculation.

The Company will move the global proxy calculation formula from the Company’s existing bylaws to its New Certificate of Incorporation. While the formula itself will not change, the global proxy calculation in the New Certificate of Incorporation will be used to determine the voting rights of each holder of Class M Common Stock instead of determining the required ownership percentage. Each such holder, without regard to the number of shares of Class M Common Stock held by such holder, will be entitled to that number of votes or fraction thereof that equals the product of 1,000 multiplied by the holder’s global proxy calculation.

The New Certificate of Incorporation will not require any stockholder to hold shares within a specified range of its most recent global proxy calculation. Accordingly, no specific ownership levels of the Company’s stock will be required to be maintained by the members of MasterCard International or the Company’s other stockholders.

Action by Written Consent

The Company’s existing bylaws provide that stockholders may take action without a meeting by written consent.	The provisions of the Company’s New Certificate of Incorporation will prohibit stockholder action by written consent for the holders of Class A Common Stock. Holders of Class B and Class M Common Stock are not prohibited from acting by written consent.

Distributions and Dividends

The Company’s Old Certificate of Incorporation provides that the holders of shares of class A redeemable and class B convertible common stock are entitled to share ratably in dividends or distributions, if and when dividends or distributions are declared by the Board of Directors of the Company at its discretion.

The provisions of the Company’s New Certificate of Incorporation will provide that holders of Class A Common Stock and Class B Common Stock share equally (on a per share basis) in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding preferred stock and to the distinction that any stock dividends will be paid in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock.

Holders of Class M Common Stock will not be entitled to receive dividends or distributions.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Liquidation Rights

The Company’s Old Certificate of Incorporation does not address liquidation rights.

The provisions of the Company’s New Certificate of Incorporation will provide that upon liquidation, dissolution or winding-up of the Company, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably the assets available for distribution to stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Holders of Class M Common Stock will not be entitled to receive any assets upon a liquidation, dissolution or winding-up.

Redemption Rights

The Company’s existing bylaws provide that if a stockholder of the Company ceases to be a Class A member of MasterCard International, the Company may, at its option, redeem that stockholder’s shares for the book value based on the Company’s financial statements most recently filed with the SEC. If the Company does not redeem the stockholder’s shares, the stockholder will be required to offer the unpurchased shares to the other stockholders.

The provisions of the New Certificate of Incorporation will provide for the redemption of Class B Common Stock in connection with the initial public offering and, in certain circumstances, in connection with a subsequent public offering.

Following the initial public offering of Class A Common Stock, the Company will be required to redeem that number of shares of Class B Common Stock that is equal to the aggregate number of shares of Class A Common Stock issued in this offering (including any shares sold pursuant to the underwriters’ option to purchase additional shares) and to The MasterCard Foundation. The number of shares to be redeemed from each of the Company’s existing stockholders will be ratable to their respective ownerships. The redemption price per share to be received by the Company’s existing stockholders outside the United States (the “Non-U.S. Stockholders”) will equal the quotient of (A) the product of (x) the aggregate cash proceeds that the Company received in the initial public offering (including any shares sold pursuant to the underwriters’ option to purchase additional shares), net of underwriting discounts and commissions and other offering-related expenses (the “Net Cash Proceeds”), multiplied by (y) the fraction obtained by dividing the aggregate number of shares of Class B Common Stock then held by the Non-U.S. Stockholders by the total number of shares of Class B Common Stock then outstanding, divided by (B) the aggregate number of shares of Class B Common Stock that is being redeemed from the Non-U.S. Stockholders. The redemption price per share to be

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

received by the Company’s existing stockholders in the United States (the “U.S. Stockholders”) will be lower than the redemption price to be received by the Non-U.S. Stockholders and will equal the quotient of (A) the remainder of (x) the Net Cash Proceeds minus (y) the aggregate redemption price to be received by the Non-U.S. Stockholders minus (z) $650 million, divided by (B) the aggregate number of shares of Class B Common Stock that is being redeemed from the U.S. Stockholders; provided, however, that if such calculation results in a negative number, the redemption price per share to be received by the U.S. Stockholders will equal zero.

If the underwriters in the initial public offering do not exercise in full their option to acquire additional shares in connection with the initial public offering, the Company will be required under the New Certificate of Incorporation, subject to applicable law and the Board of Directors’ fiduciary duties, to conduct a subsequent public offering of shares of Class A Common Stock prior to the 2007 annual meeting and redeem pro rata that number of shares of Class B Common Stock that is equal to the aggregate number of shares of Class A Common Stock that the Company has issued in the subsequent public offering. The number of shares of Class B Common Stock to be redeemed will be reduced to the extent that the redemption would otherwise result in a number of shares of Class B Common Stock outstanding immediately following such redemption being less than 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the date of the redemption. The redemption price will be payable in cash in an amount equal to the price per share of Class A Common Stock that the Company receives in the subsequent public offering, net of underwriting discounts and commissions and other offering related expenses.

Except as described above and below in “—Beneficial Ownership Limitations,” shares of Class B Common Stock are not redeemable.

Shares of Class M Common Stock and, except as described below in “—Beneficial Ownership Limitations,” shares of Class A Common Stock are not redeemable.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Conversion Rights

As of July 1, 2005, all shares of class B convertible common stock automatically converted into class A redeemable common stock.

Shares of class A redeemable common stock are not convertible into any other class of capital stock.

Subject to the provisions of the Company’s New Certificate of Incorporation that will prohibit the members and former members of MasterCard

International, and persons that are an operator, member or licensee of any general purpose payment card system that competes with the Company, and any affiliates of any such persons, from owning any share of Class A Common Stock or any other class or series of the Company’s stock with general voting power and certain other conditions, any holder of Class B Common Stock may at any time and from time to time commencing on the fourth anniversary of the consummation of the initial public offering, at such holder’s option, convert all or any portion of such holder’s shares of Class B Common Stock into an equal number of shares of Class A Common Stock in connection with a transfer of these shares to a permitted owner.

In addition, as described below in “—Beneficial Ownership Limitations,” members of MasterCard International may in certain circumstances be permitted to acquire shares of Class A Common Stock to maintain their aggregate ownership level of MasterCard Incorporated. Shares of Class A Common Stock acquired pursuant to this exception will automatically convert into an equal number of shares of Class B Common Stock upon the acquisition thereof by the member.

Shares of Class M Common Stock and, except as described below in “—Beneficial Ownership Limitations,” shares of Class A Common Stock are not convertible into any other class of the Company’s capital stock.

Right of First Refusal

The Company’s Old Certificate of Incorporation does not contain a right of first refusal provision.	For so long as the outstanding shares of Class B Common Stock represent 15% or more of the aggregate outstanding shares of the Company’s Class A Common Stock and Class B Common Stock, before converting shares to Class A Common Stock, a holder of shares of Class B Common Stock must first offer any shares of Class B Common Stock that such holder wishes to convert to the member financial institutions of MasterCard International. The shares can only be converted if they are not being purchased by another member.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Beneficial Ownership Limitations

The Company’s Old Certificate of Incorporation provides that no stockholder of the Company, together with its affiliates, may own more than 15% of the Company’s outstanding voting stock, without approval of at least two-thirds of the members of the Board of Directors.

Class A Common Stock and Other Voting Stock. Subject to limited exceptions, the New Certificate of Incorporation will prohibit any person from beneficially owning (a) shares of Class A Common Stock representing more than 15% of the aggregate outstanding shares or voting power of Class A Common Stock or (b) shares of any other class or series of stock of the Company entitled to vote generally in the election of directors (which, for the avoidance of doubt, shall not include Class M Common Stock) (“other voting stock”) representing more than 15% of the aggregate outstanding shares or voting power of such class or series, or (c) shares of Class A Common Stock and/or other voting stock representing more than 15% of the aggregate voting power of all of the Company’s then outstanding shares of stock entitled to vote at an election of directors, voting as a single class. In addition, no member or former member of MasterCard International, or person that is an operator, member or licensee of any general purpose payment card system that competes with the Company, or an affiliate of such a person, may beneficially own any share of Class A Common Stock or other voting stock.

If any attempted transfer of Class A Common Stock or other voting stock would, if effective, result in a violation of the ownership limitations discussed above, then the proposed transferee will not acquire any rights with respect to such shares, including any voting rights or dividend rights. In addition, any such attempted transfer of Class A Common Stock or other voting stock will cause the number of shares causing the violation (rounded to the next highest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The proposed transferee will not benefit economically from ownership of any shares of Class A Common Stock or other voting stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of Class A Common Stock or other voting stock held in the trust.

Class B Common Stock. Shares of Class B Common Stock may be held only by a member of MasterCard International, by the Company or by the Company’s directors, officers or employees. Any transfer that would result in a violation of this ownership limitation will be void. The Company may redeem

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

any shares of Class B Common Stock held by a person prohibited from holding such shares. In addition, subject to limited exceptions, the New Certificate of Incorporation will also prohibit any person from beneficially owning more than 15% of the aggregate outstanding shares of Class B Common Stock otherwise than as a direct result of a decrease in the number of shares of Class B Common Stock outstanding. If any attempted transfer of Class B Common Stock would, if effective, result in a violation of the ownership limitation discussed above, then the proposed transferee will not acquire any rights with respect to such shares, including any voting rights or dividend rights. Any shares of Class B Common Stock owned in violation of this limitation may be redeemed by the Company.

Notwithstanding the foregoing, if at any time when shares of Class M Common Stock remain outstanding, the number of shares of Class B Common Stock outstanding at the end of any fiscal quarter is less than 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding at such date, the members of MasterCard International will be permitted to acquire that number of additional shares of Class A Common Stock that would result in the holders of Class B Common Stock, collectively, holding 41% of the total outstanding shares of Class A Common Stock and Class B Common Stock. Any shares of Class A Common Stock that are acquired by a member pursuant to this exception will automatically convert into an equal number of shares of Class B Common Stock upon the acquisition thereof by the member. Our New Certificate of Incorporation provides that our Board of Directors may establish binding procedures for the exercise of these acquisition rights by members, including, without limitation, procedures relating to the periodicity of such acquisitions and the allocation among the members of the permission to acquire additional shares. While our Board of Directors has not yet established procedures for the exercise of these member acquisition rights, we expect to determine the number of shares of Class A Common Stock that members will be permitted to acquire on a quarterly basis based on our published financial statements and that any such acquisitions would be executed by members through open market or other secondary transactions rather than through any primary issuances by us.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Retirement of Class M Common Stock

The Company’s Old Certificate of Incorporation does not have a similar class of common stock currently in existence or any similar provisions.	The provisions of the Company’s New Certificate of Incorporation will provide that if any outstanding share of Class M Common Stock ceases to be held by a Class A member of MasterCard International, such share shall automatically be transferred to the Company and then retired. In addition, all outstanding shares of Class M Common Stock shall automatically be transferred to the Company and retired and unavailable for issue or reissue, and the Company shall not have the authority to issue additional shares of Class M Common Stock, upon the earliest to occur of (i) the approval of the retirement by the affirmative vote of at least a majority of the votes cast by the holders of Class M Common Stock, voting as a class and (ii) the day on which the outstanding shares of Class B Common Stock represent less than 15% of the total outstanding shares of Class A Common Stock and Class B Common Stock.

Board of Directors

Size of Board of Directors

The size of the Board of Directors is currently addressed in the bylaws and not the certificate of incorporation. The Company’s existing bylaws provide that the Board of Directors of the Company shall consist of such number of persons, as shall be determined by the Board of Directors from time to time. The Board of Directors currently has 18 members.	The provisions of the Company’s New Certificate of Incorporation will provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but must consist of not less than three or more than twelve directors. The Board of Directors may also appoint one person, who has previously served on the Board of Directors and who is not a director, officer, employee or other representative of a member of MasterCard International, to be a non-voting advisor to the Board of Directors. The Board of Directors will appoint a director elected by the holders of our Class A Common Stock to serve as a liaison between the Board of Directors of the Company and the board of directors of The MasterCard Foundation to coordinate and facilitate communications with The MasterCard Foundation.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Board of Directors

Director Qualifications

The Company’s Old Certificate of Incorporation provides that no more than one-third of the number of members of the Board of Directors shall consist of persons who are directors, officers or employees of, or consultants to, stockholders designated as being part of a particular region of the Company. The existing bylaws contain additional qualifications and provide that no individual may serve as a director of the Company or of any regional board if that individual is also a director (including a regional board director), officer or other employee of or consultant to a competitor of the Company, or if that individual is a director, officer or other employee of or consultant to an institution that is represented on the Board of Directors or U.S. regional Board of Directors of a competitor.	The provisions of the Company’s New Certificate of Incorporation will provide that, with the exception of the up to three directors (but not more than one quarter of all directors) to be elected by the holders of the Company’s Class M Common Stock, any person who is or has been during the prior three years a director, officer, employee or agent of, or represents or is otherwise affiliated with, or otherwise has any business relationship that is material to such person with, a member or former member of MasterCard International or an operator, member, or licensee of any competing general purpose payment card system, or any affiliate of such person, may not serve as a director of the Company. Accordingly, our Board of Directors will no longer be comprised of representatives of the member financial institutions of MasterCard International, except to the extent that such representatives are elected to serve as Class M Directors.

No more than one Class M director may be a director, officer, employee, agent or representative of any single Class A member of MasterCard International or any affiliate thereof. The New Certificate of Incorporation will provide that no Class M director may serve as Chairman of the Board of Directors. In addition, no more than one Class M director may serve on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee (or any Executive Committee), and no Class M director shall participate in the process of nominating any person to serve as a director of the Company (unless such person is being nominated to serve as a Class M director or is the Chief Executive Officer of the Company) or selecting any person to serve as a director of The MasterCard Foundation. No officer may serve as Chairman of the Board of Directors unless the election or appointment of such officer to serve as Chairman is approved by the affirmative vote of at least 75% of the entire Board of Directors.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

In addition, no director shall be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with, The MasterCard Foundation, or have been a director, officer, employee or agent of, or represented or been affiliated with, The MasterCard Foundation during the prior three years or otherwise have any business relationship with The MasterCard Foundation that is material to such person. No director shall be a director, regional board director, officer, employee or agent of or represent (1) an entity that owns and/or operates a payment card program competitive with the Company’s comparable card programs, as determined by the Board of Directors (a “Competitor”) or (2) an institution that is represented on any board of a Competitor.

The provisions of the Company’s New Certificate of Incorporation will further provide that, to the extent practicable and subject to the Board of Director’s fiduciary duties, the directors to be nominated for election by the holders of the Class A Common Stock (other than the Chief Executive Officer) will reflect the geographic diversity and global profile of the Company and that the citizenships and residences of these directors will reflect the geographic regions in which the Company operates in a manner approximately proportionate to the Company’s business activity as reflected in the global proxy calculation formula. Similarly, the Company’s New Certificate of

Incorporation will provide that, to the extent practicable and subject to the Board of Director’s fiduciary duties, the directors to be nominated for election by the holders of shares of Class M Common Stock will include one citizen and resident of a country in, or director, officer, employee, agent or representative of a member of MasterCard International designated as belonging to, the Company’s Americas regions, one citizen and resident of a country in, or director, officer, employee, agent or representative of a member of MasterCard International designated as belonging to, the Company’s Europe region and citizen and resident of a country in, or director, officer, employee, agent or representative of a member of MasterCard International designated as belonging to, the Company’s Asia Pacific/Middle East/Africa region.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Supermajority Approval Requirements for Board of Directors

Under the Company’s Old Certificate of Incorporation, several matters require the approval of either two-thirds or 75% of the members of the Board of Directors present at a meeting, such as certain amendments to the certificate of incorporation, mergers, consolidations, asset sales, permission to exceed the 15% stock ownership limitation, consent to certain proposed amendments to MasterCard International’s certificate of incorporation and bylaws, the issuance of class C common stock, amendments to the global proxy calculation, changes to the Company’s status as a stock corporation, changes to the percentage ownership limitation and the undertaking of an initial public offering.	Except as described below under “— Regional Boards; European Board,” the Company’s New Certificate of Incorporation will not contain similar supermajority voting provisions for directors.

Classified Board of Directors

The Company’s Old Certificate of Incorporation does not provide for a classified board. The Board of Directors is currently elected annually for a one year term.	The provisions of the Company’s New Certificate of Incorporation will provide that commencing with the first annual meeting after the filing of the New Certificate of Incorporation, the Board of Directors will be divided into three classes. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors. No more than one Class M director shall be allocated to any single class of directors.

Removal of Directors

The Company’s Old Certificate of Incorporation does not have a provision relating to the removal of directors.	The provisions of the Company’s New Certificate of Incorporation will provide that, except for the directors elected by the holders of Class M Common Stock, directors may be removed only for cause, and only upon the affirmative vote of holders of at least 80% in voting power of all the shares of stock then entitled to vote in an election of directors, voting together as a single class. The directors elected by the holders of Class M Common Stock may be removed, without cause, by the holders of Class M Common Stock.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Quorum

The presence of not less than a majority of the total number of directors entitled to vote at any meeting shall be necessary and sufficient to constitute a quorum.	A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire board) will constitute a quorum for the transaction of business, so long as a majority of the directors that are present are neither Class M directors nor officers of the Company.

Limitation of Liability of Directors

The Company’s Old Certificate of Incorporation provides that, subject to certain exceptions, no director will have any personal liability to the Company or its members for monetary damages for any breach of fiduciary duty as a director.	The Company’s New Certificate of Incorporation will include a provision that eliminates the personal liability of directors and members of the European Board for monetary damages for any breach of fiduciary duty in such capacity, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware.

Regional Boards; European Board

The Company’s Old Certificate of Incorporation does not have a provision relating to a European or other regional board, however, the existing bylaws provide that the Board of Directors may establish one or more regional boards of directors and delegate authority over a variety of matters to these regional boards. The Board of Directors has designated regional boards of directors covering each of Asia/Pacific, Canada, Europe, Latin America and the Caribbean, South Asia/Middle East/Africa, and the United States.

Upon the effectiveness of the New Certificate of Incorporation, the existing regional boards (with the exception of the European Board) will no longer exercise any authority over the business or affairs of the Company, although representatives of the members of MasterCard International will continue to serve on global and regional panels that will act in an advisory capacity to the Company.

The New Certificate of Incorporation will provide that the following specified aspects of the Company’s operations in Europe will be managed by or under the direction of a European Board comprised of representatives of the Company’s European members elected by the holders of the Class M Common Stock with their principal operations in Europe: (i) review of applications for membership (subject to guidelines established by the Board of Directors from time to time); (ii) fines (subject to guidelines established by the Board of Directors from time to time); (iii) intraregional operating rules (subject to guidelines established by the Board of Directors from time to time); (iv) assessments and fees to the extent that such assessments and fees do not have an exclusionary effect (subject to guidelines established by the Board of Directors from time to time); (v) intraregional product and enhancement development to the extent that the development initiatives do not relate to competitively sensitive matters; (vi) annual expense budget; (vii) surplus funds; and (viii) affinity and co-branding rules.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

The New Certificate of Incorporation will also provide that the Board of Directors, acting with at least a 75% majority, may withdraw the authority granted to the European Board in its entirety and may terminate the existence of the European Board if the holders of the Class M Common Stock with their principal operations in the Company’s Europe region approve such withdrawal and termination by a majority of votes cast. In addition, the Board of Directors, acting with at least a 75% majority, may permanently withdraw from the European Board any specific authority granted to the European Board. In addition, the Board of Directors, acting with a two-thirds majority, may override any decision or otherwise temporarily assume any authority granted to the European Board. Finally, the Board of Directors, acting with a simple majority, may override any decision or otherwise temporarily assume any authority of the European Board if, in the Board of Directors’ sole judgment and discretion, any action or failure to take action by the European Board (1) could subject the Company or any of its subsidiaries to the risk of legal or regulatory liability, (2) would be contrary to the Company’s global strategy, (3) would be reasonably likely to have an effect outside Europe or on U.S. commerce or (4) relates to any matter outside of the authority granted to the European Board.

Any director on the Board of Directors elected by the holders of our Class M Common Stock who is designated as a director from our Europe region will be a member of the European Board. The remaining members of the European Board will be elected by the holders of the Class M Common Stock with their principal operations in the Company’s Europe region at every second annual meeting of stockholders, to hold office for two year terms.

The Nominating and Corporate Governance Committee of the Board of Directors will nominate individuals for election as members of the European Board. No member of the European Board may be a director, regional board director, officer, employee or agent of, or represent a competitor or an institution that is represented on any board of a competitor. The initial members of the European Board will be members of the Company’s existing European regional board who satisfy this eligibility requirement.

Provisions of the Old Certificate of Incorporation	Provisions of the Proposed New Certificate of Incorporation

Upon the effectiveness of the New Certificate of Incorporation, the existing regional boards (with the exception of the European Board) will no longer exercise any authority over the business or affairs of the Company, although representatives of the Company’s members will continue to serve on global and regional panels that will act in an advisory capacity to the Company.

Indemnification

The Company’s Old Certificate of Incorporation provides that the Company must indemnify, to the full extent permitted by the General Corporation Law of the State of Delaware, all persons whom the Company may indemnify pursuant thereto.	The Company’s New Certificate of Incorporation will provide that the Company must indemnify our directors, any non-voting advisor to the Board of Directors, the Company’s officers and the members of our European Board to the fullest extent authorized by the General Corporation Law of the State of Delaware. The Company is expressly authorized to carry directors’ and officers’ insurance for the benefit of the Company’s directors, officers and certain employees.

Amendments

The Company’s Old Certificate of Incorporation provides that certain provisions may not be modified and amended without the approval of at least 75% of the members of the Board of Directors present at a meeting.	The provisions of the Company’s New Certificate of Incorporation will provide that the alteration, amendment or repeal of certain provisions require, in addition to any other vote required by law or the New Certificate of Incorporation, the affirmative vote of the holders of at least 80% in voting power of all outstanding shares of the Company then entitled to vote for the election of directors (not including shares of Class M Common Stock). In addition, certain amendments require the affirmative vote of a majority of votes cast by the holders of the Class M Common Stock, voting separately as a class. See also “—Stockholder Meetings—Voting Rights” above.

Amendment and Restatement of the Company’s Bylaws

In connection with the proposed changes to our ownership and governance structure, the Board of Directors has also approved amendments to the Company’s existing bylaws (the “Old Bylaws”). Under the terms of the Old Certificate of Incorporation and the Old Bylaws, the Company’s directors have the power to amend the Company’s bylaws without stockholder approval. As a result, separate approval by our stockholders is not required to adopt the Amended and Restated Bylaws (the “New Bylaws”). A description of the New Bylaws is included in this Proxy Statement for information purposes only. The New Bylaws will become effective at the time the New Certificate of Incorporation becomes effective. This summary does not purport to be complete or to cover all aspects in which your rights as an existing stockholder may differ from your rights after the consummation of the transactions. For complete information, you should read the full text of the New Bylaws, included as Annex C to this Proxy Statement. For purposes of comparison, the full text of the Company’s Old Bylaws is included in this Proxy Statement as Annex D.

Provisions of the Old Bylaws	Provisions of the Proposed New Bylaws

Stockholder Meetings

Special Meetings

Pursuant to the Company’s Old Bylaws, in addition to the chairman of the Board of Directors, the president and chief executive officer and the secretary (upon the written request of at least 33 1/3% of the Board of Directors) and the holders of at least 25% of all outstanding shares may call a special meeting of stockholders.	The New Bylaws will provide that special meetings of the stockholders may only be called by or at the direction of the Board of Directors, the chairman of the Board of Directors or the chief executive officer of the Company.

Board of Directors

Director Qualifications

The Company’s Old Bylaws further require that not more than two representatives from any one Class A member of MasterCard International, including its affiliates, shall serve on the Board of Directors.	In addition to the other qualifications described above under “Amendment and Restatement of the Company’s Certificate of Incorporation—Board of Directors—Director Qualifications,” the New Bylaws will require, as a qualification for election and service as a director of the Company, that each director of the Company shall also serve as a director on the board of MasterCard International. The new Bylaws will provide that no Class M director may serve as Chairman of the Board of Directors. In addition, no more than one Class M director may serve on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee (or any Executive Committee), and no Class M director shall participate in the process of nominating any person to serve as a director of the Company (unless such person is being nominated to serve as a Class M director or is the Chief Executive Officer of the Company) or selecting any person to serve as a director of The MasterCard Foundation. No officer may serve as Chairman of the Board of Directors unless the election or appointment of such officer to serve as Chairman is approved by the affirmative vote of at least 75% of the entire Board of Directors.

Provisions of the Old Bylaws	Provisions of the Proposed New Bylaws

Supermajority Approval Requirements for Board of Directors

The Company’s Old Bylaws provide that certain matters require the approval of either 66 2/3% or 75% of the members of the Board of Directors present at a meeting.	As noted above, the Company’s New Bylaws will provide that no officer may serve as Chairman of the Board of Directors unless the election or appointment of such officer to serve as Chairman is approved by the affirmative vote of at least 75% of the entire Board of Directors. See also “Amendment and Restatement of the Company’s Certificate of Incorporation—Board of Directors—Supermajority Approval Requirements for Board of Directors” above.

Indemnification of Officers and Directors

The Old Bylaws provide for the indemnification of the Company’s directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware.	The indemnification provision will be included in the New Certificate of Incorporation and will not be part of the New Bylaws. See “Amendment and Restatement of the Company’s Certificate of Incorporation—Indemnification” above.

Global Proxy Calculation Formula

The global proxy calculation formula is set forth in the Old Bylaws and is being used to determine the ownership percentage that each stockholder must maintain.

Each stockholder must hold no less than 75% and no more than 125% of the percentage represented by the stockholder’s most recent global proxy calculation.

The Company will move the global proxy calculation formula from the Company’s existing bylaws to its New Certificate of Incorporation. The global proxy calculation in the New Certificate of Incorporation will be used to determine the voting rights of each holder of Class M Common Stock instead of determining the required ownership percentage, but the formula itself will not change. Each such holder, without regard to the number of shares of Class M Common Stock held by such holder, will be entitled to that number of votes or fraction thereof that equals the product of 1,000 multiplied by the holder’s global proxy calculation.

The New Certificate of Incorporation will not require any stockholder to hold shares within a specified range of its most recent global proxy calculation. Accordingly, no specific ownership levels of the Company’s stock will be required to be maintained by the members of MasterCard International or our other stockholders.

Regional Boards

The Old Bylaws provide that the Board of Directors may establish one or more bodies to act as regional boards. The Company currently has six regional boards.	Following the adoption of the New Bylaws, the Company’s existing regional boards, with the exception the European Board described above, will no longer exercise any authority over the Company’s business, although representatives of MasterCard International’s members will continue to serve on global and regional panels that will act in an advisory capacity to the Company.

Provisions of the Old Bylaws	Provisions of the Proposed New Bylaws

Amendments

The Old Bylaws provide that certain provisions of the Old Bylaws may be modified and amended by the affirmative vote of the majority of the entire board, provided that amendments to certain provisions require the approval of either 66 2/3 or 75% of the members of the Board of Directors present at a meeting.	The provisions of the New Bylaws will provide that the bylaws may be amended or repealed at any meeting of the Board of Directors or the stockholders, provided that the bylaws may be amended by the stockholders only by a vote of 80% or more of all of the outstanding shares then entitled to vote at an election of directors (which, for the avoidance of doubt, will not include shares of Class M Common Stock). In addition, the affirmative vote of at least 75% of the Board of Directors is required to amend the provision in the New Bylaws that requires that the appointment or election of one of the Company’s officers as chairman of our Board of Directors be approved by at least 75% of our Board of Directors.

Potential Anti-Takeover Effects of the Company’s Proposed Amended and Restated Certificate of Incorporation and Bylaws

To reduce the vulnerability of the Company to an unsolicited takeover proposal, the New Certificate of Incorporation and the New Bylaws contain provisions that will make it more difficult for a potential acquirer to acquire the Company by means of a transaction that is not negotiated with the Board of Directors. These provisions and Delaware law could delay or prevent entirely a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. The Board of Directors is not aware of any current effort to accumulate shares of the Company’s common stock or to otherwise obtain control of the Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of the Company.

Following is a description of the anti-takeover effects of certain provisions of the New Certificate of Incorporation of the Company and of the contemplated New Bylaws of the Company.

Beneficial Ownership Limitations

As described above, subject to limited exceptions, the New Certificate of Incorporation will prohibit any person from beneficially owning more than 15% of any of the Class A Common Stock, the Class B Common Stock or any other class or series of the Company’s stock entitled to vote, or more than 15% of the Company’s total voting power. In addition, no member or former member of MasterCard International, or any person that is an operator, member or licensee of any competing general purpose payment card system, or any affiliate of any such person, may beneficially own any share of Class A common stock or any other class or series of the Company’s stock entitled to vote generally in the election of directors (which, for the avoidance of doubt shall not include Class M common stock).

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of Class A Common Stock and/or Class B Common Stock or otherwise in their best interest.

Classified Board

The New Certificate of Incorporation provides that, commencing with the first annual meeting of stockholders after the New Certificate of Incorporation becomes effective, the Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board of Directors. In addition, the holders of the Class M Common Stock, voting separately as a class are entitled to elect a number of the Company’s directors that is equal to the lesser of (x) three and (y) 1/4 of the total number of directors that will be in office immediately following such election (rounded down to the nearest whole number). No more than one of the directors elected by the holders of the Company’s Class M Common Stock will be allocated to any one of the three classes of the Board of Directors. The New Certificate of Incorporation provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but must consist of not less than three or more than twelve directors.

Removal of Directors; Vacancies

Under the General Corporation Law of the State of Delaware, unless otherwise provided in a company’s certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. The New Certificate of Incorporation and Bylaws provide that, except for the directors elected by the holders of Class M Common Stock, directors may be removed only for cause, and only upon the affirmative vote of holders of at least 80% in voting power of all the shares of stock then entitled to vote at an election of directors, voting together as a single class. The directors elected by the holders of Class M Common Stock may be removed, without cause, by the holders of Class M Common Stock. In addition, the New Certificate of Incorporation and the New Bylaws also provide that any vacancies on the Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors who are not Class M directors, although less than a quorum. If the Board of Directors consists solely of Class M directors or a vacancy relates to a Class M directorship, the affirmative vote of the entire Board of Directors, including Class M directors, although less than a quorum, is required to fill any vacancy. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship (other than a Class M directorship) at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Company then entitled to vote at an election of directors (which, for the avoidance of doubt, shall not include shares of Class M Common Stock), voting together as a single class. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a Class M directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of Class M Common Stock, voting separately as a class.

No Cumulative Voting

The General Corporation Law of the State of Delaware provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. The New Certificate of Incorporation does not provide for cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

The New Certificate of Incorporation prohibits stockholder action by written consent by the holders of Class A Common Stock. It also provides that special meetings of the Company’s stockholders may be called only by or at the direction of the Board of Directors, the Company’s chief executive officer or the chairman of the Board of Directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The New Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. The New Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The General Corporation Law of the State of Delaware authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The New Certificate of Incorporation includes a provision that eliminates the personal liability of directors and members of the European Board for monetary damages for any breach of fiduciary duty in such capacity, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware.

The New Certificate of Incorporation provides that the Company must indemnify its directors, any non-voting advisor to the Board of Directors, the Company’s officers and the members of the Company’s European Board to the fullest extent authorized by the General Corporation Law of the State of Delaware. The Company is also expressly authorized to carry directors’ and officers’ insurance for the benefit of the Company’s directors, officers and certain employees. The Company believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the New Certificate of Incorporation and the New Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, the stockholders’ investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Supermajority Provisions

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The New Certificate of Incorporation provides that the provisions in the New Certificate of Incorporation addressing the following matters may be amended only by a vote of 80% or more of all of the outstanding shares of the Company’s capital stock then entitled to vote (not including shares of Class M Common Stock):

•	the amendment, alteration or repeal by our stockholders of any provisions of the bylaws;

•	the election and term of our directors, the composition of our Board of Directors, the director qualifications and the European Board;

•	the removal of directors;

•	the prohibition on Class A stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in our Board of Directors, the chairman of our board or our Chief Executive Officer; and

•	the amendment provision requiring that the above provisions be amended only with a 80% supermajority vote.

In addition, the New Certificate of Incorporation grants the Company’s Board of Directors the authority to amend and repeal the Company’s bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or the New Certificate of Incorporation. Notwithstanding the foregoing, the New Certificate of Incorporation also provides that our bylaws may be amended by the stockholders only by a vote of

80% or more of all of the outstanding shares then entitled to vote at an election of directors (which, for the avoidance of doubt, will not include shares of Class M Common Stock). In addition, the affirmative vote of at least 75% of the Board of Directors is required to amend the provision in the New Bylaws that requires that the appointment or election of one of the Company’s officers as chairman of our Board of Directors be approved by at least 75% of our Board of Directors.

Stock Ownership of The MasterCard Foundation

Following completion of this offering, The MasterCard Foundation is expected to own 13,500,047 shares of Class A Common Stock, representing approximately 10% of the Company’s equity and 18% of the Company’s general voting power (or 17% of the Company’s general voting power if the underwriters exercise their option to purchase additional shares in full). Under the terms of the donation, The MasterCard Foundation may not sell or otherwise transfer its shares of Class A Common Stock prior to the date that is twenty years and eleven months following the consummation of the initial public offering, except to the extent necessary to comply with charitable giving requirements under Canadian law starting on the fourth anniversary of the consummation of the initial public offering.

The five initial directors of The MasterCard Foundation will be selected by a three-member “blue ribbon” panel, subject to certain limited veto rights of the Nominating and Corporate Governance Committee of our new Board of Directors. The blue ribbon panel will be selected by Messrs. Boudreau and Falcones, two of our current directors, and Mr. Selander, our CEO, and be comprised of individuals who satisfy the independence requirements we propose to implement for service on our Board of Directors. Thereafter, the continuing directors of the Foundation will, in consultation with, but not under the control of, the Nominating and Corporate Governance Committee, select successors to become directors of the Foundation at the end of any director’s term of office or to fill any vacancy. The directors of the Foundation will be required to be independent of us and our members.

The ownership of Class A Common Stock by The MasterCard Foundation, together with the restrictions on transfer, could discourage or make more difficult acquisition proposals favored by the other holders of the Class A Common Stock. In addition, because The MasterCard Foundation will be restricted from selling its shares for an extended period of time, it may not have the same interest in short- or medium-term movements in our stock price as, or incentive to approve a corporate action that may be favorable to, our other stockholders.

Preferred Stock

The New Certificate of Incorporation authorizes the Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. The Board of Directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which the Board of Directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Accordingly, the Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which the Company’s stockholders might receive a premium for their Class A Common Stock over the market price of the Class A Common Stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the Class A Common Stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A Common Stock or preferred stock may be to enable the Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell shares of Class A Common Stock at prices higher than prevailing market prices.

General Corporation Law of the State of Delaware

The Company is a Delaware corporation which, upon the consummation of the IPO, will be subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Certain U.S. Federal Income Tax Consequences

Following is a general summary of certain U.S. federal income tax consequences to stockholders of the reclassification of our outstanding class A redeemable common stock, the issuance of shares of Class A Common Stock in the initial public offering and as a donation to The MasterCard Foundation and the subsequent redemption of shares of Class B Common Stock (together, the “offering transactions”), and of the ownership and disposition of shares of Class B Common Stock and Class M Common Stock. This summary does not address all U.S. federal income tax consequences that may be relevant to a particular stockholder, or special rules that may apply to certain categories of stockholders. This summary deals only with stockholders that hold shares of our class A redeemable common stock, and that will hold shares of Class B Common Stock and Class M Common Stock as a result of the offering transactions, as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based upon current provisions of the Code, Treasury regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change, possibly with retroactive effect. None of the positions taken in this summary are binding on the Internal Revenue Service (“IRS”) or the courts, and there can be no assurance that the IRS will not take, or that a court will not sustain, a contrary position. In that event, the U.S. federal income tax consequences to a stockholder could differ materially from those described below.

For purposes of this summary, a “U.S. holder” is a stockholder that is a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia. A “non-U.S. holder” is a stockholder that is a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, other than a U.S. holder. If a stockholder is a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, the treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold shares of our stock, if any, should consult their own tax advisors.

U.S. Holders

The Offering Transactions

The Company believes, and intends to take the position, that a U.S. holder participating in the offering transactions should be treated as having exchanged its shares of our class A redeemable common stock for shares of Class B Common Stock and Class M Common Stock and cash. A U.S. holder should recognize gain, but not loss, equal to the difference between the amount realized by the U.S. holder in the reclassification and redemption (which will equal the sum of the fair market value of the shares of Class B Common Stock and Class M Common Stock and the cash received) and the U.S. holder’s adjusted tax basis in its shares of our class A redeemable common stock, but not in excess of the cash received or deemed received in the redemption.

U.S. holders will receive less cash per share in the redemption than non-U.S. holders. Under applicable published IRS rulings, however, a U.S. holder may be deemed to have received its pro rata share of the total cash distributed to stockholders in the redemption and then transferred to one or more non-U.S. holders an amount equal to the difference between such pro rata share and the amount actually received. In that event, the U.S. holder’s amount realized would substantially exceed the cash actually received in the redemption. Moreover, it is uncertain that the deemed transfer would give rise to a deductible expense to the U.S. holder.

A U.S. holder should have an aggregate adjusted tax basis in its shares of Class B Common Stock and Class M Common Stock immediately after the offering transactions equal to its adjusted tax basis in its shares of our class A redeemable common stock immediately before the offering transactions, increased by any gain recognized and decreased by the cash received or deemed received, in each case in the reclassification and redemption. To the extent that the U.S. holder is deemed to have received cash and transferred it to one or more non-U.S. holders, the amount deemed transferred should, except to the extent it was deductible, increase the U.S. holder’s aggregate adjusted tax basis in its shares of Class B Common Stock and Class M Common Stock.

The U.S. holder’s aggregate adjusted tax basis should be allocated among the shares of Class B Common Stock and Class M Common Stock in proportion to their relative fair market values. The holding period for the shares of Class B Common Stock and Class M Common Stock should include the holding period for the shares of our class A redeemable common stock exchanged therefor.

U.S. holders should consult their own tax advisors regarding the possibility that they will be deemed for U.S. federal income tax purposes to have received more cash than they actually received and then transferred any deemed excess to one or more non-U.S. holders, including the possibility that any such deemed transfer may not give rise to a deductible expense for such purposes.

Distributions on Class B Common Stock

Distributions on shares of Class B Common Stock generally will be treated as dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of our current and accumulated earnings and profits will be treated as a nontaxable return of capital that reduces a U.S. holder’s adjusted tax basis in the shares of Class B Common Stock until the basis has been reduced to zero, and thereafter as capital gain. Dividends received by a corporate U.S. holder may qualify for the dividends received deduction, provided that certain holding period requirements and other limitations may apply.

Dispositions of Common Stock

Upon a sale or exchange of shares of Class B Common Stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares of Class B Common Stock is more than one year. The provisions of the Company’s New Certificate of Incorporation will provide that if any outstanding share of Class M Common Stock ceases to be held by a member of MasterCard International, such share will automatically be transferred to the Company and then retired. In the case of a such a transfer and retirement for no consideration, a U.S. holder will recognize a capital loss equal to the holder’s adjusted tax basis, if any, in the share of Class M Common Stock. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The Offering Transactions

Any gain realized in the reclassification and redemption by a non-U.S. holder will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder), or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owns, directly or indirectly, at any time during the five-year period ending on the date of the offering transactions or such shorter period the shares were held, more than 5% of the outstanding class A redeemable common stock.

A corporate non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on its net gain in the same manner as if it were a United States person and, in addition, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or such lower rate as may be specified in an applicable tax treaty).

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Non-U.S. holders will receive more cash per share in the redemption than U.S. holders. Under applicable published IRS rulings, however, a non-U.S. holder may be deemed to have received its pro rata share of the total cash distributed to stockholders in the redemption and then received from one or more U.S. holders an amount equal to the difference between the amount actually received and such pro rata share.

The Company believes, and intends to take the position, that, to the extent that any cash is deemed to have been transferred to a non-U.S. holder by one or more U.S. holders, any income attributable to such cash should properly be treated as being from sources outside the United States. Accordingly, the Company does not intend to withhold U.S. federal income tax from any such amounts. Nevertheless, because that position is uncertain, the Company is requesting that each non-U.S. holder that is eligible for the benefits of an applicable tax treaty complete and deliver an IRS Form W-8BEN certifying under penalty of perjury that such holder is not a United States person and claiming the benefit of such treaty. To do so, a non-U.S. holder will be required to obtain and include on its IRS Form W-8BEN a U.S. taxpayer identification number.

Distributions on Class B Common Stock

Dividends paid to a non-U.S. holder on a share of Class B Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable tax treaty). However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person. Any such effectively connected dividends received by a corporate non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty).

A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person and is eligible for treaty benefits or (b) if shares of Class B Common Stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations.

A non-U.S. holder that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Dispositions of Common Stock

Any gain realized on a sale or exchange of shares of Class B Common Stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder), or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and the non-U.S. holder owns, directly or indirectly, at any time during the five-year period ending on the date of sale or exchange or such shorter period the shares were held, more than 5% of the outstanding Class B Common Stock.

A corporate non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on its net gain in the same manner as if it were a United States person and, in addition, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or such lower rate as may be specified in an applicable tax treaty).

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons that, when required, demonstrate their exempt status) may be subject to backup withholding at the applicable statutory rate on, and to information reporting with respect to, payments of dividends on, and proceeds from the sale or exchange of, shares of Class B Common Stock if the U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements. Backup withholding is not an additional tax and may be credited against a U.S. holder’s regular U.S. federal income tax liability or refunded by the IRS.

Non-U.S. Holders

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person) or otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption.

Generally, a non-U.S. holder will certify its non-U.S. status on IRS Form W-8BEN.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, if any, provided the required information is furnished to the IRS.

Procedures for Amending and Restating the Company’s Certificate of Incorporation

If our stockholders approve the amendment and restatement of our certificate of incorporation and the other proposals upon which the adoption of the Amended and Restated Certificate of Incorporation is conditioned, we intend to file the Amended and Restated Certificate of Incorporation, included as Annex A to this Proxy Statement, with the Delaware Secretary of State immediately prior to the consummation of the proposed initial public offering. The Amended and Restated Certificate of Incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State. Please note, however, that the proposed amendment and restatement of our certificate of incorporation may be abandoned by the Board of Directors, without further action by the stockholders, at any time before or after the Special Meeting if for any reason the Board of Directors deems it advisable.

The adoption of this Proposal is conditioned on the adoption of each of Proposals 2, 3, and 4 by our stockholders.

Recommendation of the Board of Directors for Proposal 1

The Board of Directors of the Company has voted to recommend the Company’s Amended and Restated Certificate of Incorporation for stockholder approval by a vote of 12-0, with one abstention.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 2

APPROVE THE COMPANY’S PROPOSED INITIAL PUBLIC OFFERING OF ITS CLASS A COMMON STOCK

General

As part of the transition to the new ownership and governance structure, the Board of Directors proposes that the Company conduct an initial public offering of the Company’s new Class A Common Stock. See “Background and Reasons for the Proposals—Amendment and Restatement of the Company’s Certificate of Incorporation and Approval of the Proposed Initial Public Offering (Proposals 1 and 2)” for a discussion of the background and reasons for the initial public offering.

Pursuant to the Company’s existing certificate of incorporation, the Company may not undertake an initial public offering of any class of the Company’s equity securities without first obtaining the approval of at least a majority of the outstanding shares of class A redeemable stock.

The adoption of this Proposal is conditioned on the adoption of each of Proposals 1, 3 and 4 by our stockholders.

Recommendation of the Board of Directors for Proposal 2

The Board of Directors of the Company has voted to recommend the Company’s proposed initial public offering of its Class A Common Stock for stockholder approval by a vote of 12-0, with one abstention.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE INITIAL PUBLIC OFFERING OF THE COMPANY.

PROPOSAL 3

APPROVE THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MASTERCARD INTERNATIONAL

General

The board of directors of MasterCard International has approved the amendment and restatement of MasterCard International’s certificate of incorporation and its bylaws to reflect the proposed ownership and governance structure of MasterCard Incorporated, its parent entity. We believe that the governance structure of MasterCard International that will result from these amendments is more appropriate for a subsidiary of a public company and ensures the alignment of MasterCard International’s certificate of incorporation with the new ownership and governance structure that is being implemented for MasterCard Incorporated. See “Background and Reasons for the Proposals—Amendment and Restatement of the Certificate of Incorporation and Bylaws of MasterCard International (Proposals 3 and 4)” for a discussion of the background and reasons for the amendment and restatement of MasterCard International’s certificate of incorporation.

As explained below, the vote of the holders of the Company’s class A redeemable shares is required for certain of the amendments contained in the proposed Amended and Restated Certificate of Incorporation of MasterCard International.

We are proposing to approve the Amended and Restated Certificate of Incorporation of MasterCard International, which amendment and restatement will:

•	add a reference to the General Corporation Law of the State of Delaware in Article Third;

•	remove the supermajority voting requirements for the board of directors of MasterCard International set forth in Article Sixth;

•	clarify the scope of the limitation on subjecting private property of the members to the payment of debts of MasterCard International set forth in Article Seventh;

•	remove provisions relating to MasterCard International’s right to impose special assessments upon its members set forth in Article Ninth (a) and (b);

•	provide that a majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire board of directors) shall constitute a quorum, provided that a quorum shall not be constituted unless the directors who are neither Class M directors of the Company nor officers of MasterCard International or the Company represent a majority of the directors present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors;

•	provide in Article Eleventh that for MasterCard International’s operations in Europe to be managed by or under the direction of the European Board of the Company described above in “Proposal 1—Adopt the Company’s Amended and Restated Certificate of Incorporation—Amendment and Restatement of the Company’s Certificate of Incorporation—Regional Boards; European Board,” subject to the right of the Board of Directors to override decisions or temporarily assume any authority granted to the European Board;

•	revise the limitation on personal liability of the directors of MasterCard International contained in Article Tenth to exclude personal liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware and to determine the applicability of that provision in case of an amendment or repeal, in each case consistent with the corresponding provisions set forth in the proposed Amended and Restated Certificate of Incorporation of the Company; and

•	remove provisions granting the holders of class A redeemable common stock of MasterCard Incorporated the right to consent to certain amendments of that document set forth in Article Fourteenth.

The proposed Amended and Restated Certificate of Incorporation of MasterCard International, marked to show all changes from the certificate of incorporation of MasterCard International currently in effect, is included as Annex E to this Proxy Statement.

Under the provisions of MasterCard International’s existing certificate of incorporation, the adoption of the proposed Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of the class A redeemable common stock of the Company. The adoption of the proposed Amended and Restated Certificate of Incorporation of MasterCard International also requires the consent of the Company as the Class B member. Pursuant to Article Sixth (b) of the Company’s existing certificate of incorporation, the consent of the Company as Class B member to the proposed Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of the class A redeemable common stock of the Company. Approval of this Proposal by the stockholders will constitute approval for purpose of both voting requirements.

If our stockholders approve MasterCard International’s Amended and Restated Certificate of Incorporation and the other proposals upon which the adoption of the amendment is conditioned, the Company intends to consent to the proposals as Class B member and MasterCard International intends to file the proposed Amended and Restated Certificate of Incorporation with the Delaware Secretary of State immediately prior to the consummation of the proposed initial public offering. The Amended and Restated Certificate of Incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State. Please note, however, that the proposed amendment and restatement of the certificate of incorporation of MasterCard International may be abandoned by the board of directors of MasterCard International, without further action by the stockholders, at any time before or after the Special Meeting if for any reason the board of directors deems it advisable.

The adoption of this Proposal is conditioned on the adoption of each of Proposals 1, 2, and 4 by our stockholders.

Recommendation of the Board of Directors for Proposal 3

The Board of Directors of the Company has voted to recommend MasterCard International’s Amended and Restated Certificate of Incorporation for stockholder approval by a vote of 12-0, with one abstention.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF MASTERCARD INTERNATIONAL’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 4

APPROVE THE AMENDED AND RESTATED BYLAWS OF

MASTERCARD INTERNATIONAL

General

The board of directors of MasterCard International has approved the amendment and restatement of MasterCard International’s certificate of incorporation and its bylaws to reflect the proposed ownership and governance structure of MasterCard Incorporated, its parent entity. We believe that the governance structure of MasterCard International that will result from these amendments is more appropriate for a subsidiary of a public company and ensures the alignment of MasterCard International’s bylaws with the new governance and ownership structure that is being implemented for MasterCard Incorporated. See “Background and Reasons for the Proposals—Amendment and Restatement of the Certificate of Incorporation and Bylaws of MasterCard International (Proposals 3 and 4)” for a discussion of the background and reasons for the amendment and restatement of MasterCard International’s bylaws.

Among other things, the proposed amendments set forth below under “—Governance Amendments” remove references to regional boards of MasterCard International. These changes do not impact the rights and obligations of the European Board, which are set forth in the Amended and Restated Certificate of Incorporation of MasterCard Incorporated and in the Amended and Restated Certificate of Incorporation of MasterCard International and described elsewhere in this Proxy Statement.

As explained below, the vote of the holders of the Company’s class A redeemable shares is required for certain of the amendments contained in the proposed Amended and Restated Bylaws. We are proposing to approve the Amended and Restated Bylaws, which amendment and restatement will:

Special Assessments:

•	remove Sections 4(b), 4(c), 4(d), 4(e), 4(f) and 4(g) of Article VI in their entirety to eliminate the right of MasterCard International to impose special assessments upon its members for its expenses and liabilities arising out of extraordinary events;

•	revise Section 4(a) of Article VI to delete the reference to Sections 4(b) and 4(c);

•	revise Section 10(a)(iv)(1)(a) of Article VI to eliminate the reference to special assessments;

•	revise Section 6 of Article VII to eliminate the consent right of Class A members of MasterCard International relating to special assessments;

Governance Amendments:

•	amend Section 1 of Article I to remove the supermajority vote by the board of directors and to remove the right of any regional board to impose different membership eligibility criteria;

•	amend Section 2(c) of Article I to remove the reference to a regional board or the board of a membership entity and give the board of directors the flexibility to consider applications not only at the next regularly scheduled meeting but also in such other manner as the board of directors shall determine;

•	amend Section 2(d) Article I to remove the reference to a regional board for approval of memberships and to allow the board of directors to grant Class A memberships at a meeting of the board of directors or in such other manner as the board of directors may determine;

•	amend Section 2(e) Article I to remove the references to a regional board and delete the limitation on voting rights of applicants for membership;

•	amend Section 3(b)(i), (ii) and (iii) to remove references to the board of directors;

•	remove the reference to a regional board in Section 14 of Article I;

•	amend Section 10 of Article I to add an additional termination provision for members who violate the beneficial ownership limitations set forth in the proposed Amended and Restated Certificate of Incorporation of the Company;

•	amend Section 1 of Article III to remove certain executive officer functions and remove a cross reference in Section 2 of Article III that became obsolete;

•	revise Section 6 of Article V to state that no member other than the Class B member shall be entitled to vote on any matter for which the members are entitled to vote;

•	remove the reference to a regional board in Section 3(a) and 3(c) of Article VI;

•	add a detailed new indemnification provision in Section 2 of Article VII that is consistent with the indemnification provisions set forth in the Amended and Restated Certificate of Incorporation of the Company;

•	revise Section 6 of Article VII to remove the right of Class A members to amend Article I of the bylaws;

Miscellaneous:

•	conform the bylaws to certain revisions to the certificate of incorporation;

•	revise references to the rules and regulations of MasterCard International in Section 3 and 5 of Article I;

•	amend Section 14 of Article I to include a reference to designees of the board of directors;

•	amend Section 10 of Article II to include the definition of Class B member and to revise the required approval for the incurrence or guarantee any indebtedness; and

•	revise Section 10(a)(iv)(2) of Article VI to replace the calculation of pro rata share in the calculation of termination payments with a reference to the global proxy calculation.

The proposed Amended and Restated Bylaws of MasterCard International, marked to show all changes from the existing bylaws of MasterCard International are included as Annex F to this Proxy Statement.

Under the provisions of MasterCard International’s current bylaws, the adoption of the proposed Amended and Bylaws requires the affirmative vote of a majority of the outstanding shares of the class A redeemable common stock of the Company. The approval of the proposed Amended and Restated Bylaws also requires the consent of the Company as Class B member. Pursuant to Article Sixth (b) of the Company’s existing certificate of incorporation, the consent of the Company as Class B member to the proposed Amended and Restated Bylaws requires the affirmative vote of the holders of at least a majority of the outstanding shares of the class A redeemable common stock of the Company. Approval of this Proposal by the stockholders will constitute approval for purpose of both voting requirements.

If our stockholders approve MasterCard International’s Amended and Restated Certificate of Incorporation and the other Proposals upon which the adoption of the Amended and Restated Bylaws is conditioned, the Company intends to consent to the Proposal as Class B member. The Amended and Restated Bylaws will become effective upon the effectiveness of the proposed Amended and Restated Certificate of Incorporation of MasterCard International. Please note, however, that the proposed amendment and restatement of the bylaws of MasterCard International may be abandoned by the board of directors of MasterCard International, without further action by the stockholders, at any time before or after the Special Meeting if for any reason the Board of Directors deems it advisable.

The adoption of this Proposal is conditioned on the adoption of each of Proposals 1, 2, and 3 by our stockholders.

Recommendation of the Board of Directors for Proposal 4

The Board of Directors of the Company has voted to recommend MasterCard International’s Amended and Restated Bylaws for stockholder approval by a vote of 12-0, with one abstention.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF MASTERCARD INTERNATIONAL’S AMENDED AND RESTATED BYLAWS.

PROPOSAL 5

ADOPT THE MASTERCARD INCORPORATED 2006 LONG TERM INCENTIVE PLAN

General

The MasterCard Incorporated 2006 Long Term Incentive Plan (the “Incentive Plan”) is designed to promote the long-term financial success of the Company and increase stockholder value by allowing Participants (defined below) to share in the growth and success of the Company through ownership in the Company and other long-term incentives. The Incentive Plan allows the Company to continue to offer its employees long-term and “qualified performance-based compensation.” Additionally, consistent with its anticipated new structure as a publicly-held company, the Incentive Plan allows the Company for the first time to offer its employees equity compensation.

The Incentive Plan is an omnibus plan that provides for a variety of types of Awards (as defined below) to maintain flexibility. The Incentive Plan will permit the granting of (i) non-qualified stock options (“NQSOs”), (ii) incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code (the “Code”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock, (v) restricted stock units, (vi) performance units, and (vii) other stock-based awards. (The NQSOs, ISOs, SARs, restricted stock, restricted stock units, performance units, and other stock-based awards are referred to collectively as “Awards”). The Incentive Plan is designed to meet the requirements for deductibility under Section 162(m) of the Code for Awards that are intended to qualify as “qualified performance-based compensation” under that provision.

The total number of shares of Class A Common Stock and Class B Common Stock (“Common Stock”) available for Awards under the Incentive Plan is 5,300,000 shares of Class A Common Stock. Although the Incentive Plan permits the issuance of shares of Class B Common Stock, no shares of Class B Common Stock have been reserved for issuance under the Incentive Plan and awards of shares of Class B Common Stock are not currently anticipated.

Summary of the Incentive Plan

The following is a summary of the Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Annex G.

Purpose. The Purpose of the Incentive Plan is to promote the long-term financial success of the Company and increase stockholder value by allowing Participants to share in the growth and success of the Company through ownership in the Company and other long-term incentives.

Awards. The Incentive Plan authorizes grants of awards payable in cash or shares of Common Stock of the Company. The Awards need not be uniform, may be combined with other Awards, and may be granted at one time and on more than one occasion to the same Participant.

Limits on Incentive Plan Awards. The Board of Directors has reserved 5,300,000 shares of Class A Common Stock for issuance under the Incentive Plan. Of this number, no more than 500,000 shares may be issued pursuant to grants of ISOs during the term of the Incentive Plan.

The Committee shall have authority to include as available for distribution Common Stock subject to an Award that has been forfeited or has otherwise terminated without issuance of Common Stock, Common Stock subject to an Award that has settled in cash, and Common Stock received or retained by the Company in connection with the exercise of an Option or SAR, including for satisfaction of any tax liability.

Administration. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”) following the offering transactions, or such other committee or subcommittee designated by the Board of Directors to administer the Incentive Plan. The members of the Committee shall each be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, an “independent director” for purposes of the NYSE listing requirements, and an “outside director” for purposes of Section 162(m) (in the case of grants intended to qualify under Section 162(m)).

Eligible Participants. Any employee of the Company or an affiliate of the Company is eligible to be designated by the Committee as a “Participant” in the Incentive Plan. The Company generally expects that Awards under the Incentive Compensation Plan will be made to senior executives and key managers and contributors of the Company, a group of approximately 250 employees. However, a one-time grant of restricted stock (or RSUs) is expected to be made to all active non-executive employees at the time of the initial public offering. The Company anticipates that this would result in additional compensation expense to be recognized over the vesting period.

Types of Incentive Plan Awards

The Incentive Plan provides a variety of equity and equity-based Awards to preserve flexibility. The types of Awards that may be issued under the Incentive Plan are described below.

Stock Options

Stock options granted under the Incentive Plan may be either NQSOs or ISOs. The price of any stock option granted may not be less than the fair market value (or in the case of certain ISOs, 110 percent of the fair market value) of the Company’s Common Stock on the date the stock option is granted. The stock option price is payable in cash or certified check, Common Stock of the Company, through a broker-assisted cashless exercise, by any other method approved by the Committee, or any combination of the foregoing. The Participant shall have the rights of a stockholder after giving written notice of exercise and paying the option price, once the shares are recorded as having been issued and transferred.

The Committee determines the terms of each stock option grant (including the vesting schedule) at the time of the grant. The aggregate fair market value (determined as of the date of the grant) of the shares of Common Stock subject to ISOs that are exercisable by any participant for the first time in any calendar year may not be larger than $100,000. All stock options will terminate no later than 10 years (or, in the case of certain ISOs, 5 years) after the date of the grant. Pursuant to the terms of the Incentive Plan, the Committee may accelerate the vesting of stock options. In general, unless the Committee otherwise specifies at grant, a stock option expires upon the earlier of (i) its stated expiration date or (ii) 120 days after termination of service (unless termination is due to death, disability, retirement, or cause). Options shall not include any feature allowing deferral of income beyond the date of exercise (other than through the receipt of restricted stock at exercise). Options shall not contain reload rights or be subject to repricing.

Stock Appreciation Rights

A SAR entitles the Participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Common Stock of the Company on the date of settlement over the base price of the SAR, multiplied by the number of SARs being settled. SARs may be granted alone or in addition to other Awards. The base price of a SAR may not be less than the fair market value of a share of Common Stock of the Company on the date of grant. The Committee will determine the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the Participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Pursuant to the terms of the Incentive Plan, the Committee may accelerate the vesting of SARs. SARs may be payable in cash or in Common Stock of the Company. A SAR will terminate no later than ten years after the date of the grant. In general, unless the Committee specifies a longer or shorter period when the Award is granted, a SAR expires upon the earlier of (i) its stated expiration date or (ii) 120 days after termination of service (unless termination is due to death, disability, retirement, or cause). SARs shall not include any feature allowing deferral of income beyond the date of exercise.

Restricted Stock

A restricted stock Award represents shares of Common Stock of the Company that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the Participant for specified time periods or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of restricted stock. Subject to the transfer restrictions and vesting requirements of the Award, the Participant will have the same rights as one of the Company’s stockholders, including all voting and dividend rights, during the restriction period, although the Committee may provide that restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met). Unless the Committee specifies otherwise, if a Participant terminates service other than by reason of death, disability, or retirement before the restricted stock vests, the restricted stock Award will be forfeited.

Restricted Stock Units

An Award of restricted stock units, or RSUs, provides the Participant the right to receive a payment based on the value of a share of Common Stock of the Company. Restricted stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the Participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of restricted stock units. Restricted stock unit Awards are payable in cash or in shares of Common Stock of the Company. Participants receiving restricted stock units shall not have, with respect to such restricted stock units, any of the rights of a stockholder of the Company, although Participants may receive dividend equivalents. Unless the Committee specifies otherwise, if a Participant terminates service other than by reason of death, disability, or retirement before the restricted stock unit vests, the restricted stock unit Award will be forfeited.

Other Stock-Based Awards

The Committee is authorized to make other stock awards or awards based on or settled in Common Stock, which may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Committee in its discretion may determine.

Performance Units

An Award of performance units provides the Participant the right to receive cash or shares of Common Stock of the Company if specified terms and conditions are met. Unless the Committee specifies otherwise when the Award is granted, if a Participant terminates service other than by reason of death, disability, or retirement, the performance unit will be forfeited.

Performance-Based Awards

Performance units and other Awards granted under the Incentive Plan may be granted in a form that qualifies for the “qualified performance-based compensation” exception under Section 162(m). It is intended that Awards under the Incentive Plan to covered employees will constitute “qualified performance-based compensation” for purposes of Section 162(m). In the event such performance-based Awards are made, the Incentive Plan requires that the Awards be granted or vested contingent on the attainment of performance goals for a performance period, that performance goals must be established in writing before completion of 25 percent of the performance period (or such earlier period as required by Section 162(m)), that the goals provide an objective standard for computing the compensation payable on attainment of the goal, that the terms of the formula do not permit discretion to increase the amount payable on attainment of a goal, and that the Committee certify in writing prior to payout that the goals have been satisfied.

The Incentive Plan requires the performance goals to be based upon one or more of the following objective business criteria:

•	revenue;

•	earnings (including earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes);

•	operating income;

•	net income;

•	profit margins;

•	earnings per share;

•	return on assets;

•	return on equity;

•	return on invested capital;

•	economic value-added;

•	stock price;

•	gross dollar volume;

•	total shareholder return;

•	market share;

•	book value;

•	expense management;

•	cash flow; and

•	customer satisfaction.

These targets may relate to the Company, its affiliated employers, subsidiaries, or one or more of its divisions or units, or a combination of the foregoing and may be applied on an absolute or relative basis.

The maximum target award payable to any participant for any three-year performance period cannot exceed $10,000,000. In the case of performance above target, the maximum award payable for any three-year performance period cannot exceed $20,000,000. Maximums shall be adjusted for longer or shorter performance periods. The maximum number of shares of restricted stock awarded to a participant for a fiscal year cannot exceed 500,000 shares and the maximum shares for which options, SARs, RSUs, and other stock-based compensation may be granted for a fiscal year shall not exceed 650,000.

Effect of Change in Control

Awards under the Incentive Plan generally are subject to special provisions upon the occurrence of a “change in control” (as defined in the Incentive Plan) transaction with respect to the Company. Under the Incentive Plan, if specified types of terminations of employment occur in connection with a change in control (i) any outstanding stock options and SARs under the Incentive Plan shall become fully exercisable, (ii) any remaining restrictions applicable to restricted stock and restricted stock units shall lapse and such restricted stock and restricted stock units shall become free of restrictions, fully vested and transferable, and (iii) any performance goals or other condition applicable to performance units shall be deemed to be satisfied in full at a target level of performance with the Common Stock or cash subject to such Award being fully distributable.

Limited Transferability

Unless otherwise determined by the Committee, all Awards or Common Stock subject to an Award under the Incentive Plan are nontransferable except (i) upon death, either by the Participant’s will or the laws of descent and distribution or through a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) pursuant to a transfer to a family member that is expressly permitted by the Committee. Awards shall be exercisable during the Participant’s lifetime only by the Participant, the Participant’s representative, or a permitted transferee.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or its shares of Common Stock, appropriate and equitable adjustments may be made by the Committee to the number of shares of Common Stock of the Company available for grant, as well as to other maximum limitations under the Incentive Plan (e.g., exercise prices and number of Awards), and the number of shares of Common Stock of the Company or other rights and prices under outstanding Awards.

Term, Amendment and Termination

The Incentive Plan will have a term expiring on December 31, 2015. The Board may amend, alter, or discontinue the Incentive Plan, but it may not do so in a manner that would impair the rights of a Participant in an outstanding Award without the Participant’s consent. Additionally, material amendments to the Incentive Plan shall require stockholder approval.

Incentive Plan Benefits

Future benefits under the Incentive Plan are not currently determinable. The Committee has discretionary authority to grant Awards pursuant to the Incentive Plan and there is no provision for automatic grants.

The Company currently has long-term incentive plans, the Executive Incentive Plan (“EIP”) and the Senior Executive Incentive Plan (the “SEIP”), that pay bonus awards in the form of cash. There are awards currently outstanding under both the EIP and the SEIP, including the awards described in “Executive Compensation—Long-Term Incentive Plan—Awards in Fiscal 2004” below. The currently outstanding awards vest over a five-year period, with 80 percent of the award payable as soon as practicable after the end of the three-year performance period and the final 20 percent payable two years later. The Company intends to offer employees who have outstanding awards under the EIP the choice of converting certain of these awards to RSUs under the Incentive Plan. Additionally, certain other awards under the EIP and SEIP will be mandatorily converted to RSUs under the Incentive Plan. It is expected that this conversion will occur in early 2006.

Thus, the Company intends, prior to the offering, to offer employees the choice of converting the following portions of the following grants into RSUs: (i) as to the grant for the 2002-2004 performance period, the 20% payable in 2007, (ii) as to the grant for the 2003-2005 performance period, the 20% payable in 2008, and (iii) as to the grant for the 2004-2006 performance period, the 20% payable in 2009. Employees would be required to make a single choice as to the conversion of the combined grants for the three performance periods. Since the actual cash awards earned under the EIP for the 2002-2004 and 2003-2005 periods will be known at the time of conversion, the conversion into RSUs will be made by converting the actual cash awards earned into a like amount of RSUs, based on the value of a share of the Company’s Class A common stock at the time of conversion. Since the actual cash awards earned under the EIP for the 2004-2006 period will not be known at the time of conversion, the value of the expected award will be estimated based on the current performance level and that estimated amount will be converted. Any additional amount later determined to have been earned will be paid in cash. The 80% portions of the 2002-2004, 2003-2005 and the 2004-2006 EIP grants that are not eligible for conversion to RSUs have been or will be settled in cash. Additionally, 100% of the grant made for the 2005-2007 performance period will be mandatorily converted into RSUs. Since the actual cash awards earned for the

2005-2007 period will not be known at the time of conversion, the value of a target award for the period will be converted. In each case, a 20 percent premium will be applied in conversion. The RSUs resulting from the conversion will retain the same vesting schedule as the original awards and are expected to be settled in shares of Class A common stock and to be paid dividend equivalents on a current basis.

The following table reflects, with respect to the Named Executive Officers (as defined below), the executive officers as a group, and the non-executive officer employee group, the dollar value of RSUs expected to be received on conversion of the EIP and SEIP awards. While it cannot be known with certainty at this time which employees will choose to convert their EIP awards, the values in the table are shown assuming 100% of the awards are converted.

	DOLLAR VALUE OF RSUs TO BE RECEIVED UPON CONVERSION OF AWARDS UNDER EIP/SEIP PLAN
Name and Position	Total Grant Dollar Value (1)	2002-2004 Grant Dollar Value (1)	2003-2005 Grant Dollar Value (1)(2)	2004-2006 Grant Dollar Value (1)(3)	2005-2007 Grant Dollar Value (1)(4)
Robert W. Selander	$8,548,800	$1,149,120	$1,220,160	$1,259,520	$4,920,000
President & CEO

Alan J. Heuer	5,424,000	702, 240	729,120	752,640	3,240,000
Chief Operating Officer

Jerry McElhatton (5)	0	0	0	0	0
President Global Technology and Operations

Christopher D. Thom	3,735,720	622,440	513,360	529,920	2,070,000
Chief Risk Officer

Noah J. Hanft	1,634,880	191,520	208,320	215,040	1,020,000
General Counsel and Corporate Secretary

Executive Group	24,529,512	2,936,640	2,993,112	3,509,760	15,090,000
(7 persons)

Non-Executive Group	41,957,315	4,579,403	4,906,680	6,239,232	26,232,000
(279 persons)

Total Grant Dollar Value	66,486,827	7,516,043	7,899,792	9,748,992	41,322,000

(1)	Includes a 20% premium upon conversion of EIP/SEIP interests to RSUs.
(2)	Amounts are estimated based on current performance levels and are subject to change based on actual performance.
(3)	Amounts are estimated based on current performance; additional amounts earned based on actual performance will be paid in cash.
(4)	Award is being converted based on target performance.
(5)	Mr. McElhatton retired in March 2005. Consequently, none of his awards will be converted.

Tax Treatment of Awards

The following discussion of the United States federal income tax implications of Awards under the Incentive Plan is based on the provisions of the Code (and any relevant rulings and regulations issued under the Code) as of the date of this Proxy Statement.

Non-Qualified Stock Options

A NQSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such a stock option will, at that time, realize taxable compensation in the amount of the difference between the stock option price and the then fair market value of the shares of Common Stock. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares of Common Stock is equal to the sum of the stock option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares of Common Stock will be a long-term or short-term gain (or loss), depending upon the holding period of the shares of Common Stock.

Incentive Stock Options

An ISO results in no taxable ordinary income to the optionee or deduction to the Company at the time the ISO is granted or exercised. However, the excess of the fair market value of the shares of Common Stock acquired over the stock option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the shares of Common Stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the shares of Common Stock is treated as a long-term capital gain. If the shares of Common Stock are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares of Common Stock received upon exercise of the stock option over the stock option price (or, if less, the excess of the amount realized upon disposition over the stock option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares of Common Stock acquired upon exercise of an ISO is equal to the stock option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in shares of Common Stock, the spread between the then current fair market value of the shares of Common Stock and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a SAR. However, upon the settlement of the SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards

The current United States federal income tax consequences of other Awards authorized under the Incentive Plan are generally in accordance with the following: (i) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse (unless the Participant elects taxation at grant, pursuant to Section 83(b)), (ii) the amount of cash paid (or the fair market value of the shares of Common Stock issued) to settle restricted stock units and performance units is generally subject to ordinary income tax. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the Participant recognizes ordinary income.

Section 162(m)

As described above, Awards granted under the Incentive Plan may qualify as “qualified performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to the CEO and the other Named Executive Officers employed at the end of the fiscal year. To qualify for this exception, stock options and other Awards must be granted under the Incentive Plan by a Committee consisting solely of three or more “outside directors” within the meaning of Section 162(m) and satisfy the Incentive Plan’s limit on the amount that may be awarded to any one Participant during any calendar year. In addition, for Awards other than stock options to qualify as “qualified performance-based compensation,” the issuance or vesting of the Award, as the case may be, must be contingent upon satisfying one or more of the performance criteria listed in the Incentive Plan, and in the above description of “Performance-Based Awards,” as established and certified by a Committee consisting solely of three or more “outside directors.”

Section 409A

The Incentive Plan has been designed so that Awards thereunder either are not subject to the deferred compensation rules of Section 409A or, if subject to Section 409A, are compliant with Section 409A. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the Awards and an additional 20 percent tax and interest charge to the Participant. These potential penalties on the Participant could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the Incentive Plan’s purposes.

Deferral of Income

The Incentive Plan also allows the Committee to provide in an Award agreement that Participants may elect to defer income associated with RSUs and performance units. However, such deferrals will only be permitted to be made in compliance with Section 409A. If such a deferral election is permitted and is made, the Participant will not be taxed on income associated with an Award until it is distributed and the Company will be entitled to any tax deduction at the same time.

The adoption of this Proposal is conditioned on the adoption of each Proposals 1, 2, 3 and 4 by our stockholders.

Recommendation of the Board of Directors for Proposal 5

The Board of Directors of the Company has unanimously voted to recommend the Incentive Plan for stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MASTERCARD INCORPORATED 2006 LONG TERM INCENTIVE PLAN.

Executive Compensation

Summary Compensation

The following table shows the before-tax compensation for the President and Chief Executive Officer and the four next highest paid executive officers (the “Named Executive Officers”) of the Company in respect of the years ended December 31, 2004, 2003 and 2002.

	Year	Annual Compensation		Other Annual Compensation(1)	Long-term Compensation	All Other Compensation(3)
LTIP Payouts(2)
Name and Principal Position		Salary	Bonus
Robert W. Selander President & CEO	2004 2003 2002	$800,000 800,000 800,000	$2,500,000 1,900,000 3,100,000	$246,804 280,231 271,342	$4,827,025 4,899,490 3,986,500	$892,431 1,343,973 1,723,330

Alan J. Heuer Chief Operating Officer	2004 2003 2002	650,000 650,000 643,750	1,200,000 600,000 1,150,000	172,307 189,187 193,431	3,088,050 4,556,100 2,989,000	168,321 1,654,461 176,018

Jerry McElhattan(4) President Global Technology and Operations	2004 2003 2002	625,000 625,000 620,833	525,000 525,000 900,000	144,572 164,190 175,646	2,541,525 3,521,310 2,292,500	156,855 1,487,020 721,720

Christopher D. Thom Chief Risk Officer	2004 2003 2002	575,000 575,000 568,750	725,000 500,000 700,000	154,506 145,940 149,034	2,616,425 2,534,300 2,166,500	921,808 519,186 563,432

Noah J. Hanft General Counsel and Corporate Secretary	2004 2003 2002	375,000 350,000 350,000	500,000 250,000 450,000	123,390 118,086 90,780	719,775 480,155 325,500	210,022 252,031 320,892

(1)	Amounts represent payments in lieu of perquisites (for fiscal years 2004, 2003, and 2002 respectively: Mr. Selander—$56,000, $56,000, $56,000; Mr. Heuer—$45,000, $45,000, $45,000; Mr. McElhatton—$45,000, $45,000, $45,000; Mr. Thom—$45,000, $45,000, $45,000; Mr. Hanft—$45,000, $45,000, $35,000) and reimbursement for tax obligations (for fiscal years 2004, 2003, and 2002, respectively: Mr. Selander—$190,804, $224,231, $215,342; Mr. Heuer—$127,307, $144,187, $148,431; Mr. McElhatton—$99,572, $119,190, $130,646; Mr. Thom—$109,506, $100,940, $104,034; Mr. Hanft—$78,390, $73,086, $55,781).
(2)	Includes payments under the Executive Incentive Plan as follows: the final 20% of the award earned for the 2000-2002 performance period and the first 80% of the award earned for the 2002-2004 performance period (the remaining 20% for the 2002-2004 performance period will vest and be released to participants in January 2007).
(3)	Includes for fiscal 2004, a special bonus for services related to the Europay conversion and integration (Mr. Selander—$333,333; Mr. Thom—$100,000; Mr. Hanft—$125,000); payouts under the Company’s discontinued Value Appreciation Plan related to the exercise of vested rights tied to (i) value appreciation of a portfolio of member bank stocks through September 30, 2004 and, (ii) beginning October 1, 2004, earnings on investments in third-party investment vehicles (Mr. Selander—$279,615; Mr. Thom—$398,755); matching contributions under the Company’s Shared Profit and Savings Plan (Mr. Selander—$12,300; Mr. Heuer—$12,300; Mr. McElhatton—$12,300; Mr. Thom—$12,300; Mr. Hanft—$12,300); profit sharing contributions under the Company’s Shared Profit and Savings Plan (Mr. Selander—$20,500; Mr. Heuer—$20,500; Mr. McElhatton—$20,500; Mr. Thom—$20,500; Mr. Hanft—$20,500); Company contributions to both a non-qualified defined benefit and defined contribution plan—the Annuity Bonus Plan (Mr. Selander—$209,884; Mr. Heuer—$132,401; Mr. McElhatton—$120,531; Mr. Thom—$107,596; Mr. Hanft—$51,198); the dollar value of the benefit of premiums paid for a split-dollar life insurance policy projected on an actuarial basis (Mr. Thom—$281,425); the full amount of all premiums paid by the Company for Executive Life Insurance coverage (Mr. Selander—$36,800; Mr. Heuer—$3,120; Mr. McElhatton—$3,524; Mr. Thom—$1,232; Mr. Hanft—$1,024).
(4)	Mr. McElhatton retired in March 2005.

Long-Term Incentive Plan-Awards In Fiscal Year 2004(1)

The following table lists grants of performance units in 2004 to the Named Executive Officers:

	Number of Units Awarded	Performance or Other Period Until Maturation	Estimated Future Payouts Under Non-Stock Price Based Units

Name			Threshold($)	Target($)	Maximum($)
Robert W. Selander President and CEO	41,000	1/1/2004-12/31/2006	$2,050,000	$4,100,000	$8,200,000
Alan J. Heuer Chief Operating Officer	24,500	1/1/2004-12/31/2006	1,225,000	2,450,000	4,900,000
Jerry McElhatton(2) President Global Technology and Operations	18,500	1/1/2004-12/31/2006	925,000	1,850,000	3,700,000
Christopher D. Thom Chief Risk Officer	17,250	1/1/2004-12/31/2006	862,500	1,725,000	3,450,000
Noah J. Hanft General Counsel and Corporate Secretary	7,000	1/1/2004-12/31/2006	350,000	700,000	1,400,000

(1)	The performance units were granted under the Company’s Executive Incentive Plan. Each performance unit has a target value equal to $100. The actual value of each unit will be calculated based on the Company’s performance over a three-year period based on a combination of qualitative and quantitative measures that include: improving profitable share with key members in key markets; improving customer focused strategy; achieving corporate financial targets (including attaining a predetermined level of earnings before interest, taxes, depreciation and amortization (“EBITDA”), operating expense and return on equity (“ROE”)) and enhancing organizational capabilities. Each unit will be valued at target ($100) if, on a weighted-average basis, target performance is achieved for all of the performance measures. Each unit will be valued at threshold ($50) if, on a weighted-average basis, threshold performance is achieved. Each unit will be valued at maximum ($200) if, on a weighted-average basis, superior performance is achieved. The units will have no value if performance is below threshold. Determinations as to the achievement of performance levels will be made by the Compensation Committee in its sole discretion. The Compensation Committee will determine the unit value based on interpolation in the event that performance between threshold and target or target and superior is achieved. The values above are meant to be a framework and not an absolute, and the Compensation Committee may make negative adjustments to the unit value of the performance units awarded to reflect additional or amended performance measures or criteria or the impact of a significant event, occurrence or charge to earnings.
(2)	Mr. McElhatton retired in March 2005.

The performance units described in the preceding table vest in annual increments according to the following schedule if the participant completes 1,000 hours of service and is employed by the Company on the last day of the respective twelve-month cycle:

Twelve-Month Cycle Ending on the Following Anniversary of the Date of Grant	% of Performance Units Vested
1st Anniversary	26 2/3%
2nd Anniversary	26 2/3
3rd Anniversary	26 2/3
4th Anniversary	0
5th Anniversary	20

Upon completion of the three-year performance period, participants will receive a payout equal to 80% of the award earned. The remaining 20% of the award will be paid upon completion of two additional years of service, (i.e., five years of service in total). Upon termination of employment, excluding retirement, all unvested performance units will be forfeited. Upon a participant’s termination of employment due to retirement, all of the participant’s performance units will immediately vest provided that the participant has at least six months of service in the performance period. Eligible retirement is dependent upon age and years of service as follows: age 55 with ten years of service, age 60 with five years of service and age 65 with two years of service.

Retirement Benefits

MasterCard Accumulation Plan (MAP)

Employees who participate in the MAP earn benefits under the MAP as soon as they become an employee of the Company. Benefits generally vest after four years of service. For each plan year after January 1, 2000, participants are credited with a percentage of their compensation for the plan year in accordance with the table below:

Completed Years of Service at December 31 of Prior Plan Year	Pay Credit for Current Plan Year
0 – 4	4.50%
5 – 9	5.75
10 – 14	8.00
15 – 19	10.00
20 – 29	12.00

Eligible employees age 50 or older on or prior to December 31, 2000 are eligible for the greater of the pay credit schedule referenced above or the following pay credit schedule:

Age on Birthday in Current Plan Year	Minimum Pay Credit for Current Plan Year
50 – 54	9.00%
55 – 59	12.00
60+	14.00

Compensation is defined as base pay plus annual incentive compensation. These accounts also receive investment credits based on the yield on 30-Year Treasury securities. When a participant terminates employment, the vested amount credited to the participant’s account is paid in a lump sum or converted into an annuity.

Supplemental Retirement Benefits

Supplemental retirement benefits are provided to all Named Executive Officers and certain other participants under various funded and unfunded nonqualified plans such as our Supplemental Executive Retirement Plan and Annuity Bonus Plan described below. These benefits are provided to certain employees whose benefits are limited by compensation or amount under applicable federal tax laws and regulations.

Supplemental Executive Retirement Plan (“SERP”)

Designated employees, including all Named Executive Officers, may also receive an annual benefit at retirement equal to a designated percentage (100% for Mr. Selander and 80% for each of the other Named Executive Officers) of the participant’s final 48-month average base salary, reduced by a hypothetical prior employer plan benefit and the amount of all benefits received under the MAP, nonqualified arrangements and social security.

The hypothetical prior plan benefit described in the preceding sentence is an offset to SERP benefits that accounts for years of service of a plan participant prior to joining MasterCard. This benefit offset is calculated as a cash balance account that is “earned” on base pay from age 25 until the year prior to the participant being hired by MasterCard. The account continues to receive interest and is offset from the participant’s aggregate SERP benefit. Prior base pay levels are determined by taking the participant’s base pay level upon hiring by

MasterCard and reducing the amount by 10% for each prior year. The hypothetical prior benefit plan offset is not intended to represent a SERP participant’s actual prior employment benefit. Pay credits for the hypothetical prior benefit plan are as follows:

Years of Service	Pay Credit
1-2	3.25%
3-4	4.00
5-9	5.00
10-14	6.00
15-19	8.00
20-34	11.00

The SERP benefits for each Named Executive Officer are in the table below under the caption “Estimated Annual Retirement Benefits Payable to Certain Executive Officers.”

Annuity Bonus Plan

The Annuity Bonus Plan is a non-qualified, after-tax savings plan designed to provide employees with benefits and contributions to the extent amounts under the Company’s qualified plans are capped by IRS limitations. Each year, the Company pays participants a bonus distributed in the form of a payment to a tax-deferred annuity contract. Annual contributions and reimbursement for tax obligations in connection with the plan are reported and separately reflected in the table in “Summary Compensation” for each of the Named Executive Officers.

Estimated Annual Retirement Benefits Payable to Certain Executive Officers

The following table shows the estimated annual retirement benefits, including supplemental retirement benefits, if any, under the plans applicable to the individuals, which would be payable to each Named Executive Officer assuming retirement at age 65 at his February 1, 2005 base salary with payments made for life:

Name	Year of 65th Birthday	Estimated Annual Benefit(1)
Robert W. Selander	2015	$61,000
Alan J. Heuer	2006	253,000	(2)
Jerry McElhatton	2004	213,000	(2)
Christopher D. Thom	2013	52,000
Noah J. Hanft	2018	93,000

(1)	Assumes MAP account balances increase with interest credits of 4.75% per year.
(2)	Amount will be reduced by Social Security benefits.

MasterCard Shared Profit and Savings Plan

Most Company employees are eligible to participate in the savings (401(k)) component of the MasterCard Shared Profit and Savings Plan. Employees who participate in the plan may contribute from 2% to 6% of base pay on a tax-deferred basis or after-tax basis. Employees may also contribute supplemental tax-deferred and after-tax amounts from 1% to 5%. Internal Revenue Service limits apply to all tax-deferred contributions. Employees who earn $90,000 or less in base pay can contribute from 2% to 25% of their base pay to the plan, subject to the Internal Revenue Service limits, on a tax-deferred and/or after-tax basis.

The Company matches 100% of employee contributions up to 6% of base pay. Employees must contribute to the savings (401(k)) component of the plan to receive this matching contribution. Matching contributions are 100% vested after four years of service under a graded vesting schedule. Loans and certain types of withdrawals are permitted.

In addition, the Company may make a profit-sharing contribution in the range of 0-10% of base pay. The target contribution is 7%, and the 2004 contribution was 10%.

Employment Agreements and Change-in-Control Agreements

Employment Agreements

The Company is party to an employment agreement with each of the Named Executive Officers.

Mr. Selander

Under the terms of Mr. Selander’s employment agreement, Mr. Selander’s employment will automatically terminate if he: (i) retires; (ii) dies; or (iii) becomes disabled. In addition, both he and the Company can terminate the agreement for any reason upon 90 days’ prior written notice. During the employment term, Mr. Selander is eligible to participate in the Company’s total rewards plans and arrangements on a level commensurate with his position. The agreement provides that if Mr. Selander’s employment is terminated either by the Company other than for cause or by him for certain specified reasons, in addition to any earned, but unpaid base salary and vested entitlements under any Company plans, he would be entitled to:

•	A pro rata portion of his target bonus;

•	Severance pay in the form of base salary continuation and his average annual incentive bonus, received over the prior three years, for a period of 36 months;

•	Continued participation in the Company’s health, life insurance and disability plans and Company payment of COBRA premiums;

•	Immediate Supplemental Executive Retirement Plan (SERP) vesting and an additional SERP benefit equal to the amount of benefits he would have accrued under any Company tax-qualified pension and savings plans until he is eligible to retire;

•	Continued vesting of any long-term incentive awards; and

•	Outplacement assistance.

For terminations by reason of death or disability, Mr. Selander would be entitled to his target annual bonus (pro rated in the case of disability).

Mr. Selander would be subject to non-competition and non-solicitation covenants for a minimum period of 12 months, up to the full length of the severance period.

On February 28, 2005, the Company entered into an addendum agreement with Mr. Selander, which modified his employment agreement. The addendum agreement provides for a retention payment of $10,000,000 to Mr. Selander provided that he remains employed by the Company in good standing until a date to be established by the Board of Directors no earlier than April 9, 2010, but no later than April 9, 2011 (the “Retention Date”), meets certain performance standards and provides requested assistance in identifying his successor and transitioning his responsibilities to such person. Under certain circumstances Mr. Selander may be entitled to a pro rata portion of the retention payment if his employment is terminated prior to the Retention Date. Mr. Selander’s receipt of the retention payment is further conditioned upon his agreement to generally applicable 36-month non-compete and non-solicitation covenants, subject to shorter periods if he is terminated for cause or if he resigns as a result of a change in the strategic direction of the Company to which he objects, and his execution of a release of liability in favor of the Company.

Messrs. Heuer, McElhatton, Thom and Hanft

Mr. McElhatton was formerly the President, Global Technological Operations of the Company. He retired in March 2005 and was succeeded by W. Roy Dunbar. Mr. McElhatton’s employment agreement and compensation are discussed herein because he was among the Company’s five most highly compensated executive officers in 2004.

Under the terms of Messrs. Heuer’s, McElhatton’s, Thom’s and Hanft’s agreements, the applicable executive’s employment will automatically terminate if he: (i) dies; or (ii) becomes disabled. In addition, both the executive and the Company can terminate the agreement for any reason upon 90 days’ prior written notice. During the employment term, the executive is eligible to participate in the Company’s total rewards plans and arrangements on a level commensurate with his position. The agreement provides that if the executive’s employment is terminated prior to retirement (March 31, 2005 for Mr. McElhatton and age 65 for Messrs. Heuer, Thom and Hanft) either by the Company other than for cause or by the applicable executive for certain specified reasons, in addition to any earned, but unpaid base salary and vested entitlements under any Company plans, the applicable executives would be entitled to:

•	A pro rata portion of his target bonus;

•	Severance pay in the form of base salary continuation and his average annual incentive bonus, received over the prior two years, for a period (through March 31, 2005 for Mr. McElhatton and 24 months for Messrs. Heuer, Thom and Hanft), subject, in Messrs. Heuer’s, Thom’s and Hanft’s cases, to recalculation to be payable over the period until the applicable executive is eligible to retire (without any increase in the amount payable);

•	Continued participation in the Company’s health, life insurance and disability plans and Company payment of COBRA premiums;

•	Immediate SERP vesting;

•	Immediate vesting of any special awards grants and continued vesting of any other long-term incentive awards; and

•	Relocation assistance for Mr. McElhatton and Mr. Thom.

For terminations by reason of death, disability or retirement, and voluntary terminations, the executive would be entitled to unpaid base salary, vested entitlements under any Company plans, a pro rata portion of his target bonus, and relocation assistance.

The executive would be subject to non-competition and non-solicitation covenants for a minimum period of 12 months, up to the full length of the severance period.

Change-in-Control Agreements

The Company has approved a Change-in-Control Agreement (“CIC Agreement”) for certain of its executive officers, including all of the Named Executive Officers. Under the CIC Agreement, if an executive officer’s employment is terminated without “cause” or for “good reason” (as defined in the CIC Agreement) during the six-month period preceding or the two-year period following a “change in control” of the Company, the executive will be entitled to the following:

•	A severance payment equal to two times the average base salary and bonus (three times in the case of the President and Chief Executive Officer), payable through March 31, 2005 for Mr. McElhatton and over a 24-month period for Messrs. Heuer, Thom and Hanft (36 months in the case of the President and Chief Executive Officer), subject to recalculation to be payable over the period until the executive is eligible to retire (without any increase in the amount payable);

•	Continued coverage under the executive’s individual long-term disability plan for the applicable period referenced above;

•	Continued coverage in the medical, dental, hospitalization and vision care plans for up to 18 months;

•	Accelerated vesting of performance units including special grants awarded prior to the change-in-control under the Executive Incentive Plan, with payout at 125% of target;

•	Accelerated vesting of special grants awarded pursuant to the Executive Incentive Plan, nonqualified retirement and deferred compensation benefits;

•	Lump sum payment equal to the value of unvested qualified plan benefits;

•	Outplacement assistance; and

•	An excise tax gross-up for any taxes incurred as a result of Section 4999 of the Internal Revenue Code.

The executive would be subject to a covenant not to compete and not to solicit employees for up to 24 months for Messrs. Heuer, Thom and Hanft (36 months in the case of the President and Chief Executive Officer).

The Company expects to enter into revised Change-in-Control Agreements with the Named Executive Officers in connection with the completion of the initial public offering.

Compensation of Directors

In the year ended December 31, 2004, directors who were not employees of the Company were paid an annual retainer of $45,000. The Chairman of the Board of Directors received an annual retainer of $50,000. Non-employee directors also received an annual retainer of $5,000 for serving as a chairperson of a standing committee; a $1,500 meeting fee for attendance at board meetings; a $1,000 meeting fee for attendance at committee meetings and a $500 meeting fee for telephonic meetings. In addition, customary expenses for attending board and committee meetings were reimbursed.

Under the MasterCard Deferral Plan, up to 100% of non-employee director’s meeting fees and annual retainer may be deferred and invested among several investment return options. In general, deferred amounts are not paid until after the director retires from the board. The amounts are then paid, at the director’s option, either in a lump sum or in five or ten annual installments.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever served as an officer or employee of the Company. Mr. Boudreau is a former executive officer of Chase Manhattan Bank USA, N.A, an affiliate of one of the Company’s stockholders with which it has a business relationship. For a description of JP Morgan Chase & Co.’s stockholdings in the Company, see “Security Ownership of Certain Beneficial Owners and Management.” All members of the Compensation Committee are officers or former officers of stockholders of the Company, which are principal members of MasterCard International and significant customers of the Company.

Performance Graph

The following stock performance graph (the “Performance Graph”) compares the cumulative total stockholder return of the Company’s common stock, the S&P 500 Index and the S&P Financial Index for the period beginning on March 31, 2003 and ending on December 31, 2004. The Performance Graph assumes a $100 investment in the common stock and each of the indices and the reinvestment of dividends. Because the common stock is not listed on any securities exchange or quoted on any dealer quotation system, the price of the common stock represents its book value at the periods indicated in the Performance Graph.

CUMULATIVE TOTAL RETURN

March 31, 2003 to December 31, 2004

	March 31, 2003	December 31, 2004
MasterCard	100	162.8
S&P Financial Index	100	146.8
S&P 500 Index	100	142.9

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

(Dated March 25, 2005)

The Committee’s Responsibilities

The Compensation Committee is responsible for setting and administering the policies that govern executive compensation and benefits. The Compensation Committee is comprised of five members of the Board of Directors, each of whom is an outside director, as defined under Section 162 (m) of the Code.

The Compensation Committee regularly reviews the Company’s executive compensation policies and practices and will continue to do so in response to new rules and evolving best practices. The Compensation Committee has retained its own outside compensation consultant to provide advice and assistance. During 2004, the Compensation Committee met four times and held executive sessions, without management present, at each meeting.

More information about the Compensation Committee can be found above under “Committees of the Board of Directors—Compensation” and the Compensation Committee’s charter is available on the Company’s website at http://www.mastercardintl.com.

The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the Compensation Committee in making decisions about executive compensation.

Compensation Philosophy

The Compensation Committee’s compensation decisions are based on the following core principles.

•	Executive officer goals should be linked with stockholder interests. The Company’s compensation and reward systems serve as a tool for reinforcing the link between rewards and the achievement of business results consistent with the organization’s expected values and behaviors.

•	Pay should be performance-based. The Company provides a total compensation program consisting of fixed and variable pay, with an emphasis on variable pay to reward short- and long-term performance versus established goals and objectives.

•	Compensation opportunities must be competitive to attract and retain talented employees. Each year, the Compensation Committee assesses the competitiveness of total compensation levels for executives as more fully described below.

Program Elements

The Company’s executive compensation program consists of base salary, annual incentive and long-term incentive compensation. The Compensation Committee’s philosophy generally is to target compensation levels to be between the median and 75th percentile of the blended peer groups for the executive officers as described below. For purposes of establishing a competitive market for the Named Executive Officers, the Company considers companies representative of the types of organizations from which it recruits and to which it loses executive talent, e.g., a custom group of companies composed of major financial services companies, comparable financial services companies and premier brand value companies, as well as, where appropriate, a broader group of financial services and general industry companies. The blended peer group is generally consistent with that used to measure performance as illustrated in the Performance Graph.

Base Salary. Base salaries for executive officers are generally positioned between the median and 75th percentile of the competitive market. All salaried employees are eligible for annual merit increases based primarily on both fulfillment of their job responsibilities and the competitive market for their position. Base salaries are held constant for senior level incumbents for at least three years, subject to market movement and/or changing job responsibilities.

Annual Incentive. The Company provides its executives with an opportunity to earn cash incentive awards through the Annual Incentive Compensation Plan (“AICP”). The Company generally positions target annual incentive opportunities between the median and 75th percentile of the competitive market. Each Named Executive Officer’s target AICP opportunity is determined based on competitive market practices and internal equity considerations.

The AICP is funded based on overall corporate performance (the corporate score could result in incentive pool funding of 0% or 50% to 150% of the target incentive pool). Funding is allocated to each division based on corporate and business unit/region performance. For the President and Chief Executive Officer, the funding is determined based 100% on the achievement of corporate goals. For the other Named Executive Officers, the funding is determined based 75% on the achievement of corporate goals and 25% on the achievement of business unit/regional performance. Actual awards are based on corporate, business unit/region and individual performance against goals.

For fiscal year 2004, corporate performance was based on improving performance with key customers in key markets, improving customer-focused strategy, achieving EBITDA, operating expense and ROE corporate financial targets and enhancing organizational capabilities. Business unit/region performance was based on the achievement of goals defined in each group’s annual business plan that were directly linked to corporate objectives. Based on the Company’s fiscal year 2004 performance, the AICP was funded between target and maximum. Business unit/region performance results were also between target and maximum.

Long-Term Incentive. Executives participate in the EIP, a performance unit plan tied to three-year corporate performance. Generally, units are awarded annually and target opportunities are positioned between the median and 75th percentile of the competitive markets described above. The award vests over a five-year period (80 percent ratably over three years and 20 percent after five years), with 80 percent paid after certification of the performance results at the conclusion of the performance period. Payment of the final 20 percent of the award which vests after five years is generally made within 60 days of vesting.

For awards made in 2004 (covering the 2004-2006 performance period), the ultimate value of the units will be determined based upon the level of performance achieved against the following measures: improving performance with key customers in key markets; improving customer focused strategy; achieving EBITDA, operating expense and ROE corporate financial targets and enhancing organizational capabilities. See “Executive Compensation—Long-Term Incentive Plan—Awards In Fiscal Year 2004” for a detailed description of the EIP and the number of units awarded to the Named Executive Officers in 2004.

Based on the Company’s performance over the 2002-2004 performance period, performance units were valued between target and maximum levels. Performance was measured against a combination of qualitative and quantitative measures that included: improving profitable share with key members in key markets; improving customer focused strategy; achieving corporate financial targets (including attaining a predetermined level of EBITDA), enhancing organizational capabilities and the integration of Europay International S.A (“Europay”). You can find more information about the long-term incentive grants and payouts described in this report under “Executive Compensation—Long-Term Incentive Plan—Awards In Fiscal Year 2004” and “Executive Compensation—Summary Compensation” of this Proxy Statement.

CEO Compensation and Performance

Mr. Selander’s fiscal year 2004 compensation consisted of base salary, an annual incentive award, a long-term incentive award and the third and final payment of a special award for services related to the conversion and integration of Europay awarded in 2002. The Compensation Committee determined the level for each of these elements using methods consistent with those used for other Named Executive Officers.

For 2004, Mr. Selander’s base salary remained constant; the Committee approved a $100,000 increase effective February 2005. He received an AICP award of $2,500,000 based on performance against corporate goals. He also received a grant of 41,000 units under the EIP for the 2004-2006 performance period and a payout for the 2002-2004 performance period that reflected above target, but below maximum, performance.

In addition, he received the third payment of a special award of $333,333 based on MasterCard’s sustained performance and progress to date on its post-integration of Europay objectives.

Deductibility of Executive Compensation

Section 162(m) of the Code requires that public companies meet specific criteria in order to deduct, for federal income tax purposes, compensation over $1 million paid to the Named Executive Officers. The Company is currently covered by the transition rules for newly public companies under Section 162(m) and will receive a deduction for all compensation paid to those executive officers in fiscal year 2004. As described under “Proposal 2—Approval of MasterCard International Incorporated Senior Executive Annual Incentive Compensation Plan” and “Proposal 3—Approval of MasterCard International Incorporated Senior Executive Incentive Plan”, the Compensation Committee is requesting in this Proxy Statement that Stockholders approve annual and long-term incentive plans similar to the AICP and the EIP. The new plans will permit the payment of compensation that will be deductible once the transition period is over. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company’s success. Consequently, in any year the Compensation Committee may authorize compensation in excess of $1,000,000 that is not performance-based under Section 162(m). The Compensation Committee recognizes that the loss of a tax deduction may be unavoidable in these circumstances.

Compensation Committee:
William F. Aldinger
Donald L. Boudreau
Baldomero Falcones Jaquotot
Robert W. Pearce
Lance L. Weaver

OTHER MATTERS

Management does not know of any business to be transacted at the Special Meeting other than as indicated herein. Should any such matter properly come before the Special Meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or by courier to the address provided in the instructions included with your proxy card or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

Deadline for Submitting Proposals for the 2006 Annual Meeting. Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings of the Company in accordance with SEC regulations. Such proposals must be received by the Company no later than November 25, 2005 to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2006 Annual Meeting and, in any event, must be received by the Company no later than February 8, 2006 to be eligible for presentation for stockholder action at the 2006 Annual Meeting. Proposals should be directed to the attention of the Secretary at the address set forth above under “Introduction—Solicitation of Proxies.”

By Order of the Board of Directors

Noah J. Hanft

Secretary

Purchase, New York

October 26, 2005

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MASTERCARD INCORPORATED

MasterCard Incorporated (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the Corporation is MasterCard Incorporated. The Corporation was originally incorporated under the name MasterCard Incorporated. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 2001. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 28, 2002.

B. This Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s Amended and Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

C. The Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

ARTICLE I

Section 1.1. Name. The name of the Corporation is MasterCard Incorporated (the “Corporation”).

ARTICLE II

Section 2.1. Address. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Section 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

Section 4.1. Capitalization.

(A) The total number of shares of all classes of stock that the Corporation is authorized to issue is 4,501,000,000 shares, consisting of (i) 300,000,000 shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”), (ii) 3,000,000,000 shares of Class A Common Stock, par value $.0001 per share (“Class A Common Stock”), (iii) 1,200,000,000 shares of Class B Common Stock, par value $.0001 per share (“Class B Common Stock”) and (iv) 1,000,000 shares of Class M Common Stock, par value $.0001 per share (“Class M Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock, Class M Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock, Class M Common Stock or Preferred Stock voting separately as a class shall be required therefor.

(B) Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Filing Time”), each share of common stock of the Corporation, however designated, issued and outstanding immediately prior thereto (“Old Common Stock”), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be reclassified as and shall become: (i) 1.35 new validly issued, fully paid and nonassessable shares of Class B Common Stock; and (ii) that fraction of a new validly issued, fully paid and nonassessable share of Class M Common Stock that will result in each holder of Old Common Stock receiving one share of Class M Common Stock. Fractional shares of Class B Common Stock will be issued to the extent necessary, but only if fractional shares of Old Common Stock exist as of the Filing Time. The reclassification of the Old Common Stock into Class B Common Stock and Class M Common Stock will be deemed to occur at the Filing Time, regardless of when any certificates previously representing such shares of Old Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing such new Class B Common Stock or Class M Common Stock.

Section 4.2. Preferred Stock.

(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

Section 4.3. Common Stock.

(A) Voting Rights.

(1) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote (which, for the avoidance of doubt, shall not include the election of Class M Directors (as defined below)); provided, however, that to the fullest extent permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on (a) any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL, or (b) any amendment to Section 4.3(A)(3)(c).

(2) To the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter.

(3) (a) Except as expressly set forth in Article IV, Section 4.3(A)(3)(b) and Article V, Section 5.1, to the fullest extent permitted by law, holders of Class M Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter; provided, however, that, in addition to any other vote required by law, for so long as any shares of Class M Common Stock remain issued and outstanding, the affirmative vote of at least a majority of the votes cast thereon by the holders of the Class M Common Stock, voting separately as a class, shall be required for:

1) any sale, lease or exchange of all or substantially all of the Corporation’s assets or of any subsidiary of the Corporation, in each case which requires the approval of the stockholders of the Corporation under the DGCL, or approval of any sale, lease or exchange of all or substantially all of the assets of MasterCard International Incorporated (“MasterCard International”);

2) the consummation of any merger or consolidation of the Corporation or any approval of the consummation of any merger or consolidation of MasterCard International, in either case, (a) with any other corporation or entity prior to the date that is 20 years and 11 months following the date of the consummation of the Corporation’s initial public offering of the Class A Common Stock (the “Initial Public Offering”), or (b) with (i) any competitor of the Corporation, as determined by the Board in its sole discretion, (ii) any Member (as defined below) or (iii) any financial institution that is eligible to become a Member, as determined by the Board in its sole discretion;

3) any amendment or modification of this Amended and Restated Certificate of Incorporation to authorize the issuance of capital stock other than Class A Common Stock, Class B Common Stock, Class M Common Stock or Preferred Stock prior to the date that is 20 years and 11 months following the date of the consummation of the Initial Public Offering;

4) the Corporation to cease to engage (directly or through its subsidiaries) in the business of providing core network authorization, clearing and settlement services for branded payment card transactions;

5) any alteration, amendment or repeal of any provision of this Amended and Restated Certificate of Incorporation if such alteration, amendment or repeal would have the effect of permitting (i) any Person (as defined below) to Beneficially Own (as defined below) (a) shares of Class A Common Stock representing more than 15% of the aggregate outstanding shares or voting power of Class A Common Stock; (b) shares of any other class or series of stock of the Corporation entitled to vote generally in the election of directors (which, for the avoidance of doubt, shall not include Class M Common Stock) (“Other Voting Stock”) representing more than 15% of the aggregate outstanding shares or voting power of such class or series of Other Voting Stock; or (c) shares of Class A Common Stock and/or Other Voting Stock representing more than 15% of the aggregate voting power of all the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting as a single class, or (ii) any Member or Similar Person (as defined below) to Beneficially Own any share of Class A Common Stock or Other Voting Stock; and

6) any alteration, amendment or repeal of any provision of this Article IV, Section 4.3(A)(3), the last sentence of Article V, Section 5.1, Article VI, Section 6.1(A), Article VI, Section 6.4 or Article VI, Section 6.5 of this Amended and Restated Certificate of Incorporation or the adoption of any provision inconsistent therewith.

(b) For so long as any shares of Class M Common Stock are outstanding, holders of outstanding Class M Common Stock, voting separately as a class, shall be entitled to elect a number of directors of the Corporation (each, a “Class M Director”) that is equal to the lesser of (x) three and (y) the product of  1/4 multiplied by the total number of directors that will be in office immediately following such election (rounded down to the nearest whole number). For so long as any shares of Class M Common Stock are outstanding, any Class M Director may be removed without cause by the affirmative vote of at least a majority in voting power of all the then outstanding shares of Class M Common Stock, voting separately as a class.

(c) The aggregate number of votes that may be cast by all holders of the Class M Common Stock shall on all matters equal 1000 and each holder of Class M Common Stock, without regard to the number of shares of Class M Common Stock held by such holder, shall be entitled to that number of votes or fraction thereof that equals the product of 1000 multiplied by such holder’s Global Proxy Calculation, as such term is defined in, and determined in accordance with this Section 4.3(A)(3)(c). For purposes of determining the number of votes, or fraction thereof, to which each holder of Class M Common Stock shall be entitled, the Global Proxy Calculation for each such holder of Class M Common Stock shall be equal to the sum obtained by adding (A) .25 multiplied by a fraction, the numerator of which is such holder’s Gross Dollar Volume (GDV) and the denominator of which is the Corporation’s Gross Dollar Volume (GDV) attributable to all holders of Class M Common Stock of the Corporation, plus (B) .25 multiplied by a fraction, the numerator of which is such holder’s Gross Acquiring Volume (GAV) and the denominator of which is the Corporation’s Gross Acquiring Volume (GAV) attributable to all holders of Class M Common Stock of the Corporation, plus (C) .50 multiplied by a fraction, the numerator of which is the sum of (1) the Revenues Paid by such holder to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by the holder to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, and the denominator of which is the sum of (1) the Revenues Paid by all holders of Class M Common Stock to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by all holders of Class M Common Stock to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, in each case for the applicable period. No Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) shall be attributable to travelers cheque programs for purposes of the Global Proxy Calculation. The Board may fix a record date for the purposes of determining those holders of Class M Common Stock of record whose Gross Dollar Volume (GDV), Gross Acquiring Volume (GAV) and Revenues Paid shall be included in determining a Global Proxy Calculation for a particular period, which record date shall not be more than 30 days prior to the end of any such period. Only actual, as opposed to estimated, Gross Dollar Volume (GDV) and Gross Acquiring Volume (GAV) and Revenues Paid information will be used in determining the Global Proxy Calculation for each holder of Class M Common Stock.

The Global Proxy Calculation shall be calculated for each successive 12-month period beginning on July 1, 2005; provided, however, that for Global Proxy Calculations for periods ending after June 30, 2007, the Board may elect to use the Corporation’s fiscal year as the basis for the Global Proxy Calculation; and provided, further, that the Board may elect to use any other 12-month period as the basis for the Global Proxy Calculation if it determines in its sole and absolute discretion that such election is necessary or desirable. The Corporation, acting through relevant employees selected by the Chief Executive Officer from time to time, shall compute the Global Proxy Calculation for each holder of Class M Common Stock for each applicable 12-month period and the results of such computation will be on file at the Corporation’s principal office and will be made available to any stockholder of the Corporation upon request 180 days after the end of the 12-month period to which the computation relates. The Global Proxy Calculation for any 12-month period shall remain in effect for any and all matters until the calculation for a more recent 12-month period is made available by the Corporation. The Board may make such interpretations with respect to the implementation of the Global Proxy Calculation as it may determine to be necessary or desirable in its sole and absolute discretion and shall have the final authority, which may be delegated to the officers of the Corporation, to determine the Global Proxy Calculation for any period in its sole and absolute discretion, and any such determination shall be final and binding for all purposes unless the Board determines that an error was made in the computation, in which case the computation shall be corrected in accordance with the directions of the Board.

For purposes of this Section 4.3(A)(3)(c):

“card fee assessment” means a bona fide, non de minimis fee expressed as a fixed amount in connection with a card.

“Gross Dollar Volume” means processed and non-processed issued Volumes (including domestic and international retail purchases, cash transactions, convenience checks, on-us transactions, intra-processor transactions, local use only transactions and balance and commercial funds transfers) that occur as a result of one or more of (A) a transaction involving any one of the Corporation’s brands (e.g., MasterCard®, Eurocard®, Maestro®, Cirrus® and ec Picto®) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation’s brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation’s brands, as determined by the Corporation.

“Gross Acquiring Volume” means processed and non-processed acquired Volumes (including domestic and international retail purchases, cash transactions, on-us transactions, intra-processor transactions and local use only transactions) that occur as a result of one or more of (A) a transaction involving any one of the Corporation’s brands (e.g., MasterCard®, Eurocard®, Maestro®, Cirrus® and ec Picto®) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation’s brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation’s brands, as determined by the Corporation.

“Integration Agreement” means the Share Exchange and Integration Agreement by and among the Corporation, MasterCard International and Europay International S.A., dated as of February 13, 2002, as amended, modified, supplemented or restated from time to time.

“Permitted Purse Brand” means a brand representing a stored value application that is permitted to be used by members of MasterCard International under the By-Laws and Rules of MasterCard International.

“Revenues Paid” for any period means, with respect to a particular holder of Class M Common Stock, all revenues of the Corporation on a consolidated basis, calculated in accordance with U.S. GAAP, that are generated by the activities of that holder, other than (1) any fees or other charges associated with the termination of that holder’s membership in MasterCard International, (2) Integration Assessments (as defined in the By-Laws of MasterCard International) paid by that holder, (3) other assessments, fees and charges paid by that holder in its capacity as a member of MasterCard International if those assessments, fees or charges were imposed on less than all of the members of MasterCard International (except for assessments, fees and charges pertaining to business development, ordinary course of business and other matters deemed to be includable by the management of MasterCard International in its sole discretion) and (4) fines and penalties paid by that holder (except as determined in the sole discretion of the management of MasterCard International).

“volume-based assessment” means a bona fide, non de minimis assessment typically expressed as a percentage of the Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) associated with a particular type of transaction.

“Volumes” means the following four types of volumes in the specified percentages:

1. Type 1 shall include 100% of all (1) volumes on cards that include a MasterCard® brand logo and that are subject to volume-based assessments or card fee assessments, (2) Maestro® and Cirrus® processed debit volumes and (3) Maestro® and Cirrus® debit volumes that are subject to volume-based assessments, so long as Maestro®, a Permitted Purse Brand and/or Cirrus® is the sole acceptance brand on the card.

2. Type 1A shall include 75% of all ec Picto® volumes and other similar debit volumes that in each case have been converted to Maestro® volumes so long as Maestro®, a Permitted Purse Brand and/or Cirrus® is the sole acceptance brand on the card and the card is subject to card fee assessments.

3. Type 2 shall include the following percentages of all volumes for regional debit brands owned solely by the Corporation on cards that include a Maestro® and/or Cirrus® logo; provided that such cards are subject to volume-based assessments or card fee assessments; and provided, further, that for calculations for the 12-month periods ending June 30, 2005, 2006 and 2007, there is a binding written commitment to remove all acceptance brand logos, other than the Maestro® brand logo, the Cirrus® brand logo or a Permitted Purse Brand logo, on the cards not later than July 1, 2007:

a. 40% of such volumes for the 12-month period ending June 30, 2005;

b. 30% of such volumes for the 12-month period ending June 30, 2006;

c. 20% of such volumes for the 12-month period ending June 30, 2007; and

d. 10% of such volumes for subsequent years.

4. Type 3 shall include 1% of (i) volumes for regional debit brands not owned by the Corporation on cards that include a Maestro® and/or Cirrus® brand logo and are subject to volume-based assessments or card fee assessments and (ii) volumes for balance and commercial funds transfers relating to cards that are subject to volume-based assessments or card fee assessments.

For each Global Proxy Calculation, all Volumes described above will be included in calculating Gross Dollar Volume and Gross Acquiring Volume whether those Volumes are assessed directly or the cards to which they relate are subject to card fee assessments of the type contemplated by the applicable type of Volume. In addition, for each Global Proxy Calculation performed with respect to periods ending on or prior to June 30, 2005, Volumes of the types described above will be included even if they are not subject to volume-based or card fee assessments. References to a “brand” shall include any successors to that brand.

For purposes of determining the Global Proxy Calculation, the conversion of Euros into U.S. dollars will be based on the average exchange rate during the twenty-day period ending on the day prior to the applicable measurement date (the “Prevailing Exchange Rate”), provided that during all periods prior to June 30, 2007, the Prevailing Exchange Rate shall be $.9565 U.S. = 1 Euro for so long as 1 Euro is not less than $.9065 U.S. and not greater than $1.0065 U.S. (the “Currency Conversion Band”). In the event that the Prevailing Exchange Rate does not fall within the Currency Conversion Band, the currency conversion rate to convert Euros to U.S. Dollars will be $.9565 adjusted by the difference between such Prevailing Exchange Rate and the upper/lower limit of the Currency Conversion Band, as applicable.

For purposes of determining the Global Proxy Calculation during the period set forth in the preceding paragraph, amounts denominated in the currency of a country within the Europe Region (as defined in the Integration Agreement) other than the Euro shall first be converted into Euros and subsequently converted into U.S. dollars in accordance with the previous paragraph.

Notwithstanding any other provision hereof, for purposes of determining the Global Proxy Calculation for each stockholder for each of the seven years after June 30, 2005, (i) $100 million will be subtracted from the denominator of the Revenues Paid component of the Global Proxy Calculation relating to all matters other than travelers cheque programs, irrespective of whether the Corporation earned such amount as revenues under U.S. GAAP, and (ii) an “Adjustment Amount” will be subtracted from the numerator of the Revenues Paid component of the Global Proxy Calculation relating to all matters other than travelers cheque programs, irrespective of whether the stockholder paid such amount in revenues to the Corporation. “Adjustment Amount” means: (a) for each stockholder that is designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as part of the U.S. Region of the Corporation (a “U.S. Stockholder”), an amount calculated by multiplying $100 million by a fraction, the numerator of which is the Revenues Paid by such U.S. Stockholder to the Corporation and its consolidated subsidiaries prior to adjustment pursuant to this Section and the denominator of which is the Revenues Paid by all U.S. Stockholders to the Corporation and its consolidated subsidiaries prior to adjustment pursuant to this Section; and (b) for each other stockholder of the Corporation, zero.

(B) Dividends and Distributions.

(1) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock and the Class B Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock and the Class B Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. Except as otherwise required by the DGCL, in any circumstance where the Corporation may declare dividends or otherwise make distributions (including, without limitation, any distribution on liquidation, dissolution or winding-up of the Corporation) on either the Class A Common Stock or Class B Common Stock, the Corporation shall declare the same per share dividends or make the same per share distributions, as the case may be, on such other class of Common Stock; provided, however, that if any such dividends or distributions are declared with respect to the Class A Common Stock in the form of additional shares of Class A Common Stock, such dividends or distributions shall be made with respect to the Class B Common Stock in the form of an equivalent number of shares of Class B Common Stock and if any such dividends or distributions are declared with respect to the Class B Common Stock in the form of additional shares of Class B Common Stock, such dividends or distributions shall be made with respect to the Class A Common Stock in the form of an equivalent number of shares of Class A Common Stock.

(2) Dividends or other distributions shall not be declared or paid on the Class M Common Stock.

(C) Ownership of Class B Common Stock. Class B Common Stock may only be held by (i) a Class A member or affiliate member of MasterCard International, (ii) the Corporation or a subsidiary thereof or (iii) a director, officer or employee of the Corporation or a subsidiary thereof. Any transfer or purported transfer that would result in a violation of the immediately preceding sentence shall be void ab initio and any shares of Class B Common Stock held in violation of this Section 4.3(C) may be redeemed by the Corporation, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such violative transfer (or, in the case of a devise, gift or other such transaction without consideration, the Market Price at the time of such devise or gift or other such transaction) and (ii) the Market Price on the date the Corporation, or its designee, elects to redeem such shares.

(D) Conversion.

(1) Any holder of Class B Common Stock may, at any time and from time to time commencing with the date that is the fourth anniversary of the date of the consummation of the Initial Public Offering, at such holder’s option, convert all or any portion of such holder’s shares of Class B Common Stock into an equal number of fully paid and nonassessable shares of Class A Common Stock by delivery of written notice to the Corporation (and, if such shares are held in certificated form, delivery and surrender to the Corporation of the certificates representing the shares of Class B Common Stock to be so converted); provided, however, that such holder shall have, in accordance with procedures set forth in Section 4.3(E), previously offered to sell such shares to the Class A members and affiliate members of MasterCard International; and provided, further, that nothing herein shall entitle any Person to convert Class B Common Stock into Class A Common Stock if this would result in any Member (including such Person) Beneficially Owning any share of Class A Common Stock. Subject to the provisos contained in the immediately preceding sentence, a conversion pursuant to this Section 4.3(D)(1) may be effected in connection with a transfer of shares Beneficially Owned by a Member. Upon such delivery of written notice (and, if applicable, surrender of certificates) pursuant to this Section 4.3(D)(1), the Corporation shall deliver or cause to be delivered to or upon the written order of the record owner of such shares of Class B Common Stock the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of such Class B Common Stock have been converted in accordance with the provisions of this Section 4.3(D)(1). The Corporation may, in connection with any conversion pursuant to this Section 4.3(D)(1), require such evidence as the Board may determine in its sole discretion, that following such conversion the shares shall not be Beneficially Owned by a Member and that the holder of the Class B Common Stock to be converted to Class A Common Stock shall have previously offered to sell such shares of Class B Common Stock to the Class A members and affiliate members of MasterCard International in accordance with the procedures set forth in Section 4.3(E). The Board may from time to time establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly conversion of Class B Common Stock, which procedures shall be binding upon the holders of Class B Common Stock.

(2) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to Section 4.3(D)(1); provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the record owner of Class B Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such taxes or has established, to the reasonable satisfaction of the Corporation, that such taxes have been paid.

(3) As long as any shares of Class B Common Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of Class B Common Stock, that number of shares of Class A Common Stock necessary to effect the conversion of all of the then outstanding shares of Class B Common Stock. If at any time the Board determines that the number of authorized but unissued shares of Class A Common Stock would be insufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock, the Board shall use all reasonable efforts to cause the Corporation’s authorized but unissued shares of Class A Common Stock to be increased to such number of shares as shall be sufficient to effect such conversion.

(4) Upon the occurrence of a conversion pursuant to Section 4.3(D)(1), the Class B Common Stock so converted shall be retired and may not be reissued.

(5) Shares of Class M Common Stock and, except as provided in Section 4.3(K)(4), shares of Class A Common Stock shall not be convertible into any other class or series.

(E) Right of First Refusal of Class B Common Stock. For so long as the outstanding shares of Class B Common Stock represent 15% or more of the aggregate outstanding shares of Class A Common Stock and Class B Common Stock, no holder of Class B Common Stock may convert any of such holder’s shares of Class B Common Stock into shares of Class A Common Stock unless such holder shall have previously complied with the following provisions of this Section 4.3(E).

(1) If a holder of shares of Class B Common Stock desires to convert any of such shares, then such holder shall first offer to sell the number of shares to be converted to the Class A members and affiliate members of MasterCard International for cash at a per share price equal to the Market Price (as defined below) on the date of such offer with settlement to occur no later than eight business days after such date unless otherwise agreed by the parties, which offer may be made electronically through a posting on any website the address of which shall have been notified to the Class A members and affiliate members of MasterCard International by the Corporation or through any other mechanism determined by the Board in its sole discretion to be reasonably likely to communicate such offer widely to the Class A members and affiliate members of MasterCard International and notified to the Class A members and affiliate members of MasterCard International by the Corporation.

(2) In the event any Class A member or members or affiliate member or members of MasterCard International wish to purchase any of the shares of Class B Common Stock the converting holder has proposed to convert on the terms specified in the converting holder’s offer, such Class A member or members or affiliate member or members of MasterCard International shall so notify the converting holder within five business days following the date of the offer by the converting holder made pursuant to clause (1) above and such converting holder shall thereupon sell such shares of Class B common stock to any such Class A member or members or affiliate member or members of MasterCard International on a first-come, first-served basis in accordance with the terms of such offer and the provisions hereof.

(3) In the event no Class A member or affiliate member of MasterCard International accepts the converting holder’s offer to sell any or all of the shares specified in the converting holder’s offer within five days following the date of the offer by the converting holder made pursuant to clause (1) above, such converting holder may, within the 30-day period following the date of the offer by the converting holder made pursuant to clause (1) above, convert the shares of Class B Common Stock specified in such offer that were not purchased by any of the Class A members or affiliate members of MasterCard International in accordance with and subject to Article IV, Section 4.3(D).

(F) Redemption of Class B Common Stock; Subsequent Public Offering.

(1) In the event that the Corporation shall consummate the Initial Public Offering, the Board shall, to the extent assets and funds are legally available therefor, cause the Corporation, on or prior to the date that is 90 days after the date of the consummation of the Initial Public Offering, to redeem that number of shares of Class B Common Stock that is equal to the aggregate number of shares of Class A Common Stock that the Corporation issues in the Initial Public Offering (including any shares sold pursuant to the underwriters’ option to purchase additional shares) and in any substantially concurrent issuance of shares of Class A Common Stock to The MasterCard Foundation (as defined below), and such shares of Class B Common Stock shall be redeemable by the Corporation on such terms. The redemption price per share payable to holders of Class B Common Stock not designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to the Corporation’s United States region (the “Non-U.S. Holders”) shall be payable in cash in an amount equal to the quotient of (A) the product of (x) the aggregate cash proceeds that the Corporation receives in the Initial Public Offering (including any shares sold pursuant to the underwriters’ option to purchase additional shares), net of underwriting discounts and commissions and other offering-related expenses as determined by the Board in its sole discretion (which expenses may include expenses and estimated expenses not yet paid) (the “Net Cash Proceeds”), multiplied by (y) the fraction obtained by dividing the aggregate number of shares of Class B Common Stock then held by the Non-U.S. Holders by the total number of shares of Class B Common Stock then outstanding, divided by (B) the aggregate number of shares of Class B Common Stock that is being redeemed from the Non-U.S. Holders. The redemption price per share payable to holders of Class B Common Stock designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to the Corporation’s United States region (the “U.S. Holders”) shall be payable in cash in an amount equal to the quotient of (A) the remainder of (x) the Net Cash Proceeds minus (y) the aggregate redemption price to be received by the Non-U.S. Holders minus (z) $650 million, divided by (B) the aggregate number of shares of Class B Common Stock that is being redeemed from the U.S. Holders; provided, however, that if such calculation results in a negative number, the redemption price per share to be received by the U.S. Holders will equal zero. In effecting such redemption the Corporation shall redeem shares of Class B Common Stock from the holders thereof on a pro rata basis in proportion to the number of shares of Class B Common Stock held by each of them at the time of the consummation of the Initial Public Offering; provided, that the Corporation may round off to a full share the number of shares to be redeemed from any holder so that fractional interests of less than one-half share will be rounded down and fractional interests of one-half share or more will be rounded up.

(2) In the event that the Corporation shall consummate the Initial Public Offering but the underwriters in the Initial Public Offering shall not exercise in full their option to purchase additional shares in connection with the Initial Public Offering, the Corporation shall, subject to applicable law and to the Board’s fiduciary duties (a) conduct a subsequent public offering of its Class A Common Stock on or prior to the second annual meeting of the Corporation following the Filing Time (the “Subsequent Public Offering”) and (b) to the extent assets and funds are legally available therefor, cause the Corporation, on or prior to the date that is 90 days after the date of the consummation of the Subsequent Public Offering, to redeem that number of shares of Class B Common Stock that is equal to the aggregate number of shares of Class A Common Stock that the Corporation issues in the Subsequent Public Offering, and such shares of Class B Common Stock shall be redeemable by the

Corporation on such terms; provided, that the number of shares of Class B Common Stock to be redeemed shall be reduced to the extent that such redemption would otherwise result in the number of shares of Class B Common Stock outstanding immediately following such redemption being less than 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding at the date of such redemption. The redemption price per share payable to all holders of Class B Common Stock shall be payable in cash in an amount equal to the price per share of Class A Common Stock received by the Corporation in the Subsequent Public Offering, net of per share underwriting discounts and commissions and other per share offering-related expenses as determined by the Board in its sole discretion (which expenses may include expenses and estimated expenses not yet paid). In effecting such redemption the Corporation shall redeem shares of Class B Common Stock from the holders thereof on a pro rata basis in proportion to the number of shares of Class B Common Stock held by each of them at the time of the consummation of the Subsequent Public Offering; provided, that the Corporation may round off to a full share the number of shares to be redeemed from any holder so that fractional interests of less than one-half share will be rounded down and fractional interests of one-half share or more will be rounded up.

(3) In effecting any redemption pursuant to this Section 4.3(F), the Corporation shall send written notice of redemption to the holders of the shares of Class B Common Stock redeemed and deposit, set aside or pay the redemption price therefor. The Board may establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly redemption of Class B Common Stock pursuant to this Section 4.3(F), which procedures shall be binding upon the holders of Class B Common Stock.

(G) Issuance and Retirement of Class M Common Stock.

(1) Following the Filing Time, for so long as Class M Common Stock remains issued and outstanding, the Corporation shall issue a share of Class M Common Stock to each new Class A member of MasterCard International upon such new Class A member of MasterCard International becoming such and the delivery by such new Class A member of MasterCard International of a fully executed license agreement to MasterCard International.

(2) In the event that any outstanding share of Class M Common Stock shall cease to be held by a Class A member of MasterCard International (including, without limitation, if a Class A member of MasterCard International holding such share shall cease to retain such status), such share shall automatically and without further action on the part of the Corporation or any holder of Class M Common Stock be transferred to the Corporation and thereupon shall be retired. In addition, and without further action on the part of the Corporation or any holder of Class M Common Stock, all outstanding shares of Class M Common Stock shall automatically be transferred to the Corporation and thereupon shall be retired and thereafter shall be unavailable for issue or reissue, and the Corporation shall not thereafter have the authority to issue additional shares of Class M Common Stock, upon the earliest to occur of:

(a) the approval thereof by the affirmative vote of at least a majority of the votes cast thereon by the holders of Class M Common Stock voting as a separate class; or

(b) the day on which the outstanding shares of Class B Common Stock represent less than 15% of the aggregate outstanding shares of Class A Common Stock and Class B Common Stock.

(H) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock and Class B Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class M Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(I) Mergers, Consolidation, Etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Class A Common Stock or Class B Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each such class of Common Stock shall be exchanged for or changed into the same per share amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of the other class of Common Stock is exchanged or changed; provided, however, that if shares of Class A Common Stock or Class B Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein.

(J) Adjustments. In the event that the Corporation shall, at any time when any shares of Class B Common Stock are outstanding, effect a subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class A Common Stock, then in each case the Corporation shall, at the same time, effect an equivalent subdivision, combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class B Common Stock. In the event that the Corporation shall at any time when any shares of Class A Common Stock are outstanding effect a subdivision, combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class B Common Stock, then in each case the Corporation shall, at the same time, effect an equivalent subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class A Common Stock.

(K) Limitations on Beneficial Ownership of Class A Common Stock and Class B Common Stock.

(1) No Member or Similar Person (as defined below) shall Beneficially Own any share of Class A Common Stock or any share of Other Voting Stock. Any Beneficial Ownership in violation of this Section 4.3(K)(1) (including, for the avoidance of doubt, any Beneficial Ownership of a Person that shall thereafter become a Member or Similar Person) shall be subject to the provisions set forth in Section 4.3(K)(6)-(9).

(2) No Person shall Beneficially Own (a) shares of Class A Common Stock representing more than 15% of the aggregate outstanding shares or voting power of Class A Common Stock; (b) shares of any class or series of Other Voting Stock representing more than 15% of the aggregate outstanding shares or voting power of such class or series of Other Voting Stock; or (c) shares of Class A Common Stock and/or Other Voting Stock representing more than 15% of the aggregate voting power of all the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting as a single class. Any Beneficial Ownership in violation of this Section 4.3(K)(2) shall be subject to the provisions set forth in Section 4.3(K)(6)-(9).

(3) No Person shall directly or indirectly acquire Beneficial Ownership of more than 15% of the aggregate outstanding shares of Class B Common Stock otherwise than as a direct result of a decrease in the number of shares of Class B Common Stock outstanding. If any Transfer is purportedly effected which, if effective, would result in any Person Beneficially Owning shares of Class B Common Stock in violation of this Section 4.3(K)(3) then the intended transferee shall acquire no rights in respect of such shares, including, without limitation, voting rights or rights to dividends or other distributions with respect to such shares, and any shares of Class B Common Stock Beneficially Owned in violation of this Section 4.3(K)(3) may be redeemed by the Corporation, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such violative Transfer (or, in the case of a devise, gift or other such transaction without consideration, the Market Price of the Class A Common Stock at the time of such devise or gift or other such transaction)

and (ii) the Market Price of the Class A Common Stock on the date the Corporation, or its designee, elects to redeem such shares.

(4) (a) Notwithstanding Section 4.3(K)(1), in the event that, at any time when shares of Class M Common Stock are issued and outstanding, the number of shares of Class B Common Stock outstanding at the end of a fiscal period shall be less than 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding at such date, Class A members and affiliate members of MasterCard International shall be permitted to acquire (through purchases in the open market or otherwise) that number of additional shares of Class A Common Stock that would result in the holders of Class B Common Stock, collectively and after giving effect to the conversion of shares provided in the succeeding sentence, holding a number of shares of Class B Common Stock that is equal to 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding at such fiscal period end. Any such shares of Class A Common Stock so acquired shall automatically convert into an equal number of shares of Class B Common Stock upon the acquisition thereof by a Member. The Board may establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly acquisition and conversion of Class A Common Stock pursuant to this Section 4.3(K)(4), including, without limitation, procedures relating to the periodicity of such acquisitions and conversions and to the allocation among the Class A members and affiliate members of MasterCard International of the permission to acquire additional shares, which procedures shall be binding upon the stockholders of the Corporation and upon the Class A members and affiliate members of MasterCard International.

(b) Notwithstanding Section 4.3(K)(2), The MasterCard Foundation may Beneficially Own more than 15% of the aggregate outstanding shares of Class A Common Stock; provided that The MasterCard Foundation shall not Beneficially Own more than 20% of the aggregate outstanding shares of Class A Common Stock.

(c) Notwithstanding Section 4.3(K)(1) and (2), an underwriter that participates in a public offering or a private placement of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) may Beneficially Own shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) in excess of the limitations on Beneficial Ownership set forth in Sections 4.3(K) (1) and (2), but only to the extent necessary to facilitate such public offering or private placement.

(d) A Person (including, without limitation, a Member or Similar Person) shall not be deemed to Beneficially Own shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) for purposes of Section 4.3(K)(1) and (2) if such shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of such Person’s business and if such shares are held by such Person without the purpose or effect of changing or influencing control of the Corporation.

(5) Definitions.

(a) “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)(or any successor rule).

(b) “Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules), except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns”, “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.

(c) “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 4.3(K)(8)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code (or any successor provisions).

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Market Price” of a security on any date shall mean the last reported sale price for such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, for such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board or, in the event that no trading price is available for such security, the fair market value of such security as determined in good faith by the Board.

(f) “Member” shall mean any Person that at the Filing Time is, or thereafter shall become, a Class A member or affiliate member of MasterCard International or licensee of any of the Corporation’s or MasterCard International’s brands, or an Affiliate of any of the foregoing, whether or not such Person continues to retain such status.

(g) “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(h) “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Sections 4.3(K)(1) or (2), would Beneficially Own shares of Class A Common Stock and/or Other Voting Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

(i) “Similar Person” shall mean any Person that is an operator, member or licensee of any general purpose payment card system that competes with the Corporation, or any Affiliate of such a Person.

(j) “The MasterCard Foundation” shall mean The MasterCard Foundation, a legal entity incorporated as a corporation without share capital under the Canada Corporations Act.

(k) “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Class A Common Stock,

Class B Common Stock and/or Other Voting Stock or the right to vote Class A Common Stock and/or Other Voting Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Class A Common Stock, Class B Common Stock and/or Other Voting Stock or any interest in Class A Common Stock, Class B Common Stock and/or Other Voting Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership of Class A Common Stock, Class B Common Stock and/or Other Voting Stock; in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

(l) “Trust” shall mean any trust as defined in Section 4.3(K)(6)(a).

(m) “Trustee” shall mean a Person unaffiliated with the Corporation, a Prohibited Owner or any Member or Similar Person, that is appointed by the Corporation to serve as trustee of a Trust.

(6) Violative Transfer. If any Transfer is purportedly effected which, if effective, would result in any Person Beneficially Owning shares of Class A Common Stock and/or Other Voting Stock in violation of Sections 4.3(K)(1) or (2) then the intended transferee shall acquire no rights in respect of such shares, including, without limitation, voting rights or rights to dividends or other distributions with respect to such shares and:

(a) that number of shares of the Class A Common Stock and/or Other Voting Stock the Beneficial Ownership of which otherwise would cause such Person to violate Sections 4.3(K)(1) or (2) (rounded to the next highest whole share) shall be automatically transferred to a trust (“Trust”) for the benefit of a Charitable Beneficiary, effective as of the close of business on the business day prior to the date of such transfer, and such Person shall acquire no rights in such shares; or

(b) if the transfer to the Trust described in clause (a) of this Section 4.3(K)(6) would not be effective for any reason to prevent the violation of Sections 4.3(K)(1) or (2), as applicable, then, subject to Section 4.3(K)(10) hereof, the Transfer of that number of shares of Class A Common Stock and/or Other Voting Stock that otherwise would cause any Person to violate Sections 4.3(K)(1) or (2) shall be void ab initio.

(7) Remedies for Breach. If the Board shall at any time determine in good faith that a Transfer or other event has purportedly taken place that, if effected would result in a violation of Sections 4.3(K)(1) or (2) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class A Common Stock and/or Other Voting Stock in violation of Sections 4.3(K)(1) or (2) (whether or not such violation is intended), the Board shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares pursuant to Section 4.3(K)(8)(e), refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Sections 4.3(K)(1) or (2) shall automatically result in the Transfer to a Trust, and, where applicable, such Transfer (or other event) in violation of Sections 4.3(K)(1) or (2) shall be void ab initio irrespective of any action (or non-action) by the Board.

(8) Transfer of Class A Common Stock and/or Other Voting Stock in Trust.

(a) Ownership in Trust. Upon any purported Transfer that would result in a transfer of shares of Class A Common Stock and/or Other Voting Stock to a Trust pursuant to Section 4.3(K)(6), such shares shall be deemed to have been Transferred to the trustee of the Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of such purported Transfer or other event that results in the Transfer to the Trust pursuant to Section 4.3(K)(6). The

Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner or Member. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 4.3(K)(8)(f).

(b) Status of Shares Held by the Trustee. Shares of Class A Common Stock and/or Other Voting Stock held by the Trustee shall be issued and outstanding shares of Class A Common Stock and/or Other Voting Stock, respectively, of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

(c) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Class A Common Stock and/or Other Voting Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to the DGCL, effective as of the date that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken corporate action pursuant to such vote, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 4.3(K), until the Corporation has received notification that shares of Class A Common Stock and/or Other Voting Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(d) Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Sections 4.3(K)(1) or (2), as applicable. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.3(K)(8)(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.3(K)(8)(d), such excess shall be paid to the Trustee upon demand.

(e) Right to Redeem Stock Transferred to the Trustee. Shares of Class A Common Stock and/or Other Voting Stock transferred to the Trustee may be redeemed by the Corporation, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such transfer to the Trust (or, in the case of a devise, gift or other such transaction without consideration, the Market Price at the time of such devise or gift or other such transaction) and (ii) the Market Price on the date the Corporation, or its designee, elects to redeem such shares. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to 4.3(K)(8)(c). The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to redeem such shares until the Trustee has sold the shares held in the Trust pursuant to Section 4.3(K)(8)(d). Upon such a redemption, the interest of the Charitable Beneficiary in the shares shall terminate and the Trustee shall distribute the net proceeds of the redemption to the Prohibited Owner.

(f) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Class A Common Stock and/or Other Voting Stock held in the Trust would not violate the restrictions set forth in Sections 4.3(K)(1) or (2) in the hands of such Charitable Beneficiary.

(9) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership of shares of Class A Common Stock and/or Other Voting Stock that will or may violate Sections 4.3(K)(1) or (2) or any Person who would have owned shares of Class A Common Stock and/or Other Voting Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 4.3(K)(6) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation.

(10) NYSE Transactions. Nothing in this Section 4.3(K) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 4.3(K) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 4.3(K).

(11) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.3(K), the Board of the Corporation shall have the power to determine the application of the provisions of this Section 4.3(K) with respect to any situation based on the facts known to it. In the event Section 4.3(K)(7) or (8) requires an action by the Board and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 4.3(K). Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 4.3(K)(7)) acquired Beneficial Ownership of Class A Common Stock and/or Other Voting Stock in violation of Section 4.3(K)(1) or (2), such remedies (as applicable) shall apply first, to the shares of Class A Common Stock and/or Other Voting Stock which, but for such remedies, would have been owned directly by such Person, second, to the shares which, but for such remedies, would have been wholly Beneficially Owned (but not owned directly) by such Person, and thereafter, to the shares which, but for such remedies, would have been Beneficially Owned by such Person, pro rata among the Persons who directly own such shares of Class A Common Stock and/or Other Voting Stock based upon the relative number of the shares of Class A Common Stock and/or Other Voting Stock held by each such Person.

(12) Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 4.3(K).

(13) Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

(L) Legend. Any certificate for shares of Common Stock shall bear a legend that the shares represented by such certificates are subject to the restrictions on transferability set forth herein.

ARTICLE V

Section 5.1. By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (which, for the avoidance of doubt, shall not include shares of Class M Common Stock), voting together as a single class, shall be required for the stockholders to alter, amend or repeal any provision of the by-laws of the Corporation or to adopt any provision inconsistent therewith. In addition, the affirmative vote of at least a majority of the votes cast thereon by the holders of Class M Common Stock, voting separately as a class, shall be required to alter, amend or repeal any provision of the by-laws of the Corporation which is to the same effect as Article IV, Section 4.3(A)(3), Article VI, Section 6.1(A), Article VI, Section 6.4 or Article VI, Section 6.5 of this Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

ARTICLE VI

Section 6.1. Board of Directors: Composition.

(A) Except as provided in Article VI, Section 6.7, the business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of not less than three directors or more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. The Board may also appoint one person, who has previously served on the Board and who is not a director, officer, employee or agent of, and does not represent, a Member, to participate, at the pleasure of the Board, in the deliberations of the Board in a non-voting, advisory capacity (a “Non-Voting Advisor”). The Class M Directors and any directors that may be elected by the holders of any series of Preferred Stock shall be included within the number of directors fixed by or pursuant to this Section 6.1(A).

(B) Commencing with the election of directors at the first annual meeting following the Filing Time (the “First Annual Meeting”), the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. No more than one Class M Director shall be allocated to any single class of directors. At the First Annual Meeting, Class I directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, Class II directors shall be elected for a term expiring at the second succeeding annual meeting of stockholders and Class III directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders following the First Annual Meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

(C) A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business; provided, that a quorum shall not be constituted unless directors who are neither Class M Directors nor officers of the Corporation represent a majority of the directors present. Except as otherwise provided by law, this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

(D) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(E) Directors need not be elected by written ballot unless the by-laws shall so provide.

Section 6.2. Board of Directors: Vacancies. Any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office who are not Class M Directors, although less than a quorum, or by a sole remaining director who is not a Class M Director; provided, that any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director if (a) the Board shall be comprised only of Class M Directors or (b) such newly created directorship or such vacancy relates to a Class M directorship. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship (other than a Class M directorship) at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Corporation then entitled to vote at an election of directors (which, for the avoidance of doubt, shall not include shares of Class M Common Stock), voting together as a single class. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a Class M directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of Class M Common Stock, voting separately as a class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 6.3. Removal of Directors. Except as otherwise provided in Article IV, Section 4.3(A)(3)(b) with respect to Class M Directors, directors may be removed only for cause, and only by the affirmative vote of at least 80% in voting power of all the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting as a single class.

Section 6.4. Director Qualifications.

(A) To the extent practicable and subject to the Board’s fiduciary duties, the Board shall nominate persons for director, whose citizenships and residencies reflect the geographic regions in which the Corporation operates in a manner approximately proportionate to the Global Proxy Calculation, with the exception of nominees for Class M directorships and, to the extent such officer shall be nominated, the Chief Executive

Officer of the Corporation. To the extent practicable and subject to the Board’s fiduciary duties, the Board shall nominate persons for Class M directorships so that the Class M Directors at any time shall include: one citizen and resident of a country in, or director, officer, employee, agent or representative of a Class A member of MasterCard International designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to, the Corporation’s Americas region; one citizen and resident of a country in, or director, officer, employee, agent or representative of a Class A member of MasterCard International designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to, the Corporation’s Europe region; and one citizen and resident of a country in, or director, officer, employee, agent or representative of a Class A member of MasterCard International designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to, the Corporation’s Asia/Pacific - Middle East/Africa region; provided, that no more than one Class M Director may be a director, officer, employee, agent or representative of a single Class A member or affiliate member of MasterCard International or any affiliate thereof.

(B) A person shall qualify for election and continued service as a director of the Corporation only if the Board shall have determined that such person shall not (1) except in the case of a Class M Director, be a director, officer, employee or agent of, or represent or otherwise be affiliated with, a Member or Similar Person, or have been a director, officer, employee or agent of, or have represented otherwise been affiliated with, a Member or Similar Person during the prior three years or otherwise have any business relationship with a Member or Similar Person that is material to such person or (2) be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with, The MasterCard Foundation, or have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, The MasterCard Foundation during the prior three years or otherwise have any business relationship with The MasterCard Foundation that is material to such person. In addition, each director of the Corporation (including Class M Directors) shall not be a director, regional board director, officer, employee or agent of, or represent (1) an entity that owns and/or operates a payment card program competitive with the Corporation’s comparable card programs, as determined in the sole discretion of the Board (a “Competitor”), or (2) an institution that is represented on any board of a Competitor. If at any time an individual fails to satisfy these qualifications, as determined by the Board in its sole discretion, such individual shall automatically, without further action of the director, cease to be a director of the Corporation.

Section 6.5. Election of Directors by Class M Common Stock Holders. Notwithstanding the foregoing, for so long as Class M Common Stock remains issued and outstanding, the election and removal without cause of the Class M Directors shall be governed by Article IV, Section 4.3(A)(3)(b). No more than one Class M Director may serve on any Executive Committee, Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee of the Board. No Class M Director shall (1) serve as Chairman of the Board, (2) participate in the process of nominating any person to serve as a director of the Corporation unless such person is being nominated to serve as a Class M Director or is the Chief Executive Officer of the Corporation or (3) participate in the process of selecting any person to serve as a director of The MasterCard Foundation.

Section 6.6. Election of Directors by Preferred Stock Holders. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

Section 6.7. European Board.

(A) Subject to paragraph (B) of this Section 6.7, the Corporation’s operations in Europe in respect of (1) review of applications for membership; (2) fines; (3) intraregional operating rules; (4) assessments and fees to the extent that such assessments and fees do not have an exclusionary effect; (5) intraregional product and enhancement development to the extent that the development initiatives do not relate to competitively sensitive matters; (6) annual expense budget; (7) surplus funds; and (8) affinity and co-branding rules shall be managed by or under the direction of a regional board (the “European Board”); provided, however, that with respect to the matters listed in clauses (1) - (4) above, such authority shall only be exercised subject to guidelines established by the Board from time to time.

(B) The Board, acting by the affirmative vote of at least 75% of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may assume the authority granted to the European Board pursuant to Section 6.7 (A) in its entirety and may terminate the existence of the European Board; provided, however, that the holders of Class M Common Stock designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to the Corporation’s Europe region (each, a “European Class M Holder”), acting with approval thereof by the affirmative vote of at least a majority of the votes cast thereon, voting for such purpose as a separate class, shall approve any such assumption of authority and termination. In the event of a dispute, the Board shall have the sole and absolute discretion to determine whether a holder of Class M Common Stock constitutes a European Class M Holder. In addition, the Board, acting by the affirmative vote of at least 75% of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may permanently assume from the European Board any specific authority granted to the European Board pursuant to Section 6.7(A). In addition, the Board, acting by the affirmative vote of at least 66 2/3% of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may override any decision or otherwise temporarily assume any authority granted to the European Board pursuant to Section 6.7(A). In addition, the Board, acting by the affirmative vote of a majority of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may override any decision or otherwise temporarily assume any authority of the European Board if, in the Board’s sole judgment and discretion, any action or failure to take action by the European Board (1) could subject the Corporation or any of its subsidiaries to risk of legal or regulatory liability, (2) would be contrary to the Corporation’s global strategy, (3) would be reasonably likely to have an effect outside Europe or on U.S. commerce or (4) relates to any matter outside of the authority granted to the European Board pursuant to Section 6.7(A). Whether any matter falls within the authority of the European Board granted pursuant to Section 6.7(A) shall be determined in the sole discretion of the Board.

(C) The European Board shall consist of such number of persons, not less than twelve nor more than 25, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of the majority of the European Board. The members of the Corporation’s Europe regional board of directors at the Filing Time who qualify for service as a member of the European Board shall constitute the initial members of the European Board. Commencing with the First Annual Meeting, members of the European Board shall (except as hereinafter provided for the filling of vacancies and newly created memberships) be elected by the European Class M Holders, voting for such purpose as a separate class. Notwithstanding the preceding three sentences of this Section 6.7(C), any Class M Director that is allocated to the Corporation’s Europe region pursuant to Article VI, Section 6.4(A) shall automatically, without any vote, become a member of the European Board, and the number of members of the European Board shall automatically be adjusted to include any such Class M Director if the number of members of the European Board would otherwise exceed the number fixed by the European Board.

(D) Commencing with the election of members of the European Board at the First Annual Meeting, each of the members of the European Board shall be elected for a term expiring at the second succeeding annual meeting of stockholders. At every second annual meeting of stockholders thereafter, members of the European Board shall be elected for a term expiring at the second succeeding annual meeting of stockholders. The Board shall have the authority to nominate persons for election as members of the European Board. If the number of members of the European Board is changed, any additional member of the European Board elected to fill a newly created membership resulting from an increase in the number of members shall hold office for a term that shall coincide with the remaining term of each of the other members of the European Board, but in no case shall a decrease in the number of members of the European Board remove or shorten the term of any incumbent member.

(E) Each member of the European Board shall hold office until his or her successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(F) Members of the European Board need not be elected by written ballot unless the by-laws shall so provide.

(G) Subject to the final sentence of Article VI, Section 6.7(C), newly created memberships in the European Board that result from an increase in the number of members and any vacancy occurring in the European Board may be filled only by the European Board with prior consultation with the Board.

(H) Members of the European Board may be removed, with or without cause, by the affirmative vote of at least a majority in voting power of all the then outstanding shares of Class M Common Stock held by European Class M Holders, voting for such purpose as a separate class.

(I) In order to qualify for election and continued service as a member of the European Board, each member of the European Board shall not (1) be a director, regional board director, officer, employee or agent of, or represent, a Competitor of the Corporation or (2) be a director, regional board director, officer, employee or agent of an institution that is represented on any board of directors of a Competitor of the Corporation, in each case as determined by the Board in its sole discretion. If at any time the Board shall determine that an individual fails to satisfy these qualifications, such individual shall automatically, without further action of the member, cease to be a member of the European Board.

ARTICLE VII

Section 7.1. Meetings of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or by the holders of Class M Common Stock, voting separately as a class, or, to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation.

ARTICLE VIII

Section 8.1. Limited Liability of Directors. No director of the Corporation or member of the European Board will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or member of the European Board, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article VIII shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII would accrue or arise, prior to such amendment or repeal.

ARTICLE IX

Section 9.1. Indemnification. To the fullest extent permitted by the law of the State of Delaware as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director or officer of the Corporation, Non-Voting Advisor or member of the European Board or, while a director or officer of the Corporation, Non-Voting Advisor or member of the European Board, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

Section 9.2. Advance of Expenses. To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall promptly pay expenses (including attorneys’ fees) incurred by any person described in Section 9.1 in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article IX or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to pay expenses of a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

Section 9.3. Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article IX is not paid in full within thirty days after a written claim therefor by any person described in Section 9.1 has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 9.4. Insurance. To the fullest extent permitted by the laws of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Section 9.1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.

Section 9.5. Non-Exclusivity of Rights. The provisions of this Article IX shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article IX shall be deemed to be a contract between the Corporation and each director, Non-Voting Advisor, officer or member of the European Board (or legal representative thereof) who serves in such capacity at any time while this Article IX and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any alteration, amendment, or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article IX shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article IX shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Section 9.1 shall be made to the fullest extent permitted by law.

Section 9.6. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

Section 9.7. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 9.1.

ARTICLE X

Section 10.1. Amendment. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by the DGCL or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% in voting power of all the outstanding shares of the Corporation then entitled to vote at an election of directors (which, for the avoidance of doubt, shall not include shares of Class M Common Stock), voting together as a single class, shall be required to alter, amend or repeal Article V, Article VI, Article VII or this Article X or to adopt any provision inconsistent therewith.

ARTICLE XI

Section 11.1. Severability. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, members of the European Board, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

*  *  *

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be signed by                     ,                      of the Corporation on                      , 200  .

MasterCard Incorporated

Name: Title:

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MASTERCARD INCORPORATED

(Originally incorporated May 9, 2001)

FIRST: The name of the corporation is MasterCard Incorporated (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of the registered agent of the Corporation in the State of Delaware at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The name and mailing address of the Sole Incorporator is Noah J. Hanft, 2000 Purchase Street, Purchase, New York 10577.

FIFTH: The Corporation shall have the authority to issue shares of common stock, $.01 par value per share, in three classes, all of which shall be nonassessable: Class A Common Stock (“Class A Stock”), Class B Common Stock (“Class B Stock”) and Class C Common Stock (“Class C Stock” and, together with the Class A Stock and the Class B Stock, the “Common Stock”). The number of shares of Class A Stock that the Corporation may issue is limited to 275 million. The number of shares of Class B Stock that the Corporation may issue is limited to 25 million. The number of shares of Class C Stock that the Corporation may issue is limited to 75 million.

1. Class A Stock and Class B Stock. The Class A Stock and the Class B Stock and the holders thereof shall have the rights, preferences and privileges and be subject to the restrictions set forth below.

a. The shares of Class A Stock and the shares of Class B Stock shall participate equally in any dividends declared by the Corporation’s board of directors (the “Board”).

b. (i) Each share of Class B Stock (other than a share of Class B Stock that constitutes a share of “ec Picto Stock,” as that term is defined in the Share Exchange and Integration Agreement, dated as of February 13, 2002, by and among the Corporation, MasterCard International Incorporated (“MCI”) and Europay International S.A. (as amended, modified, supplemented or restated from time to time, the “Integration Agreement”)) shall automatically be converted into one share of Class A Stock, without further action by the Corporation or the holder of the share, at the close of business New York City time, on the Transition Date (as defined in the Integration Agreement); provided, however, that if such date is not a day on which banks in New York City are open for business, then the conversion shall take place at the close of business, New York City time, on the next date on which banks in New York City are open for business (the “First Conversion Date”). Each share of ec Picto Stock shall automatically be converted into one share of Class A Stock at the close of business, New York City time, on the second anniversary of the First Conversion Date; provided, however, that if such date is not a day on which banks in New York City are open for business, then the conversion shall take place at the close of business, New York City time, on the next date on which banks in New York City are open for business.

(ii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Stock solely for the purpose of effecting the conversion of Class B Stock such number of shares of Class A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Stock.

(iii) Upon the conversion of any shares of Class B Stock, the shares of Class B Stock so converted shall be cancelled and shall no longer be issuable by the Corporation.

c. (i) Except as otherwise provided in this paragraph, the holders of Class A Stock shall have the right to one vote for each share of Class A Stock held by them and, prior to and including the Transition Date, the holders of Class B Stock shall have the right to one vote for each share of Class B Stock held by them. The Class B Stock shall have no voting rights following the Transition Date.

(ii) In any vote for the election of directors of the Corporation, no holder of capital stock eligible to be voted in that election, together with its Affiliates (as defined below), shall be entitled to exercise voting power in excess of 7% (the “Percentage Voting Limitation”) of the outstanding shares of capital stock entitled to be voted in that election. At any time following the Transition Date, either the Board, by the affirmative vote of not less than a majority of the entire Board, or the stockholders, by a resolution approved by the affirmative vote of the holders of not less than a majority of the outstanding shares of Class A Stock, may amend, modify or delete the Percentage Voting Limitation; provided, however, that the affirmative vote of at least 75% of the members of the Board present at a meeting at which a quorum is present shall be required to increase the Percentage Voting Limitation to an amount greater than 15%. This paragraph (1)(c)(ii) of Article FIFTH shall not be amended, modified or deleted without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of at least a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and of Class B Stock, voting together as a single class). The term “Affiliate”, as used in this Certificate of Incorporation, shall mean any direct or indirect parent entity of the holders of Class A Stock (or, prior to and including the Transition Date, the holders of Class A Stock and/or Class B Stock), and any direct or indirect majority-owned subsidiary of any such holder or any of its parents.

d. The Corporation shall not issue any Class B Stock except in accordance with the provisions of Sections 1.1, 1.2, 1.3 and 1.4 of the Integration Agreement.

e. Shares of Class A Stock and Class B Stock may be redeemed by the Corporation in order to effectuate any reallocation of shares among the stockholders in accordance with Sections 1.3 and 1.4 of the Integration Agreement.

2. Class C Stock. The Class C Stock may be issued from time to time in one or more series, each of which will have such voting powers (or no voting powers), designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions of those powers, preferences or rights, as are stated in the resolution or resolutions of the Board providing for the issuance of the series; provided, however, that in no event shall any shares of Class C Stock be entitled to voting rights, rights to dividends or rights to participate in a liquidation that are greater than the corresponding rights of the Class A Stock. The rights which the Board may (but will not be required to) give to the holders of one or more series of Class C Stock will include, but not be limited to, (a) the right to receive dividends at such rates, on such conditions and at such times, as may be stated in the resolution or resolutions providing for the issuance of the series, (b) such rights upon the dissolution of the Corporation as may be stated in the resolution or resolutions providing for the issuance of the series and (c) such rights to convert shares of the series into, or exchange shares of the series for, shares of any other class or classes or any other series of the same or any other class of stock of the Corporation, as may be stated in the resolution or resolutions providing for the issuance of the series.

SIXTH: The Corporation shall not, without first obtaining (i) the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and (ii) the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class):

a. (i) alter the Corporation’s status as a stock corporation; (ii) amend this Certificate of Incorporation to authorize the Corporation to issue any stock other than Class A Stock, Class B Stock or Class C Stock; (iii) sell, lease or exchange all or substantially all of the assets of the Corporation or approve the sale, lease or exchange of all or substantially all of the assets of MCI; (iii) consummate any merger or consolidation of the Corporation or MCI with another corporation; or (iv) undertake an initial public offering of any class of the Corporation’s equity securities;

b. in its capacity as the Class B member of MCI, consent to any proposed amendment to (i) Article FIFTH of the certificate of incorporation of MCI as in effect from and after June 28, 2002, (ii) Article SEVENTH of the certificate of incorporation of MCI as in effect from and after June 28, 2002, (iii) Article NINTH, Section (b) of the certificate of incorporation of MCI as in effect from and after June 28, 2002 or (iv) Article VI, Section 4(b) of the bylaws of MCI as in effect from and after June 28, 2002; or

c. amend, modify or delete this Article SIXTH.

SEVENTH: The Corporation shall not:

a. issue shares of Class C Stock without first obtaining the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present; provided, however, that if an issuance of shares of Class C Stock, when taken together with all other issuances of shares of Class C Stock made during the immediately preceding two years, represent greater than 5% of the number of shares of Class A Stock and Class B Stock outstanding before giving effect to that issuance, then the issuance of Class C Stock shall not be made without the prior approval of at least 75% of the members of the Board present at a meeting at which a quorum is present; provided, further, that the affirmative vote of at least 75% of the members of the Board present at a meeting at which a quorum is present shall be required to issue any shares of Class C Stock with voting rights;

b. permit any stockholder of the Corporation (together with its Affiliates) to own shares of capital stock representing more than 15% of the outstanding shares of voting stock of the Corporation without the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present;

c. amend, modify or delete clause (a) of this Article SEVENTH and this clause (c) without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class); or

d. amend, modify or delete clause (b) of this Article SEVENTH and this clause (d) without the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class).

EIGHTH: Unless the Board by the affirmative vote of at least 75% of its members present at a meeting at which a quorum is present decides otherwise, (i) in addition to the eligibility criteria for directors of the Corporation set forth in the Bylaws of the Corporation as in effect from and after June 28, 2002, no more than one-third of the number of members of the Board shall consist of persons who are directors, officers or employees of, or consultants to, stockholders designated as being part of a particular region of the Corporation; and (ii) the Corporation shall not amend Section 2 of Article III of the Bylaws of the Corporation as in effect from and after June 28, 2002. This Article EIGHTH shall not be amended, modified or deleted without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class).

NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation.

TENTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director obtained an improper personal benefit.

ELEVENTH: Pursuant to Section 211(e) of the DGCL, directors shall not be required to be elected by written ballot.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and does further amend the provisions of the Corporation’s Certificate of Incorporation, and having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 and Section 245 of the General Corporation Laws of the State of Delaware, has been executed by its President and Chief Executive Officer, and its corporate seal to be hereunto affixed and attested by its Secretary, this 28th day of June, 2002.

MASTERCARD INCORPORATED

By:
Name:	Robert W. Selander
Title:	President and Chief Executive Officer

ANNEX C

AMENDED AND RESTATED BY-LAWS

OF

MASTERCARD INCORPORATED

ARTICLE I

STOCKHOLDERS

Section 1. The annual meeting of the stockholders of MasterCard Incorporated (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors of the Corporation (the “Board”).

Section 2. Special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation.

Section 3. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these By-Laws, notice of the time, place (if any) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty, nor less than ten, days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation.

Section 4. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation of the Corporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairman of the meeting or the stockholders present may, to the extent permitted by law, adjourn the meeting from time to time without further notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 5. The Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholder’s proxy may be excluded from any meeting of stockholders based upon any determination by the chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

Section 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting and (ii) in the case of clause (b) above, shall not be more than sixty days prior to such action. If for any reason the Board shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.

Section 9. At any time when the certificate of incorporation of the Corporation permits action by one or more classes of stockholders of the Corporation to be taken by written consent, the provisions of this section shall apply. All consents properly delivered in accordance with the certificate of incorporation of the Corporation, this section and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of the meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 10. The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 11. The Board, in advance of all meetings of the stockholders, shall appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Inspectors of stockholder votes shall, subject to the power of the chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

Section 12.

(A) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board or to the European Board (as defined in the certificate of incorporation of the Corporation) and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article I, Section 3 of these By-Laws, (b) by or at the direction of the Board or any committee thereof or, in the case of nominations of persons for election to the European Board only, the European Board or (c) by any stockholder of the Corporation who is entitled to vote on such election or such business at the meeting, who complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and provided further, that for purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(ii) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director or as a member of the European Board all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director or as a member of the European Board if elected, and a statement affirming that such proposed nominee is qualified to serve as a director or as a member of the European Board of the Corporation under Article II of these By-Laws; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 12 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (A)(ii) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation before the meeting; provided that, if no such announcement is made at least ten days before the meeting, then no such notice shall be required.

(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws. Nominations of persons for election to the Board or to the European Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or, with respect to nominations of persons for election to the European Board only, by or at the direction of the European Board or (b) by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board or to the European Board may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(ii) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(C) General.

(i) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors or as members of the European Board and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) For purposes of this By-Law, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 12 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(iv) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall (a) be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) apply to the right, if any, of the holders of any series of Preferred Stock or of Class M Common Stock (in each case, as defined in the Corporation’s certificate of incorporation) to elect directors pursuant to any applicable provisions of the Corporation’s certificate of incorporation.

ARTICLE II

BOARD OF DIRECTORS

Section 1. The Board shall consist, subject to the certificate of incorporation of the Corporation, of such number of directors, not less than three nor more than twelve, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of the majority of the Board. The Board may also appoint one person, who has previously served on the Board of the Corporation and who is not a director, officer or employee of, and does not represent, a Member (as defined in the Corporation’s certificate of incorporation), to participate in the deliberations of the Board of the Corporation in a non-voting, advisory capacity.

Section 2. Commencing with the election of directors at the first annual meeting following the filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, the directors shall be divided into three classes in the manner set forth in the certificate of incorporation of the Corporation, each class to be elected for the term set forth therein. No more than one Class M Director shall be allocated to any single class of directors. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business; provided, that a quorum shall not be constituted unless directors who are neither Class M Directors nor officers of the Corporation represent a majority of the directors present. Except as otherwise provided by law, these By-Laws or by the certificate of incorporation of the Corporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders.

Section 3. Subject to the certificate of incorporation of the Corporation, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office who are not Class M Directors, although less than a quorum, or by a sole remaining director who is not a Class M Director; provided, that any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director if (a) the Board shall be comprised only of Class M Directors or (b) such newly created directorship or such vacancy relates to a Class M directorship. If any applicable provision of the

General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship (other than a Class M directorship) at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Corporation then entitled to vote at an election of directors (which, for the avoidance of doubt, shall not include shares of Class M Common Stock), voting together as a single class. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a Class M directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of Class M Common Stock, voting separately as a class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 4. The Board shall appoint a director elected by the holders of the Class A Common Stock of the Corporation who is neither a Class M Director nor an officer of the Corporation to serve as a liaison between the Board and the board of directors of The MasterCard Foundation (as defined in the certificate of incorporation of the Corporation) for the purpose of coordinating and facilitating communications between The MasterCard Foundation and the Corporation.

Section 5. Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer, by oral or written notice, including telegraph, telex or transmission of a telecopy, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director to such director’s address, e-mail address or telephone or telecopy number as shown on the books of the Corporation not less than 24 hours before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 6. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class without one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the certificate of incorporation of the Corporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto.

Section 7. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class to elect directors, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 8. The Board may from time to time establish committees of the Board including, without limitation, an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish. Any director may belong to any number of committees of the Board; provided, however, that no more than one Class M Director may serve on the Executive Committee, the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee and; provided, further, that no Class M Director shall (1) participate in the process of nominating any person to serve as a director of the Corporation unless such person is being nominated to serve as a Class M Director or is the Chief Executive Officer of the Corporation or (2) participate in the process of selecting any person to serve as a director of The MasterCard Foundation. The Board may also establish such other committees with such members (whether or not directors) and with such duties as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless otherwise provided in the certificate of incorporation, the By-Laws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 9. Unless otherwise restricted by the certificate of incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings are filed with the minutes of proceedings of the Board.

Section 10. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 11. The Board may establish policies for the compensation of directors and members of the European Board and for the reimbursement of the expenses of directors and members of the European Board, in each case, in connection with services provided by directors and members of the European Board to the Corporation.

Section 12. In order to qualify for the election and continued service as a director of the Corporation, each director of the Corporation shall also serve as a director on the Board of MasterCard International Incorporated (“MasterCard International”). Any director of the Corporation who shall resign or be removed from his or her position as a director of the MasterCard International shall automatically, without further action of the director, cease to be a director of the Corporation.

Section 13. The Board may elect or appoint a Chairman of the Board; provided, that no Class M Director may serve as Chairman of the Board and; provided, further, that no officer of the Corporation may serve as Chairman of the Board unless such officer’s election or appointment to so serve is approved by the affirmative vote of at least 75% of the entire Board.

ARTICLE III

EUROPEAN BOARD

Section 1. The European Board shall consist of such number of persons, not less than twelve nor more than 25, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of the majority of the European Board. The members of the Corporation’s Europe regional board of directors at the Filing Time (as defined in the certificate of incorporation of the Corporation) who qualify for service as a member of the European Board shall constitute the initial members of the European Board. Commencing with the First Annual Meeting (as defined in the certificate of incorporation of the Corporation), members of the European Board shall (except as hereinafter provided for the filling of vacancies and newly created memberships) be elected by the

European Class M Holders, voting for such purpose as a separate class. Notwithstanding the preceding three sentences of this Section 1, any Class M Director who is allocated to the Corporation’s Europe region pursuant to Section 6.4(A) of the certificate of incorporation of the Corporation shall automatically, without any vote, become a member of the European Board, and the number of members of the European Board shall automatically be adjusted to include any such Class M Director if the number of members of the European Board would otherwise exceed the number fixed by the European Board.

Section 2. A majority of the total number of members of the European Board then in office (but not less than one-third of the number of members of the European Board constituting the entire European Board) shall constitute a quorum for the transaction of business and, except as otherwise provided these By-Laws or by the certificate of incorporation of the Corporation, the act of a majority of the members of the European Board present at any meeting at which there is a quorum shall be the act of the European Board.

Section 3. Subject to the final sentence of Section 1 of this Article III, newly created memberships in the European Board that result from an increase in the number of members of the European Board and any vacancy occurring in the European Board may be filled only by the European Board; and the members so chosen shall hold office for a term as set forth in the certificate of incorporation of the Corporation.

Section 4. Meetings of the European Board shall be held at such place, if any, as may from time to time be fixed by resolution of the European Board or as may be specified in the notice of any meeting. Regular meetings of the European Board shall be held at such times as may from time to time be fixed by resolution of the European Board and special meetings may be held at any time upon the call of the Chairman of the European Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, by oral or written notice, including telegraph, telex or transmission of a telecopy, e-mail or other means of electronic transmission, duly served on or sent and delivered to each member of the European Board to such member’s address, e-mail address or telephone or telecopy number as shown on the books of the Corporation not less than 24 hours before the meeting. The notice of any meeting need not specify the purposes thereof. Notice need not be given of regular meetings of the European Board held at times fixed by resolution of the European Board. Notice of any meeting need not be given to any member who shall attend such meeting (except when the member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 5. Unless otherwise restricted by the certificate of incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the European Board may be taken without a meeting if all members of the European Board consent thereto in writing (including by electronic transmission), and the writing or writings are filed with the minutes of proceedings of the European Board.

Section 6. The members of the European Board may participate in a meeting of such European Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

ARTICLE IV

OFFICERS

Section 1. The Board, at its next meeting following each annual meeting of the stockholders, shall elect officers of the Corporation, including a President, a Chief Executive Officer and a Secretary. The Board may also from time to time elect such other officers (including one or more Presidents, Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person.

Section 2. All officers of the Corporation shall hold office for such terms as may be determined by the Board or the Chief Executive Officer or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the Chief Executive Officer or the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Chief Executive Officer or the Board.

Section 3. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer shall have authority over the general direction of the affairs of the Corporation.

Section 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

Section 5. No officer of the Corporation shall also be a director, officer, agent or representative of a Member.

ARTICLE V

CORPORATE BOOKS

The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

ARTICLE VI

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Chief Executive Officer, Chief Financial Officer, Treasurer or such other officer or officers who may be delegated such authority by the foregoing. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or by such officers as the Chairman of the Board, the Chief Executive Officer or the Board may from time to time determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX

AMENDMENTS

These By-Laws may be made, amended, altered, changed, added to or repealed at any meeting of the Board or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board, in a notice given not less than two days prior to the meeting; provided, however, that, the affirmative vote of at least 75% of the entire Board shall be required to alter, change, amend or repeal the second proviso of Article II, Section 13 of these By-Laws or to adopt any provision inconsistent therewith and; provided, further, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 80% in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to make, alter, change, amend, add to or repeal these By-Laws or to adopt any provision inconsistent therewith.

ANNEX D

AMENDED AND RESTATED

BYLAWS

OF

MASTERCARD INCORPORATED

A Delaware corporation

Adopted June 28, 2002 (as Amended February 28, 2005)

ARTICLE I

Offices

Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

Section 2. Annual meetings of stockholders shall be held at such date and time as may be fixed by the Board of Directors, at the offices of the Corporation, or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, as well as the means of acceptable remote participation, shall be given in the manner set forth in ARTICLE XV of these Bylaws. Such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.

Section 4. Special meetings of stockholders may be called at any time for any purpose or purposes by written request of the Chairman of the Board of Directors or the President and Chief Executive Officer of the Corporation, or by the Secretary of the Corporation upon the written request of at least 33 1/3% of the Board of Directors, or upon the written request of the holders of at least 25% of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose or purposes of the special meeting, the person or persons calling the special meeting and that the special meeting so called shall be limited to the purpose or purposes set forth in the demand.

Section 5. Written notice of each special meeting of stockholders shall be given in the manner set forth in ARTICLE XV of these Bylaws. Such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of a meeting, the person or persons calling the meeting and the purpose or purposes for which the meeting is called, as well as the means, if any, of acceptable remote participation as may be determined by the Board of Directors.

Section 6. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of at least a majority of the shares entitled to vote at a meeting of stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, then the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in ARTICLE XV to each stockholder of record entitled to vote at the adjourned meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of a quorum at the meeting.

Section 7. At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person, by proxy or by such means, if any, of remote communication as may be determined by the Board of Directors. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. Except as otherwise provided by law or in the Certificate of Incorporation, any matter shall be determined by the vote of a majority of the shares that are voted with regard to it at a meeting where a valid quorum is present, subject to any limitations of the voting power of stockholders imposed by the terms of the Certificate of Incorporation.

Section 8. Any action required or permitted to be taken by the stockholders at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by registered or certified mail, return receipt requested.

Section 9. The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action. The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i), above, must be not less than 10 nor more than 60 days before the date of the meeting, in the case of (ii), above, must be not more than 10 days after the date on which the Board of Directors fixes the record date, and in the case of (iii), above, must be not more than 60 days prior to the proposed action. If no record date is fixed, then the record date will be as provided by law. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders that has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE III

Share Ownership

Section 1. As of the close of business, New York time, on the last day of the three-year period (the “Transition Period”) beginning on the first business day of the fiscal quarter following the Closing Date (as defined in the Share Exchange and Integration Agreement by and among the Corporation, MasterCard International Incorporated and Europay International S.A., dated as of February 13, 2002, (as amended, modified, supplemented or restated from time to time, the “Integration Agreement”)), each outstanding share of Class B Common Stock of the Corporation, $.01 par value per share (a “Class B share”), other than any Class B shares that constitute ec Picto Stock (as defined in the Integration Agreement), shall automatically be converted into one share of Class A Common Stock of the Corporation, $.01 par value per share (a “Class A share”). All Class A shares shall then be reallocated among the holders of Class A shares in accordance with the terms and subject to the conditions set forth in Sections 1.4(b) and 1.4(d) of the Integration Agreement, subject to the provisions of

Section 2.1 hereof. In connection with any reallocation of Class A shares, any stockholder whose ownership of Class A shares is reduced as a result of the reallocation will transfer the excess number of Class A shares to the Corporation, which shall then deliver Class A shares to any stockholder that is entitled to an additional number of Class A shares as a result of the reallocation.

Section 2. For purposes of these Bylaws, the Global Proxy Calculation shall be calculated for each successive 12-month period beginning on the first day of the Transition Period; provided, however, that for Global Proxy Calculations for periods ending after the second anniversary of the end of the Transition Period, the Board of Directors may elect to use the Corporation’s fiscal year as the basis for the Global Proxy Calculation. The Global Proxy Calculation for each stockholder of MasterCard Incorporated shall be equal to the sum obtained by adding (A) .25 multiplied by a fraction, the numerator of which is such stockholder’s Gross Dollar Volume (GDV) and the denominator of which is the Corporation’s Gross Dollar Volume (GDV) attributable to all stockholders of the Corporation, plus (B) .25 multiplied by a fraction, the numerator of which is such stockholder’s Gross Acquiring Volume (GAV) and the denominator of which is the Corporation’s Gross Acquiring Volume (GAV) attributable to all stockholders of the Corporation, plus (C) .50 multiplied by a fraction, the numerator of which is the sum of (1) the Revenues Paid by such stockholder to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by the stockholder to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, and the denominator of which is the sum of (1) the Revenues Paid by all stockholders to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by all stockholders to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, in each case for the applicable period. No Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) shall be attributable to travelers cheque programs for purposes of the Global Proxy Calculation. The Board of Directors may fix a record date for the purposes of determining those stockholders of record whose Gross Dollar Volume (GDV), Gross Acquiring Volume (GAV) and Revenues Paid shall be included in determining a Global Proxy Calculation for a particular period, which record date shall not be more than 30 days prior to the end of any such period. Only actual, as opposed to estimated, Gross Dollar Volume (GDV) and Gross Acquiring Volume (GAV) and Revenues Paid information will be used in determining the Global Proxy Calculation for each stockholder.

The Corporation, acting through relevant employees selected by the Chief Executive Officer from time to time, shall compute the Global Proxy Calculation for each stockholder for each applicable 12 month period and provide written notice to each stockholder of the results of such computation within 120 days after the end of the 12-month period to which the computation relates. The Corporation’s computation of the Global Proxy Calculation shall be considered final and binding on all stockholders unless the Board of Directors determines that an error was made in the computation, in which case the Corporation’s computation shall be corrected in accordance with the directions of the Board of Directors.

“Gross Dollar Volume” means processed and non-processed issued Volumes (including domestic and international retail purchases, cash transactions, convenience checks, on-us transactions, intra-processor transactions, local use only transactions and balance and commercial funds transfers) that occur as a result of one or more of (A) a transaction involving any one of the Corporation’s brands (e.g., MasterCard®, Eurocard®, Maestro®, Cirrus® and ec Picto®) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation’s brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation’s brands, as determined by the Corporation.

“Gross Acquiring Volume” means processed and non-processed acquired Volumes (including domestic and international retail purchases, cash transactions, on-us transactions, intra-processor transactions and local use only transactions) that occur as a result of one or more of (A) a transaction involving any one of the Corporation’s brands (e.g., MasterCard®, Eurocard®, Maestro®, Cirrus® and ec Picto®) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation’s brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation’s brands, as determined by the Corporation.

“Revenues Paid” for any period means, with respect to a particular stockholder, all revenues of the Corporation on a consolidated basis, calculated in accordance with U.S. GAAP, that are generated by the activities of that stockholder, other than (1) any fees or other charges associated with the termination of that stockholder’s membership in MasterCard International Incorporated, (2) Integration Assessments (as defined in Section 4(d) of Article VI of the Bylaws of MasterCard International Incorporated) paid by that stockholder, (3) other assessments, fees and charges paid by that stockholder in its capacity as a member of MasterCard International Incorporated if those assessments, fees or charges were imposed on less than all of the members of MasterCard International Incorporated (except for assessments, fees and charges pertaining to business development, ordinary course of business and other matters deemed to be includable by the management of MasterCard International Incorporated in its sole discretion) and (4) fines and penalties paid by that stockholder (except as determined in the sole discretion of the management of MasterCard International Incorporated).

“card fee assessment” means a bona fide, non de minimis fee expressed as a fixed amount in connection with a card.

“volume-based assessment” means a bona fide, non de minimis assessment typically expressed as a percentage of the Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) associated with a particular type of transaction.

“Volumes” means the following four types of volumes in the specified percentages:

a. Type 1 shall include 100% of all (1) volumes on cards that include a MasterCard® brand logo and that are subject to volume-based assessments or card fee assessments, (2) Maestro® and Cirrus® processed debit volumes and (3) Maestro® and Cirrus® debit volumes that are subject to volume-based assessments, so long as Maestro®, a Permitted Purse Brand and/or Cirrus® is the sole acceptance brand on the card.

b. Type 1A shall include 75% of all ec Picto® volumes and other similar debit volumes that in each case have been converted to Maestro® volumes so long as Maestro®, a Permitted Purse Brand and/or Cirrus® is the sole acceptance brand on the card and the card is subject to card fee assessments.

c. Type 2 shall include the following percentages of all volumes for regional debit brands owned (or in the case of the initial allocation of shares to be owned) solely by the Corporation on cards that include a Maestro® and/or Cirrus® logo; provided that such cards are subject to volume-based assessments or card fee assessments; and provided, further, that for calculations for the last year of the Transition Period through the year ending on the second anniversary of the end of the Transition Period, there is a binding written commitment to remove all acceptance brand logos, other than the Maestro® brand logo, the Cirrus® brand logo or a Permitted Purse Brand logo, on the cards not later than the fifth anniversary of the first fiscal quarter beginning after the fiscal quarter in which the Closing Date occurs:

(i) 40% of such volumes for the last year of the Transition Period;

(ii) 30% of such volumes for the year ending on the one-year anniversary of the end of the Transition Period;

(iii) 20% of such volumes for the year ending on the two-year anniversary of the end of the Transition Period; and

(iv) 10% of such volumes for subsequent years.

d. Type 3 shall include 1% of (i) volumes for regional debit brands not owned by the Corporation on cards that include a Maestro® and/or Cirrus® brand logo and are subject to volume-based assessments or card fee assessments and (ii) volumes for balance and commercial funds transfers relating to cards that are subject to volume-based assessments or card fee assessments.

In determining the proportionate share of each stockholder of Europe of (i) the European Regional Proxy Amount (as defined in the Integration Agreement) for purposes of the reallocation contemplated by Section 1.3 of the Integration Agreement and (ii) the European Regional Proxy Amount for each year of the Transition

Period other than the last year of the Transition Period, ec Picto® Volumes shall be accorded a weighting of 10% (unless those volumes satisfy the criteria of Type 1A or Type 2 Volumes, in which case those volumes shall be accorded the weighting contemplated by those Types, as appropriate). Thereafter, ec Picto® Volumes shall be accorded the weighting determined in accordance with the definitions of the Types of Volumes described above.

For each Global Proxy Calculation, all Volumes described above will be included in calculating Gross Dollar Volume and Gross Acquiring Volume whether those Volumes are assessed directly or the cards to which they relate are subject to card fee assessments of the type contemplated by the applicable type of Volume. In addition, for each Global Proxy Calculation performed prior to the expiration of the Transition Period, Volumes of the types described above will be included even if they are not subject to volume-based or card fee assessments.

“Permitted Purse Brand” means a brand representing a stored value application that is permitted to be used by members of MasterCard International Incorporated under the Bylaws and Rules of MasterCard International Incorporated.

For purposes of determining the Global Proxy Calculation, the conversion of Euros into U.S. dollars will be based on the average exchange rate during the twenty-day period ending on the day prior to the applicable measurement date (the “Prevailing Exchange Rate”), provided that during the Transition Period and for two years thereafter, the Prevailing Exchange Rate shall be $.9565 U.S. = 1 Euro for so long as 1 Euro is not less than $.9065 U.S. and not greater than $1.0065 U.S. (the “Currency Conversion Band”). In the event that the Prevailing Exchange Rate does not fall within the Currency Conversion Band, the currency conversion rate to convert Euros to U.S. Dollars will be $.9565 adjusted by the difference between such Prevailing Exchange Rate and the upper/lower limit of the Currency Conversion Band, as applicable.

For purposes of determining the Global Proxy Calculation during the Transition Period and for the two years thereafter, amounts denominated in the currency of a country within the Europe Region (as defined in the Integration Agreement) other than the Euro shall be converted into Euros and subsequently converted into U.S. dollars in accordance with the previous paragraph.

Class A shares and Class B shares may be held only by Class A members of MasterCard International Incorporated and, with the prior approval of the Board of Directors, their Designated Affiliates. A Designated Affiliate of a Class A member is an Affiliate (as defined in the Certificate of Incorporation) of the Class A member to whom the Class A member transfers its stock in the Corporation in order to satisfy applicable regulatory requirements that prohibit the Class A member from holding stock in the Corporation.

No fractional shares of Class A Stock or Class B Stock shall be issued or delivered by the Corporation, and any fractional share interests shall be rounded in such manner as the management of the Corporation shall determine in its sole discretion.

Section 2.1 Notwithstanding any other provision hereof, for purposes of determining the Global Proxy Calculation for each stockholder for the last year of the Transition Period and for each of the seven years thereafter, (i) $100 million will be subtracted from the denominator of the Revenues Paid component of the Global Proxy Calculation relating to all matters other than travelers cheque programs, irrespective of whether the Corporation earned such amount as revenues under U.S. GAAP, and (ii) an “Adjustment Amount” will be subtracted from the numerator of the Revenues Paid component of the Global Proxy Calculation relating to all matters other than travelers cheque programs, irrespective of whether the stockholder paid such amount in revenues to the Corporation. “Adjustment Amount” means: (a) for each stockholder that is designated as part of the U.S. Region of the Corporation (a “U.S. Stockholder”), an amount calculated by multiplying $100 million by a fraction, the numerator of which is the Revenues Paid by such U.S. Stockholder to the Corporation and its consolidated subsidiaries prior to adjustment pursuant to this Section and the denominator of which is the Revenues Paid by all U.S. Stockholders to the Corporation and its consolidated subsidiaries prior to adjustment pursuant to this Section; and (b) for each other stockholder of the Corporation, zero.

The Global Proxy Calculation as adjusted pursuant to this Section will be used to calculate the European Regional Proxy Amount and the Outside Europe Proxy Amount pursuant to Section 1.4 of the Integration Agreement.

Section 3. During the Transition Period, no shares may be sold, transferred, pledged, hypothecated or assigned (including any assignment of the right to receive shares) except that (i) a stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to the acquirer of its card portfolio in connection with a transfer by a stockholder of all or substantially all of such stockholder’s card portfolio, (ii) if a stockholder that was a principal member becomes an affiliate member of another principal member, such stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to the principal member with whom it becomes affiliated, (iii) if a stockholder that was a principal member and had one or more affiliate members ceases to be a principal member and one or more of its affiliate members thereupon become principal members, such stockholder may sell, transfer, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to such former affiliate members, (iv) if a stockholder is prohibited by applicable regulatory requirements from holding stock in the Corporation, such stockholder may sell transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to a Designated Affiliate so long as the Board of Directors has given its prior approval to the transaction; and (v) a stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to a Class A member that is an affiliate of such stockholder so long as the Board of Directors has given its prior approval to the transaction; provided, however that for the purposes of this clause (v), the term “affiliate” shall be deemed to mean any parent company that directly or indirectly owns 80% or more of the voting power and economic interests in such stockholder, and any entity of which such stockholder or any of such parents owns 80% or more of the voting power and economic interests. If, during the Transition Period, a stockholder ceases to be a member of MasterCard International Incorporated (voluntarily or otherwise), such stockholder’s shares in the Corporation shall be transferred to the Corporation from such stockholder at a cost to the Corporation equal to the aggregate par value of the shares transferred to the Corporation, effective as of the first business day after the date such stockholder’s membership in MasterCard International Incorporated was terminated. If, following the expiration of the Transition Period, a stockholder ceases to be a member of MasterCard International Incorporated (voluntarily or otherwise), the Corporation shall have the right, in its sole discretion, to elect to direct such stockholder to transfer to the Corporation for cash all of such stockholder’s shares for an amount equal to the book value of such stockholder’s shares based on the Corporation’s financial statements most recently filed with the U.S. Securities and Exchange Commission. The Corporation shall make such election by delivering a written notice to such stockholder within 20 days after such stockholder’s membership in MasterCard International Incorporated was terminated. If the Corporation makes such election, then the Corporation shall deliver the payment price in cash to such stockholder within 20 days after delivering its written election notice. Upon delivery of the payment price, all of such stockholder’s rights as a stockholder of the Corporation shall immediately cease. In the event that the Corporation does not make such election, such stockholder will be required to comply with the procedures set forth in Section 4.

Section 4. An entity that became or becomes a Class A member of MasterCard International Incorporated from and after January 1, 2001 until the end of the Transition Period shall be eligible to be allocated Class A shares as of the end of the Transition Period based upon its Global Proxy Calculation in accordance with such procedures as may be determined by the Board. From and after the end of the Transition Period, each stockholder shall be free to sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, its shares to any person permitted to hold such shares. Following the expiration of the Transition Period, each stockholder must maintain an ownership percentage of the Corporation’s outstanding common stock that is no less than 75% and no more than 125% of the percentage represented by such stockholder’s most recent Global Proxy Calculation by purchasing or selling shares, if necessary, in accordance with procedures to be established by the Board of Directors within 12 months after receiving notice from the Corporation that such stockholder is not in compliance with this section. If a stockholder holds shares as the result of a transfer made pursuant to clauses (iv) or (v) of the first sentence of Article III, Section 3 of these Bylaws, then the percentage ownership test described in the preceding sentence shall be calculated based upon the aggregate Global Proxy Calculation of the stockholder and the Class A member(s) that transferred shares to the stockholder. If a stockholder is unable to satisfy the requirement that it own no more than 125% of the percentage represented by such stockholder’s most recent Global Proxy Calculation, the selling stockholder shall be obligated to accept the highest price offered to such stockholder for such number of shares of Common Stock as is necessary to enable such stockholder to satisfy such requirement.

Section 5. The Board of Directors shall establish procedures for the purchase or sale of shares following the expiration of the Transition Period.

ARTICLE IV

Board of Directors

Section 1. The business of the Corporation will be managed by the Board of Directors, which may exercise all of the powers of the Corporation and do all lawful acts and things as are not (i) by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders or (ii) specifically delegated as provided in these Bylaws.

Section 2. a. The Board of Directors shall consist of such number of persons, as shall be determined by the Board of Directors from time to time. The Board of Directors initially shall consist of 18 persons.

b. Each Director shall be an officer of a member institution of MasterCard International Incorporated or an individual otherwise uniquely qualified to provide guidance as to the Corporation’s affairs. During the Transition Period, one-third of the total number of Directors shall be officers of stockholders of the Corporation or member institutions from the Corporation’s Europe region, as defined in the Integration Agreement (“Europe”), one-third of the total number of Directors shall be officers of stockholders of the Corporation or member institutions from the Corporation’s U.S. region, the President and Chief Executive Officer shall be a Director and the remaining Directors shall be apportioned among officers of stockholders of the Corporation or member institutions from the Corporation’s other regions in accordance with the percentage of the Corporation’s outstanding stock owned by the stockholders of each such region; provided, however, that in calculating the percentage of outstanding stock owned by the stockholders of each region, transfers of shares made pursuant to clauses (iv) or (v) of the first sentence of ARTICLE III, Section 3 of these Bylaws shall be disregarded. After the Transition Period, the President and Chief Executive Officer shall be a Director and the remaining Directors shall be apportioned among officers of stockholders from the Corporation’s regions in accordance with the percentage of the Corporation’s outstanding stock owned by the stockholders of each such region, subject to Article EIGHTH of the Certificate of Incorporation; provided, however, that in calculating the percentage of outstanding stock owned by the stockholders of each region, transfers of shares made pursuant to clauses (iv) or (v) of the first sentence of ARTICLE III, Section 3 of these Bylaws shall be disregarded. As used in these Bylaws, the phrase “entire Board of Directors” shall mean the total number of directors, other than honorary members of the Board of Directors (if any), that the Corporation would have if there were no vacancies.

Section 3. There shall not be more than two representatives from any one Class A member of MasterCard International Incorporated, including its Affiliates and its affiliate members of MasterCard International Incorporated that are sponsored by such Class A member, on the Board of Directors.

Section 4. No individual may serve as a Director of the Corporation or of any regional board if that individual also is a director (including a regional board director), officer or other employee of or consultant to a competitor of the Corporation, or if that individual is a director, officer or other employee of or consultant to an institution that is represented on the global board of directors or U.S. regional board of directors of a competitor.

For this purpose, a competitor of the Corporation is an entity that owns and/or operates a payment card program competitive with the Corporation’s comparable card programs, as determined by the Corporation, and that is not itself a stockholder of the Corporation.

Section 5. During the Transition Period, if approved by the Board of Directors, one officer of the Corporation other than the President and Chief Executive Officer, shall serve as honorary members of the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote.

Section 6. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all Directors for services to the Corporation as Directors.

Section 7. The term of any Director who, after election to the Board of Directors of the Corporation, subsequently fails to meet the requirements of Sections 2, 3 or 4 of this ARTICLE IV or Article EIGHTH of the Corporation’s Certificate of Incorporation, shall terminate automatically at the time that the Director so failed to qualify; provided, however, that the Board of Directors may appoint that terminated Director to fill the vacancy caused by the termination until the next annual meeting of stockholders unless such termination resulted from the failure to satisfy the requirements of Section 4 of this ARTICLE IV or Article EIGHTH of the Corporation’s Certificate of Incorporation.

Section 8. A vacancy in the Board of Directors, by reason of an increase in the number of Directors or by reason of the death, resignation, removal or termination of the term of a director, may be filled by the Board of Directors in a manner consistent with the requirements of Sections 2, 3, and 4 of this ARTICLE IV and Article EIGHTH of the Corporation’s Certificate of Incorporation. Each Director shall hold office until a successor is elected and qualified, or until the Director’s earlier death, resignation, removal or automatic termination of his term. A Director may resign at any time by written notice to the Corporation addressed to the President and Chief Executive Officer or the Secretary.

ARTICLE V

Meetings of the Board of Directors

Section 1. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Section 3 of this ARTICLE V.

Section 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

Section 3. Special meetings of the Board of Directors, whether to be held in person or by telephone or similar communications equipment, may be called by the Chairman of the Board of Directors or the President and Chief Executive Officer on at least five days’ notice to each Director and shall be called by the Chairman or the President and Chief Executive Officer upon the written request of not less than 33 1/3% of the entire Board of Directors; provided, however, that any special meeting of the Board of Directors called to consider a matter that requires immediate action of the Board of Directors may be called on at least 24 hours’ notice if the matter does not require the approval of greater than a simple majority of the Directors.

Section 4. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in ARTICLE XV of these Bylaws and shall state the purpose or purposes, place, date and hour of the meeting.

Section 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as provided in Sections 1 and 2 of ARTICLE VI below, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of Directors, then a majority of the Directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. One or more Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication device. To the extent permitted by law, a Director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him or her during his or her participation shall be deemed taken at the meeting. The place of any meeting held by means of conference telephone or similar communications equipment pursuant to this Section 5 will be deemed to be the place stated in the notice thereof so long as at least one Director or, as the case may be, one committee person, is present at that place at the time of that meeting.

Section 6. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, who are entitled to vote, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of that committee.

ARTICLE VI

Special Voting Matters

Section 1. The following actions shall require approval of at least 75% of the Directors present at a meeting at which a quorum is present:

a. any modification to Section 2b of ARTICLE IV of these Bylaws; and

b. any modification to this Section 1.

Section 2. The following actions shall require approval of at least 66 2/3% of the Directors present at a meeting at which a quorum is present:

a. Establishing or eliminating regional boards;

b. any modification to the RGO (Regional, Global and Operations) planning, budgeting and reporting methodology;

c. any modification to the overall size of the Board of Directors referred to in Section 2a of ARTICLE IV of these Bylaws;

d. any issuance of Class A Shares or Class B Shares in excess of the number of shares to which a stockholder would be entitled under the Global Proxy Calculation;

e. any decision to overrule a decision taken by a regional board that was permitted to be taken in accordance with Section 6 of ARTICLE VII of these Bylaws;

f. any decision to overrule a recommendation made by the Debit Advisory Board that was permitted to be taken in accordance with Section 4 of ARTICLE IX of these Bylaws; and

g. any modification to this Section 2.

ARTICLE VII

Regional Boards and Management

Section 1. The Board of Directors may establish or designate in accordance with Section 2a of ARTICLE VI, one or more bodies to act as regional boards of directors and exercise those powers and authorities delegated to them by the Board of Directors of the Corporation or MasterCard International Incorporated. The general purpose of each regional board is to manage the Corporation’s brand and product strategies on a regional level. The regional boards shall not be boards of any incorporated entity. The initial powers and authorities of the Corporation’s regional boards are set forth below in Section 4.

Section 2. Initially, there will be six regional boards: Asia/Pacific; Canada; Europe; Latin America; Middle East/Africa; and the United States. Each region shall have corporate staff responsible for all activities within the region, including, without limitation, coordination and support of member programs within the region. The members of each regional board shall be elected by the stockholders of that region.

Section 3. Each regional board shall establish an annual regional budget for the following year, which budget shall provide sufficient funds to (i) vigorously promote the Corporation’s brands and fund the other regional programs, initiatives and activities and (ii) fund the region’s assignment of centrally managed expenses. The method of funding the regional budgets will be by assessments and other fees (including, without limitation, transaction and operations fees) paid to the Corporation or its consolidated subsidiaries. If budgeting authority has not been delegated to a regional board in a particular region, the annual budget for that region shall be reviewed and approved by the Board of Directors of the Corporation. The Corporation’s entire annual budget incorporating all regional budgets shall be submitted to the Board of Directors for its approval no later than 30 days prior to the fiscal year to which it applies. In its review of the Corporation’s entire annual budget, the Board of Directors shall, among other things, ensure that each final regional budget provides for the appropriate level of expenses assigned to the region and the level of expenditures necessary to appropriately support the Corporation’s brands and programs in that region and an appropriate method of funding such expenses.

Section 4. Each regional board shall have the authority to manage the following activities, and any other activities that the Board of Directors may delegate from time to time, within its region, provided that (i) such activities shall affect and apply only to the affairs of the regional members licensed, and applicants for a license, within such region and to transactions taking place entirely within such region and then only with respect to MasterCard®, Cirrus® and Maestro® payment products (other than travelers cheques), services, programs and activities and (ii) such activities have not otherwise been delegated to the management of the Corporation:

a. Membership. Review all completed applications for membership in MasterCard International Incorporated submitted by entities headquartered in the specific region. The regional board also shall have the power and authority to act upon any requests from regional members of MasterCard International Incorporated regarding change of membership status (other than termination) and class of membership. Only the Board of Directors of the Corporation or MasterCard International Incorporated shall have the right to terminate a member’s membership in MasterCard International Incorporated and license or license to participate in MasterCard®, Cirrus® and Maestro®; however, the regional boards shall have the right to recommend such terminations to the Board of Directors of the Corporation.

b. Fines and Disciplinary Actions. Power and authority to (1) establish and approve fines and disciplinary actions for intraregional violations of the Corporation’s or MasterCard International Incorporated’s bylaws, rules, policies or procedures by regional members of MasterCard International Incorporated within the specific region and (2) recommend terminations of such regional members of MasterCard International Incorporated to the Board of Directors of the Corporation.

c. Annual Expense Budget. Power and authority and obligation to approve an annual budget for the specific region within the time frames needed to approve the entire annual budget of the Corporation. Such regional budget shall comply with the practices, policies and procedures of the Corporation and MasterCard International Incorporated.

d. Assessments and Fees. Power, authority and obligation to fix, impose and collect assessments and fees from regional members of MasterCard International Incorporated within the specific region in order to fund the region’s budget. This power shall extend to interregional transactions in which a regional member of MasterCard International Incorporated is involved.

e. Surplus Funds. Power and authority to determine the distribution of a portion of any revenues in excess of budgeted amounts in any year, provided that such distribution is consistent with the Corporation’s reinvestment policy for excess funds then in effect or such other amount as agreed with the President and Chief Executive Officer of the Corporation.

f. Additional Funding. Power and authority to levy additional assessments, fees or both upon regional members of MasterCard International Incorporated within the region for the purpose of generating additional funds above budgeted revenue in order to fund regional initiatives not provided for in the region’s annual budget. This power shall extend to interregional transactions in which a regional member of MasterCard International Incorporated is involved.

g. Intraregional Interchange Fees. Power and authority to approve intraregional interchange fees, subject to applicable regulatory requirements.

h. Intraregional Operating Rules. Power and authority to adopt intraregional variances to the Corporation’s operating rules, policies and procedures that apply to MasterCard®, Cirrus® and Maestro®, to the extent they apply only to members of MasterCard International Incorporated of a specific region and their transactions effected wholly within a specific region, which rules, policies and procedures cover the standards and procedures governing how a specific transaction is initiated and processed, and how any related disputes are resolved. Such rules may not have any effect, intended or unintended, outside the region.

i. Intraregional Product and Enhancement Development. Power and authority to approve intraregional products and enhancement services involving the creation and ongoing management of new regional payment vehicles and enhancement services that add value to new and existing products.

j. Affinity and Co-Branding Rules. With respect to MasterCard®, Cirrus® and Maestro® branded products only, the power and authority to approve specific affinity and co-branding rules for the card programs of members of MasterCard International Incorporated within the specific region.

k. Regional Board Processes. Obligation to establish the procedures and requirements for managing the regional board and its activities, which shall be set forth in the regional board rules and shall include quorum requirements, minimum vote requirements and the creation and seating of committees.

Section 5. The delegation of the powers and authorities upon the regional boards as described in this ARTICLE VII, and the delegation of any other powers or authorities that may be delegated upon one or more regional boards by the Corporation’s Board of Directors from time to time, is conditioned upon compliance by the regional board with all applicable laws and all of the requirements set forth in the Corporation’s Certificate of Incorporation, rules and regulations, these Bylaws and MasterCard International Incorporated’s certificate of incorporation, bylaws and membership and licensing rules and regulations, and any other policies of the Corporation or MasterCard International Incorporated, including the rules and regulations applicable to Cirrus® and Maestro®. Such delegated power and authority may not be delegated by the regional boards. Management of the Corporation shall establish the processes supporting the regional boards in their exercise of such delegated power and authority.

Section 6. Any decision of a regional board, to the extent such decision is within the scope of power and authority delegated to such regional board by the Board of Directors of the Corporation, shall be effective unless and until the Board of Directors of the Corporation, in accordance with Section 2 of ARTICLE VI, determines otherwise, provided that the approval or adoption of any action, rule or policy that could be expected, in the reasonable judgment of the Board of Directors of the Corporation, to have an effect in more than one region or that in the reasonable judgment of the Board of Directors of the Corporation is inconsistent with a published policy, practice or strategy of the Corporation, shall not become effective (or shall be declared ineffective if already in effect) unless and until such action, rule or policy has been ratified by the Board of Directors of the Corporation. Only the Corporation’s management shall be authorized to enter into a business arrangement with a stockholder or a member of MasterCard International Incorporated that it can be reasonably be determined will relate to activities that will be conducted in, or have an effect in, more than one region, subject to any parameters as may be determined by the Board of Directors. Nothing contained in this Section 6 shall be construed to limit the authority of the Board of Directors of the Corporation to revoke or amend the power and authority delegated upon the regional boards.

Section 7. Each region shall have a regional president selected by the President and Chief Executive Officer of the Corporation, subject to the concurrence of the regional board. In the event of a disagreement between a regional board and the President and Chief Executive Officer of the Corporation with respect to a nominee for regional president, the chairman of the regional board and the President and Chief Executive Officer of the Corporation shall attempt to resolve the dispute through direct consultation. If no resolution is reached promptly, the President and Chief Executive Officer of the Corporation shall present his recommendation for regional president to the Board of Directors and shall advise the Board of Directors of any disagreement with respect to such selection. The Board of Directors shall only approve the selection of the President and Chief Executive Officer upon the affirmative vote of two-thirds of the entire Board of Directors with respect to any dispute regarding the President and Chief Executive Officer’s disputed selection for a regional president. Each regional president shall report to the President and Chief Executive Officer of the Corporation or such other member or members of the Corporation’s management as the President and Chief Executive Officer of the Corporation may determine. Each regional president shall assist the Corporation’s Board of Directors and management and the regional board in implementing the decisions and policies of the Corporation’s Board of Directors and management and the regional board (within the scope of power and authority delegated by the Corporation’s Board of Directors) that affect the region. Notwithstanding anything herein to the contrary, during the Transition Period, the regional president for Europe shall report only to the President and Chief Executive Officer of the Corporation and shall be a member of the Corporation’s Global Executive Management Group. Any termination of a regional president by the President and Chief Executive Officer of the Corporation shall require the concurrence of the regional board, which shall not be unreasonably withheld.

ARTICLE VIII

Committees

Section 1. The Board of Directors may designate from among its members an Executive Committee, Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and other committees to serve at the pleasure of the Board of Directors.

a. Executive Committee. The Executive Committee, if formed, shall comprise the Chairman of the Board of Directors, the Vice Chairmen of the Board of Directors, the President and Chief Executive Officer (for so long as he or she is a Director of the Corporation) and such other number of Directors as the Board of Directors shall establish from time to time so that the composition of the Executive Committee generally reflects the regional composition of the Corporation’s stockholders. To the extent permitted by law, the Executive Committee shall have all the authority of the Board of Directors, except that it will not have the power or authority to approve or recommend an amendment to the Corporation’s Certificate of Incorporation or an agreement or plan of merger or consolidation, to recommend the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend the dissolution of the Corporation or a revocation of dissolution, to amend these Bylaws or to take any action that would require the affirmative vote of greater than a simple majority of the members of the Board of Directors present at a meeting at which a quorum is present.

b. Audit Committee. The Audit Committee, if formed, shall comprise such number of Directors as the Board of Directors may appoint to it. The Audit Committee will be responsible for reviewing the reports of the Corporation’s auditors and for performing such other duties as are assigned to it by the Board of Directors.

c. Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall comprise such number of Directors as the Board of Directors may appoint to it. In selecting Directors to serve on the Nominating and Corporate Governance Committee, the Board of Directors shall seek to include individuals representing stockholders that conduct business in multiple regions of the world, as well as individuals representing stockholders that reflect the regional composition of the Corporation’s stockholders, and shall include representation from each region representing greater than 20% of the most recent Global Proxy Calculation. Beginning with the second year of the Debit Advisory Board the Nominating and Corporate Governance Committee will be responsible for annually nominating a slate of persons to serve as Directors and members of the Debit Advisory Board for approval by the Board of Directors as described in Article IX. In addition, the Nominating and Corporate Governance Committee may fill vacancies in the Debit Advisory Board that occur between annual elections of the Debit Advisory Board as described in Article IX. In addition, the Nominating and Corporate Governance Committee may recommend individuals to serve on the standing committees. In making nominations, the Nominating and Corporate Governance Committee will seek, consistent with the qualifications required of Directors and committee members, to give the stockholders in each geographic region reasonable representation, taking into account, among other things, the number of shares of the Corporation’s stock owned by the stockholders in each region.

d. Compensation Committee. The Compensation Committee, if formed, shall comprise such number of Directors as the Board of Directors may elect to it. The Compensation Committee may be responsible for fixing the compensation of the elected officers of the Corporation and approving any employee incentive programs. The compensation of all other employees will be fixed by the Corporation’s President and Chief Executive Officer (subject to the oversight of the Board of Directors).

e. Any other committees, to the extent formed, shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees.

Section 2. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, notice requirements for meetings of committees shall be the same as notice requirements for meetings of the Board of Directors. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other).

Section 3. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

ARTICLE IX

Debit Advisory Board

Section 1. For an intended term of three years, the Corporation shall have a Debit Advisory Board which will be responsible for providing advice to the Board of Directors in the following areas:

a. the development and expansion of the Corporation’s debit programs globally;

b. global program and brand strategies, policies, rules and technology standards for the Corporation’s debit programs consistent with the standards for the Corporation’s other products set by the Board of Directors; and

c. the performance and evaluation of the Corporation’s Debit Brand Management Group (or other group within the Corporation performing similar functions).

For purposes of these Bylaws, the term “debit programs” shall mean the issuance and acceptance of ATM and point-of-sale electronic payment devices that access deposit accounts owned by an issuing member of MasterCard International Incorporated under a trademark and/or service mark owned or managed, directly or indirectly, by the Corporation or one of its subsidiaries.

Section 2. Beginning on or after the two-year anniversary of the creation of the Debit Advisory Board, the Board of Directors shall review the performance of the Debit Advisory Board and consider, in its sole discretion, whether, and on what terms, to continue the Debit Advisory Board, with the understanding that it is the intent of the Corporation that the Debit Advisory Board will continue for a third year.

Section 3. During the first year of the existence of the Debit Advisory Board, the Debit Advisory Board shall be comprised of the members of the Board of Directors of Maestro International Incorporated in effect upon the date of adoption of these Bylaws. The Nominating and Corporate Governance Committee will nominate individuals to serve as members of the Debit Advisory Board beginning with the second year of the Debit Advisory Board for approval by the Board of Directors. In selecting nominees for service on the Debit Advisory Board, the Nominating and Corporate Governance Committee will give due consideration to representatives from key stockholders of the Corporation that support the Corporation’s debit products, as measured by the Global Proxy Calculation. Prior to presenting such nominations, the Nominating and Corporate Governance Committee shall seek recommendations for candidates for the Debit Advisory Board from the regional boards and shall duly consider all such recommendations. In the event of a disagreement between a regional board and the Nominating and Corporate Governance Committee with respect to a nominee(s) from that region, the chairman of the regional board and the Nominating and Corporate Governance Committee shall attempt to resolve the dispute through direct consultation. If no resolution is reached promptly, the Nominating and Corporate Governance Committee shall present its recommended slate of Debit Advisory Board members and shall advise the Board of Directors of any disagreement with respect to the nominees from any specific region. The Board of Directors shall make the final determination with respect to any dispute regarding a regional nominee. A vacancy in the Debit Advisory Board that occurs in between annual elections of the Debit Advisory Board, by reason of death, resignation or subsequent non-eligibility of a member of the Debit Advisory Board, may be filled by the Nominating and Corporate Governance Committee. A Debit Advisory Board member may resign at any time by written notice to the Chief Debit Officer of the Corporation or the Secretary of the Debit Advisory Board.

Section 4. Any recommendation of the Debit Advisory Board, to the extent such recommendation is within the scope of power and authority delegated to the Debit Advisory Board by the Board of Directors of the Corporation and is not inconsistent with a published policy, practice or procedure, shall be effective unless and until the Board of Directors of the Corporation, in accordance with Section 2(f) of ARTICLE VI, overrules such recommendation.

ARTICLE X

Officers

Section 1. Subject to the provisions of Section 1(a) below regarding the election and term of the Chairman of the Board of Directors, the Board of Directors shall, annually at its first meeting following the annual meeting of stockholders, elect a Chairman of the Board of Directors from among its members, a President and Chief Executive Officer and a Secretary; and the Board of Directors may at that meeting, and thereafter, elect a Chairman Emeritus, up to two Vice-Chairmen of the Board of Directors, a Chief Operating Officer, a Treasurer and such other officers as it may from time to time deem advisable. Except as prohibited by law, any two or more offices may be held by the same person. No officer except the Chairman of the Board of Directors, the Vice-Chairmen, if any, and the President and Chief Executive Officer need be a Director of the Corporation.

a. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall be elected to an initial term of two years and shall be eligible to be reelected annually thereafter. The Chairman of the Board of Directors shall preside at all meetings of the members of the Board of Directors and shall perform such other duties as are properly assigned to him by the Board of Directors.

b. The Vice-Chairmen of the Board of Directors. The Board of Directors may elect up to two Vice-Chairmen of the Board of Directors. The Vice-Chairmen shall have such powers assigned to them by the Chairman or by the Board of Directors. In the absence of the Chairman, the Chairman shall designate one of the Vice-Chairmen to preside at meetings of the Board of Directors.

c. The Chairman Emeritus. The Corporation may have a Chairman Emeritus who shall be elected by the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote. The Chairman Emeritus must have retired as an officer of a member of MasterCard International Incorporated while serving as a member of the Board of Directors of the Corporation and must have served as Chairman of the Board of Directors of the Corporation for at least two years.

d. The President and Chief Executive Officer. The Corporation shall have a President who also shall be the Chief Executive Officer of the Corporation. The President shall have general overall supervision of all business of the Corporation and shall have such powers and duties as usually pertain to such office or as may be assigned to him by the Board of Directors. In the absence of the Chairman and the Vice-Chairmen, the President shall perform the duties and exercise the powers of the Chairman of the Board of Directors.

e. The Chief Operating Officer. The Corporation may have a Chief Operating Officer who shall be elected by the Board of Directors. The Chief Operating Officer shall report directly to the President and Chief Executive Officer and shall have such responsibilities as shall be assigned from time to time by the President and Chief Executive Officer.

f. The Treasurer. The Corporation may have a Treasurer who shall be elected by the Board of Directors. The Treasurer shall have the care and custody of all moneys and securities of the Corporation. He or she shall cause to be entered in records to be kept for that purpose full and accurate accounts of all moneys received by him or her and paid by him or her on account of the Corporation. He or she shall make and sign such reports, statements and documents as may be required by him of the Board of Directors or by the laws of the United States, the State of Delaware or any other state or country, and shall perform such other duties as usually pertain to such office or as may be assigned to him by the Board of Directors. The Treasurer shall be bonded in the manner and amount prescribed by the Board of Directors. The reports and records of the Treasurer shall be audited as of the end of each fiscal year and at such other times as the Board of Directors may direct by independent certified public accountants selected by the Board of Directors or by a committee of members designated by the Chairman of the Board of Directors with the approval of the Board of Directors.

g. The Secretary. The Corporation shall have a Secretary who shall be elected by the Board of Directors. The Secretary shall issue notices of meetings of stockholders and of the Board of Directors when such notices are required by law or these Bylaws. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and keep the minutes thereof. He or she shall affix the Corporation’s seal to such instruments as require the seal and shall perform such other duties as usually pertain to such office or as may be assigned to her/him by the Board of Directors or as may otherwise be provided for in these Bylaws.

Section 2. Subject to the provisions of Section 1(a) above regarding the election and term of the Chairman of the Board of Directors, each officer shall be elected by the Board of Directors and shall hold office until the earliest of such individual’s death, resignation, removal or the first meeting of the Board of Directors following the next annual meeting of stockholders. Any officer may be removed at any time, either with or without cause, by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 3. Any officer may resign at any time by giving written notice to the Board of Directors or to the President and Chief Executive Officer. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

Section 5. In the event of an absence or illness of any officer, or for any other reason that the Board of Directors or the President and Chief Executive Officer may deem sufficient, the Board of Directors or the President and Chief Executive Officer may temporarily assign the powers and duties of that officer to any other officer or to any Director.

Section 6. The compensation of the elected officers shall be fixed by the Board of Directors or a committee thereof. The compensation of other employees of the Corporation shall be fixed by the President and Chief Executive Officer (subject to the oversight of the Board of Directors). All employee incentive programs shall be approved by the Board of Directors or a committee thereof.

ARTICLE XI

Certificates for Shares

Section 1. In the discretion of the Board of Directors, the shares of stock of the Corporation may be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board of Directors, or the President and Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and bearing any legends as may be prescribed by the Certificate of Incorporation or otherwise.

Section 2. In the event that the shares of stock of the Corporation are not represented by certificates, the name, address and number and class of shares owned by each stockholder shall be set forth in the books and records of the Corporation, as such may be amended from time to time by the Corporation to reflect any change in the name, address and/or number or class of shares owned by each stockholder.

Section 3. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or she or it were that officer, transfer agent or registrar at the date of issue.

Section 4. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

Section 5. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

Section 6. The Corporation shall for all purposes be entitled to treat a person registered on its books, as the owner of shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to, or interest in, shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE XII

Indemnification

Section 1. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

Section 3. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this ARTICLE, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 4. Any indemnification under Sections 1 and 2 of this ARTICLE (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the Board of Directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee or such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion or (4) by the stockholders.

Section 5. Expenses (including attorneys’ fees) incurred by any director, officer, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this ARTICLE. Such expenses (including attorney’s fees) incurred by a former director, officer, employee or agent may be paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this ARTICLE shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE.

Section 8. References in this ARTICLE to “the Corporation” will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this ARTICLE with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 9. For purposes of this ARTICLE, references to “other enterprises” will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE.

Section 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 11. Except as specifically permitted by applicable law, no person who is or was a director, officer, employee, agent or member of any committee of the Corporation shall be indemnified in any way if such person has brought the action or proceeding against the Corporation, its directors, officers, employees, agents or any committee of the Corporation.

Section 12. The provisions of this ARTICLE will be deemed retroactive and will include all acts of the directors, officers, employees or agents of the Corporation since the date of incorporation.

ARTICLE XIII

General Provisions

Section 1. The corporate seal shall be circular in form with the words “MasterCard Incorporated” around the outer margin and the words and figures “CORPORATE SEAL 2001 DELAWARE” in the center and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

Section 2. The fiscal year of the Corporation shall be the calendar year.

Section 3. The symbol of the Corporation will be the word “MasterCard” superimposed across a red circle overlapping a yellow circle in the form adopted by the Board of Directors as the corporate symbol of the Corporation.

Section 4. As used in these Bylaws, the term “card” means a device, complying with the specifications set forth in the rules and regulations of MasterCard International Incorporated, which may be used to pay for goods and/or services and to obtain cash through access of the cardholder’s credit, charge or depositary account with the issuer of the cards.

Section 5. As used in these Bylaws, the phrase “published policy” is one that has been disseminated by bulletin, letter or other form of written or electronic communication to, at least, the stockholders and/or the Class A members of MasterCard International Incorporated that, along with their affiliate members, if any, are affected by such policy.

Section 6. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE XIV

Amendments

Section 1. The Board of Directors, by the affirmative vote of a majority of the entire Board of Directors at any meeting of the Board of Directors at which a quorum is present, or by action without a meeting if all of the Directors consent in writing to that action, may adopt, amend or repeal any provision of these Bylaws, except that (i) any amendment or repeal of Section 1 of ARTICLE VI shall require the affirmative vote of at least 75% of the Directors present at a meeting at which a quorum is present, (ii) any amendment or repeal of Section 2 of ARTICLE VI shall require the affirmative vote of at least 66 2/3% of the Directors present at a meeting at which a quorum is present and (iii) any amendment or repeal of Section 2 of ARTICLE III shall be subject to the terms and conditions of Article EIGHTH of the Corporation’s Certificate of Incorporation.

Section 2. The stockholders, by the affirmative vote of a majority of the votes cast at any meeting of the stockholders at which a quorum is present or by action without a meeting in accordance with these Bylaws, may adopt, amend or repeal any provision of these Bylaws; provided, however, that any amendment or repeal of Section 2 of ARTICLE III shall be subject to the terms and conditions of Article EIGHTH of the Corporation’s Certificate of Incorporation.

ARTICLE XV

Notices

Section 1. To the extent permitted by applicable law, any notice to a stockholder may be given personally, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or by electronic transmission. A notice will be deemed given when actually given in person; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address, facsimile number, electronic mail address or telex number as it appears on the records of stockholders or at such other address, facsimile number, electronic mail address or telex number as the stockholder may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by a posting on electronic network together with separate notice to the stockholder of such specific posting, shall be deemed given upon the later of (A) such posting and (B) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to the stockholder.

Section 2. Any notice to a Director may be given personally, by telephone, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or electronic transmission to such Director’s residence or usual place of business. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number, electronic mail address or telex number or at such other address, facsimile number, electronic mail address or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by any form of electronic transmission shall be deemed given when directed to the Director.

Section 3. Any person may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ANNEX E

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MASTERCARD INTERNATIONAL INCORPORATED

The present name of the corporation is MasterCard International Incorporated. The corporation was incorporated under the name “INTERBANKARD, INC.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 3, 1966. This Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation’s Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (including by the written consent of its sole class B member in accordance with Section 228 of the General Corporation Law of the State of Delaware). The Amended and Restated Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is MasterCard International Incorporated (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of the registered agent of the Corporation in the State of Delaware at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the ~~DGCL~~General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: In furtherance, and not in limitation, of the general powers conferred by the law of the State of Delaware and the objects and purposes herein set forth, it is expressly provided that the Corporation shall, subject to the provisions contained in the law of the State of Delaware, this Certificate of Incorporation and the Bylaws of the Corporation (the “Bylaws”), have the power to do all such acts as are necessary or convenient to the attainment of the objects and purposes herein set forth and to engage in any lawful act or activity for which corporations may be organized under the DGCL; provided, however, that nothing contained in this Certificate of Incorporation shall authorize or empower the Corporation to perform or engage in any acts or practices which (a) are prohibited by Section 340 of the General Business Law of the State of New York or any anti-monopoly statute of any state of the United States or the District of Columbia, or (b) are defined as banking powers under Section 126(a) of the DGCL.

FIFTH: The Corporation shall not have any authority to issue capital stock.

SIXTH: The Corporation initially shall have authority to issue membership interests in the following classes: Class A or “Principal” Memberships, which shall include Principal Memberships, Association Memberships and Travelers Cheque Memberships; Class B Memberships; and Affiliate Memberships. The Corporation is authorized to issue an unlimited number of Class A Memberships. The Corporation is authorized to issue a maximum of one Class B Membership. The Class B Membership shall not be assessable. The board of directors of the Corporation (the “Board”)~~, upon the affirmative vote of at least 66 2/3% of the directors present at a meeting at which a quorum is present,~~ shall have the authority to create additional classes of membership interests. Such additional classes of membership shall have such rights, preferences and privileges as are set out, from time to time, in the Bylaws, provided, however, that they shall not have any right, preference or privilege greater than those of the Class A Memberships.

a. Class A Memberships. The rights and obligations of the Class A Memberships are as set forth in this Certificate of Incorporation and the Bylaws of the Corporation. Holders of the Class A Memberships (such holders, the “Class A Members”) shall not be entitled to vote on account of such holdings, except as otherwise provided herein or in the Bylaws, or as required by law. Class A Members shall not be entitled on account of such membership, to receive any portion of any dividends or other distributions or profits of the Corporation and shall not be entitled to participate in any assets available for distribution to the members of the Corporation upon any dissolution of the Corporation.

b. Class B Membership. The rights and obligations of the Class B Membership are as set forth in this Certificate of Incorporation and the Bylaws of the Corporation. The Class B Membership shall be issued to MasterCard Incorporated, a Delaware stock corporation. The holder of the Class B Membership (the “Class B Member”) shall have exclusive voting rights on all matters with respect to which members may vote, except as provided otherwise herein or in the Bylaws, or as otherwise required by law. The Class B Member, on account of such status, shall be entitled to all legally permitted dividends and other distributions approved by the Board, and shall be entitled to receive all assets legally available for distribution to the members of the Corporation on any dissolution, liquidation or winding-up of the Corporation.

c. Other Classes of Membership. The rights and obligations of Affiliate Memberships are set forth in the Bylaws of the Corporation. Other classes of membership interests in the Corporation shall have such rights, preferences and privileges as are determined by the ~~affirmative vote of at least 66 2/3% of the directors present at a meeting at which a quorum is present upon creation of each class~~Board, provided that in no event shall any additional classes of membership be entitled to rights, preferences or privileges that are greater than those of the Class A Memberships.

SEVENTH: ~~The~~Except to the extent set forth in this Certificate of Incorporation, the private property of the members of the Corporation shall not be subject to the payment of debts of the Corporation nor be subject to any liability for any other obligations of the Corporation.

EIGHTH: Except to the extent set forth in this Certificate of Incorporation, the conditions of membership in the Corporation shall be set forth in the Bylaws.

~~NINTH:~~

~~a.~~ NINTH: The Board may impose upon the members (other than the Class B Member), whether before, on, or after termination of their membership, dues, assessments, fees, and other charges for any purpose or purposes as may be authorized in this Certificate of Incorporation or in the Bylaws~~, including without limitation assessments to pay for or reserve against any accumulated, current, or future expenses or liabilities of the Corporation~~.

~~b. If the Board shall determine to satisfy any liability for damages based upon violation of United States antitrust laws arising out of the actions known as U.S. v. Visa International, Visa USA and MasterCard International and In re Visa Check, et al. (together, the “Antitrust Actions”), or any other action based upon the same factual allegations as advanced in the Antitrust Actions, by assessment of the Class A Members pursuant to Article VI Section 4 of the Bylaws, no such assessment shall be made directly or indirectly against members based upon card issuing or acquiring programs operated outside of the United States.~~

TENTH: No director of the Corporation will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except ~~(i) for any breach of the director’s duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director obtained an improper personal benefit~~to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article TENTH shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment or repeal.

ELEVENTH: (A) Except as expressly provided in paragraph (B) of this Article ELEVENTH, the business and affairs of the Corporation shall be managed by or under the direction of the Board. It shall be a qualification for each director of the Corporation that such director is also a director of the Class B Member. The Class B Member shall elect any person who becomes a director of the Class B Member as a director of the Corporation. Any director of the Corporation who ceases to be a director of the Class B Member shall immediately cease to be a director of the Corporation. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business; provided, that a quorum shall not be constituted unless directors who are neither Class M Directors (as defined in the Amended and Restated Certificate of Incorporation of the Class B Member) nor officers of the Corporation or the Class B Member represent a majority of the directors present. Except as otherwise provided by law, this Certificate of Incorporation or the Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

(B) Subject in all respects to paragraph (C) of this Article ELEVENTH, the Corporation’s operations in Europe in respect of (1) review of applications for membership; (2) fines; (3) intraregional operating rules; (4) assessments and fees to the extent that such assessments and fees do not have an exclusionary effect; (5) intraregional product and enhancement development to the extent that the development initiatives do not relate to competitively sensitive matters; (6) annual expense budget; (7) surplus funds; and (8) affinity and co-branding rules shall be managed by or under the direction of the European Board (as defined in the Amended and Restated Certificate of Incorporation of the Class B Member) of the Class B Member; provided, however, that with respect to the matters listed in clauses (1) - (4) above, such authority shall only be exercised subject to guidelines established by the Board from time to time.

(C) The Board, acting by the affirmative vote of at least 75% of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may assume the authority granted to the European Board pursuant to paragraph (B) of this Article ELEVENTH in its entirety; provided, however, that the European Class M Holders (as defined in the Amended Certificate of Incorporation of the Class B Member) of Class M Common Stock of the Class B Member, by the affirmative vote of at least a majority of the votes cast thereon, voting for such purpose as a separate class, shall approve any such assumption of authority. In addition, the Board, acting by the affirmative vote of at least 75% of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may permanently assume from the European Board any specific authority granted to the European Board pursuant to paragraph (B) of this Article ELEVENTH. In addition, the Board, acting by the affirmative vote of at least 66 2/3% of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may override any decision or otherwise temporarily assume any authority granted to the European Board pursuant to paragraph (B) of this Article ELEVENTH. In addition, the Board, acting by the affirmative vote of a majority of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may override any decision or otherwise temporarily assume any authority of the European Board if, in the Board’s sole judgment and discretion, any action or failure to take action by the European Board (1) could subject the Corporation or any of its subsidiaries to risk of legal or regulatory liability, (2) would be contrary to the Corporation’s global strategy, (3) would be reasonably likely to have an effect outside Europe or on U.S. commerce or (4) relates to any matter outside of the authority granted to the European Board pursuant to paragraph (B) of this Article ELEVENTH. Whether any matter falls within the authority of the European Board granted pursuant to paragraph (B) of this Article ELEVENTH shall be determined in the sole discretion of the Board.

TWELFTH: In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation.

THIRTEENTH: In the event of any voluntary or involuntary liquidation, dissolution, or winding-up (collectively, “liquidation”) of the Corporation, the Class B Member shall be entitled to receive out of the net remaining assets of the Corporation (including any termination fees and assessments levied on members pursuant to the Bylaws) the amounts and rights, if any, then existing or received by the Corporation in such liquidation in respect to the sale or other disposition of the trademarks, goodwill, and other assets relating to the activities of the Corporation. Neither the consolidation nor merger of the Corporation, nor the sale, lease, or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation of the Corporation for the purposes of this Article THIRTEENTH.

FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon members are granted subject to this reservation. The consent of the Class B Member ~~and the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Class A Stock and, prior to and including the Transition Date, Class B Stock, of the Class B Member, voting together as a single class,~~ shall be required to amend ~~Article FIFTH, SIXTH, SEVENTH, NINTH(b), ELEVENTH, THIRTEENTH or FOURTEENTH of~~ this Certificate of Incorporation.

IN WITNESS WHEREOF, MasterCard International Incorporated has caused this Amended and Restated Certificate of Incorporation to be signed by its ~~President, and its corporate seal to be hereunto affixed and attested by its Secretary, this 28th day of June, 2002.~~                                , this          day of              200  .

MASTERCARD INTERNATIONAL INCORPORATED

By:	~~/s/ ROBERT W. SELANDER~~
Name:	~~Robert W. Selander~~
Title:	~~President and Chief Executive Officer~~

ANNEX F

Bylaws

Preamble

AMENDED AND RESTATED BYLAWS OF MASTERCARD

INTERNATIONAL INCORPORATED (the “Corporation”)

PREAMBLE

The purposes for which this Corporation is formed shall include the following:

1. To facilitate the interchange of card privileges on an international basis.

2. To facilitate the entry into the card businesses by members and prospective members without regard to size and at minimum risk and cost.

3. To promote the development of sound practices in the operation of the card programs of its members by establishing high standards.

Bylaws

Article I—Membership

ARTICLE I—MEMBERSHIP

Sec. 1. Eligibility. The following are eligible to become Class A Members or Affiliate Members of this Corporation:

(a) Effective for entities applying for membership on or after 15 July, 1993, any corporation or other organization that is a financial institution that is authorized to engage in financial transactions under the laws and/or government regulations of the country, or any subdivision thereof, in which it is (i) organized or (ii) principally engaged in business. “Financial transactions” for purposes of this section shall mean the making of commercial or consumer loans, the extension of credit, the effecting of transactions with payment services cards, the issuance of travelers cheques, or the taking of consumer or commercial deposits. Any such financial institution must have the requisite right, power, and authority, corporate and otherwise, to function as a member of this Corporation and to engage in any activities contemplated by that financial institution that would utilize one or more of this Corporation’s marks (each, a “Mark”) and services. Any such financial institution also must be regulated and supervised by one or more governmental authorities and/or agencies authorized and empowered to establish and/or enforce rules regarding financial transactions and the financial condition, activities, and practices of entities engaging in such financial transactions. With respect to any financial institution that does not take deposits, it shall be a further requirement that financial transactions constitute substantially all of the business conducted by such institution. In the event any of the foregoing eligibility criteria would violate the laws or regulations of any country, then the Board of Directors may adopt, consistent with the safety and soundness objectives reflected above, ~~by a two-thirds vote,~~ eligibility criteria that comply with the laws and regulations of such country. The Board of Directors ~~by a two-thirds vote,~~ shall have the right, but not the obligation, to modify the above membership eligibility criteria on a regional ~~or~~, country-by-country or other basis for any reason. ~~Notwithstanding the foregoing, a Regional Board of MasterCard Incorporated or any other entity responsible for licensing within a region (hereinafter “Membership Entity”) shall have the right to propose different membership eligibility criteria on a regional or country-by-country basis, which eligibility criteria shall not become effective until approved by a two-thirds vote of the Board of Directors. Any region or country specific membership eligibility criteria that are so adopted shall be set forth as an exhibit to these bylaws. A subsequent amendment of such eligibility criteria shall require a two-thirds vote of the Board of Directors. Furthermore, any such membership eligibility criteria so adopted may be withdrawn by the Board of Directors by a majority vote; provided that, as part of such vote, at least two-thirds of the directors who are not from the region with the eligibility criteria at issue have voted to withdraw such criteria.~~

(b) Any entity that is directly or indirectly controlled by one or more members described in Article I, Section 1 (a) and that is engaged, or proposes to engage, on behalf of or through one or more of those members in operating programs utilizing one or more of this Corporation’s Marks or its services and related activities.

Sec. 2. Application for Class A Membership or Affiliate Membership.

(a) Any financial institution or other entity eligible for membership as provided in Article I, Section 1, may apply to become a Class A Member or Affiliate Member of this Corporation in the class or classes that it may elect and for which it is eligible under Article I, Section 3. Applications for Class A Membership or Affiliate Membership must be made in the form and include all of the information that the Board of Directors may from time to time require. An application must be accompanied by the correct licensing and initiation fee or fees.

(b) An applicant for Class A Membership or Affiliate Membership in any class must agree, and by execution and submission of an application for Class A Membership or Affiliate Membership it shall have agreed, that it will comply with all applicable provisions of the Certificate of Incorporation, bylaws, rules and regulations, and published policies of this Corporation as in effect from time to time.

Bylaws

Article I—Membership

(c) A completed application for Class A Membership or Affiliate Membership must, if practical, be considered at the next regularly scheduled meeting of the Board of Directors~~, or, if applicable, of the Regional Board or board of a Membership Entity,~~ after receipt of the application or in such other manner as the Board of Directors may determine.

(d) ~~A~~Applicants may be granted Class A Membership or Affiliate Membership by a majority vote of the directors present at a meeting of the Board of Directors ~~is required to elect an applicant to Class A Membership or Affiliate Membership. The foregoing notwithstanding, if election to Class A Membership or Affiliate Membership in this Corporation in a region has been delegated to a Regional Board of the Class B member (a “Regional Board”), a majority vote of the directors present at a meeting of the Regional Board is required to elect an applicant to Class A Membership or Affiliate Membership. The action taken on all applications must be recorded in the minutes of the meeting of the Board of Directors that acted upon it and, if any application is disapproved, the reasons therefor must be stated in those minutes.~~or in such other manner as the Board of Directors may determine.

(e) Prior to consideration of a Class A Membership or Affiliate Membership application by the Board of Directors~~,~~ or its designee, ~~if applicable, a Regional Board,~~ the President of this Corporation or his designee may permit, in the absolute discretion of that person, any eligible applicant that has submitted a properly completed Class A Membership or Affiliate Membership application, including the appropriate license agreement or agreements, to utilize this Corporation’s Marks, and to participate in this Corporation’s activities as if it were a Class A Member or Affiliate Member~~, but with no right to vote during that interim period~~. Any such interim authorization is subject to the subsequent approval or disapproval of the application by the Board of Directors or~~, if applicable, the Regional Board~~ its designee. Prior to being granted such authorization, the applicant must agree, and by commencement of MasterCard activities it shall have agreed, to comply during this interim period (and thereafter as necessary) with the applicable bylaws, rules and regulations, and published policies of this Corporation and to discontinue immediately any such utilization and participation if its application is not approved. All damages, losses, and liability arising directly or indirectly, or consequentially, from any interim utilization and participation and from the disapproval will be solely at the applicant’s risk and expense, and neither this Corporation nor its Board of Directors ~~nor any Regional Board~~ shall have any responsibility for those damages, losses, or liabilities.

Sec. 3. Membership; Classes; Obligation to Become Member.

(a) Obligation to Participate. Each member of this Corporation must participate in one or more classes of membership. The classes of membership are card membership and travelers cheque membership.

(b) The following are the classes of membership in this Corporation:

Card Membership. Each card member shall participate in the card activities of this Corporation using the MasterCard Mark and other such Marks that the card member is authorized to use (each, an “Authorized Mark”). There are the following categories of card membership:

(i) Association Member—an entity that is eligible for, and is ~~elected by the Board of Directors to~~granted, membership pursuant to Sections 1 (b) and 2 (d), respectively, of this Article I and that participates or proposes to participate directly in the card activities of this Corporation. An Association Member shall be a Class A Member of this Corporation.

(ii) Principal Member—a financial institution that is eligible for, and is ~~elected by the Board of Directors to~~granted, membership pursuant to Sections 1 (a) and 2 (d), respectively, of this Article I and that participates or proposes to participate directly in the card activities of this Corporation. A Principal Member shall be a Class A Member of this Corporation.

Bylaws

Article I—Membership

(iii) Affiliate Member—financial institution or other entity that is eligible for, and is ~~elected by the Board of Directors to~~granted, membership pursuant to Article I, Sections 1 and 2 (d), and that participates or proposes to participate indirectly through an association member or a principal member, in the card activities of this Corporation.

Travelers Cheque Membership. Travelers Cheque Member—a financial institution or other entity that is eligible for, and is ~~elected by the Board of Directors to~~granted, membership pursuant to Article I, Sections 1 and 2 (d), respectively, and that participates or proposes to participate directly in the travelers cheque program of this Corporation. A Travelers Cheque Member shall be a Class A Member of this Corporation.

Each travelers cheque member may have one or more entities, financial or otherwise, affiliated with it for the purpose of the travelers cheque program. These affiliated entities will not be travelers cheque members.

(c) Obligation to Become Member. Subject to Article I, Section 2(e), a financial institution or other entity that is eligible for membership as provided in Section 1 of this Article I shall not participate in any of the card activities of this Corporation nor use any of the Marks unless and until it becomes a card member of this Corporation in accordance with ~~Section 7.03 of Chapter 7 of the Bylaws and Rules manual~~these Bylaws and the Corporation’s rules and regulations and published policies as in effect from time to time.

Subject to Article I, Section 2(e), a financial institution or other entity that is eligible for membership as provided in Section 1 of this Article I shall not participate in any of the travelers cheque activities of this Corporation nor use any of the travelers cheque trademarks of this Corporation unless and until it becomes a travelers cheque member of this Corporation, except those entities affiliated with a travelers cheque member’s program, as provided in Article I, Section 3 (b).

Sec. 4. General Obligations of Membership. Each member must comply with the following obligations of membership:

(a) Each member shall provide, upon request, to this Corporation, or its designee, information with respect to any of the member’s programs utilizing the Marks, except that compliance with the foregoing shall not require any member to furnish any information, the disclosure of which, in the opinion of this Corporation’s independent outside legal counsel, is likely to create a significant potential legal risk to this Corporation and/or its member(s). Each travelers cheques member shall also be required to disclose such information as to entities affiliated with it for the purpose of its travelers cheques program. To the extent that such information is the member’s proprietary information, it shall be treated with the degree of care deemed (i) appropriate based upon the sensitivity of the information and (ii) necessary to maintain its confidentiality. Such degree of care shall under no circumstances be less than that which this Corporation accords its own proprietary information.

(b) Each member shall promptly pay to this Corporation all fees, dues, assessments, and other obligations when due.

(c) Each member shall comply in all respects with all bylaws, rules and regulations, and published policies of this Corporation in effect from time to time.

Sec. 5. Specific Obligations of Card Membership.

(a) Within one year of becoming a member and at all times thereafter, each association member and principal member must itself, taken together with its affiliate members as if they were a single card member, have satisfied the minimum obligations of its category of card membership as established from time to time by the Board of Directors and as set forth in ~~Chapter 7 of the MasterCard Bylaws and Rules manual~~these Bylaws and the Corporation’s rules and regulations and published policies as in effect from time to time.

Bylaws

Article I—Membership

(b) Each card member shall at all times meet the minimum financial requirements established by the Board of Directors for all members. The Board of Directors, in its discretion, may establish different or additional financial requirements for (i) a category of financial institutions, organizations, or corporations that are described in Article I, Section 1, or (ii) an individual member or prospective member of this Corporation in the manner set forth in ~~Section 7.07 of Chapter 7 of the Bylaws and Rules manual~~these Bylaws and the Corporation’s rules and regulations and published policies as in effect from time to time, so long as the Board of Directors determines that different or additional requirements are reasonably required to evidence the financial integrity of that category of financial institutions, corporations, or other organizations or of an individual member or prospective member of this Corporation.

(c) Each card member shall, in accordance with this Corporation’s rules and regulations and published policies:

(i) Accept records of transactions arising from the use of MasterCard cards issued by other members from any of its merchants that it has authorized to honor MasterCard cards, and require all such merchants to honor all properly presented MasterCard cards without discrimination;

(ii) Accept and pay for records of transactions received from other members arising from the use of any MasterCard cards issued by it;

(iii) Give cash disbursements without discrimination to all holders of properly presented MasterCard cards; and

(iv) Provide authorization service respecting its own cards for other members, and provide authorization service for any merchants that it has authorized to honor MasterCard cards (each such merchant must not have at any given time more than one telephone number to call for authorizations for MasterCard cards unless the President or his designee has authorized the use of more than one such number after a determination that the multiplicity of numbers will not cause merchant confusion).

(d) Each card member must actively promote this Corporation’s card program.

(e) Each card member must comply in all respects with (i) the rules, regulations, and other directives associated with the MasterCard Marks as may be amended from time to time, including, but not limited to, the MasterCard Bylaws and Rules manual, the MasterCard/Cirrus ATM Participation Rules and the Cirrus Worldwide Operating Rules and (ii) the rules and regulations adopted in connection with the Authorized Marks as such term is defined in Article I, Section 3(b).

(f) Notwithstanding the foregoing requirements, no provision of these bylaws or of the rules and regulations or published policies of this Corporation requires any card member to undertake any activity that is prohibited by applicable law or regulation. However, the Board of Directors may require a member to undertake a reasonable and not prohibited activity in the place of any prohibited activity.

(g) Each association and principal member that has members affiliated with it must cause each of its affiliate members to comply with the obligations of card membership of this Corporation that are applicable to that affiliate, and the association and principal member will be liable to this Corporation and to all other members for all activities of its affiliate members with respect to card programs operated and activities engaged in by such affiliate members through the association or principal member including, without limitation, any failure by the affiliate member to comply with the obligations of card membership. If any member affiliated with an association or principal member ceases that affiliation, the association or principal member will nonetheless be obligated pursuant to the rules and regulations and published policies of this Corporation to acquire from other members records of transactions arising, whether before or after the cessation, from the use of MasterCard cards issued by that former affiliate member.

Bylaws

Article I—Membership

(h) Except to the extent any such liability or obligation has been previously satisfied by its principal member, each affiliate member shall be responsible for the liabilities and obligations arising out of, or in connection with, its card programs, irrespective of any (i) action taken by it to satisfy such liability or obligation with the principal member or (ii) agreements between the principal and affiliate member.

Sec. 6. Specific Obligations of Travelers Cheque Program Membership.

(a) Each travelers cheque member must commit to sell MasterCard(R) Travelers Cheques.

(b) Each travelers cheque member is responsible for the payment of all MasterCard Travelers Cheques that it issues unless otherwise provided herein or in the MasterCard Travelers Cheques Operating Rules and shall maintain sufficient financial equity to ensure that its travelers cheques will be paid and shall comply with all applicable banking and other laws and regulations and the Travelers Cheques Operating Rules. With respect to such travelers cheques members, the Board of Directors may establish different or additional financial requirements (i) for a category of financial institutions, corporations, or other organizations that are described in Section 1 of this Article I or (ii) an individual member or prospective member of this Corporation, so long as the Board of Directors determines that different or additional requirements are reasonably required to evidence the financial integrity of that category of financial institutions, corporations or other organizations, or of an individual member or prospective member of this Corporation.

(c) Each travelers cheque member must invest the proceeds of sales of travelers cheques in accordance with good banking practice and in compliance with all applicable banking and other laws and regulations and the Travelers Cheque Operating Rules.

(d) Each travelers cheque member must in accordance with the Travelers Cheque Operating Rules:

1. issue and sell MasterCard Travelers Cheques;

2. issue MasterCard Travelers Cheque refunds;

3. accept and cash MasterCard Travelers Cheques;

4. provide authorization and investigation services regarding MasterCard Travelers Cheques.

(e) Each travelers cheque member must actively promote the MasterCard Travelers Cheque program.

Sec. 7. Transferability of Membership. Membership in this Corporation is not transferable or assignable, whether by sale, consolidation, merger, operation of law, or otherwise.

Sec. 8. Other Programs.

(a) No card member that is also involved in another card program may discriminate against this Corporation or its card members in favor of the other program. A card member is not required to participate in any other program of any type offered by this Corporation or by any other organization.

(b) A travelers cheque member is not required to participate in any other program of any type offered by this Corporation or by any other organization.

Sec. 9. Voluntary Termination of Membership.

(a) A member may withdraw as a card member or as a travelers cheque member or as both; a member that is a member of more than one class of membership may withdraw from one or more class or classes of membership and remain a member in another class of membership.

Bylaws

Article I—Membership

(b) In order to withdraw from one or more classes of membership, the member must give written notice addressed to the President or the Secretary of this Corporation, preferably by registered or certified mail, return receipt requested, but any other manner of delivery may be used. The notice must, with reasonable clarity, state that it is a notice of termination and must be received by the President or the Secretary. The notice must:

(i) specify the class or classes of membership from which the member is withdrawing;

(ii) fix a date on which a withdrawal from a class of membership will be effective, and this date must be at least 30 days after the notice was received by this Corporation; and

(iii) be otherwise in the form as may be required from time to time by the Board of Directors.

Sec. 10. Involuntary Termination of Membership. A member may be expelled from card membership or from travelers cheque membership, or from any or all classes of membership, by the affirmative vote of two-thirds of the entire Board of Directors. The expulsion will be effective upon delivery, or an inability to deliver after a reasonable attempt to do so, of written or actual notice, and the written notice must be provided expeditiously and promptly after the Board of Directors has voted the expulsion. The reasons for the expulsion must be stated with reasonable specificity in the notice and in the minutes of the meeting at which the action was taken.

Notwithstanding the foregoing, a member who violates, or has violated in the past, the provisions of Article IV, Section 4.3(C), Article IV, Section 4.3(K)(1) or Article IV, Section 4.3(K)(3) of the Amended and Restated Certificate of Incorporation of the holder of the Corporation’s Class B membership (the “Class B Member”), as it may be amended from time to time, may be expelled from card membership or from travelers cheque membership, or from any or all classes of membership, by the affirmative vote of a majority of the entire Board of Directors. The expulsion will be effective upon delivery, or an inability to deliver after a reasonable attempt to do so, of written or actual notice, and the written notice must be provided expeditiously and promptly after the Board of Directors has voted the expulsion. The reasons for the expulsion must be stated with reasonable specificity in the notice and in the minutes of the meeting at which the action was taken.

Sec. 11. Automatic Termination of Membership. A member’s membership in all classes of membership in this Corporation shall automatically terminate forthwith if:

(a) the member suspends payments within the meaning of Article IV of the Uniform Commercial Code as in effect at the time in the State of Delaware, regardless of whether, in fact, the member is subject to the provisions thereof;

(b) the member takes the required action by vote of its directors, stockholders, members, or other persons with the legal power to do so, or otherwise acts, to cease operations and to wind up the business of the member, such membership termination to be effective upon the date of the vote or other action; or

(c) the member fails or refuses to make payments in the ordinary course of business or becomes insolvent, makes an assignment for the benefit of creditors, or seeks the protection, by the filing of a petition or otherwise, of any bankruptcy or similar statute governing creditors’ rights generally; or

(d) the government or the governmental regulatory authority having jurisdiction over the member serves a notice of intention to suspend or revoke, or suspends or revokes, the operations or the charter of the member; or

(e) a liquidating agent, conservator, or receiver is appointed for the member, or the member is placed in liquidation by any appropriate governmental, regulatory, or judicial authority.

Bylaws

Article I—Membership

A card member’s license authorizing it to use one or more Authorized Marks shall terminate in the event the member fails to actively participate in card activities using such Authorized Mark. If all of a member’s licenses are terminated, card membership is automatically terminated on the effective date of termination of the last remaining license. The travelers cheques membership of an entity shall automatically terminate in the event of termination of its license authorizing it to use the MasterCard trademark in its travelers cheques program.

Sec. 12. Liabilities of Terminated Members.

(a) A member whose membership in any class is terminated:

(i) shall have no further rights after the effective date of that termination as a member in that class, except as may be provided in the rules and regulations and published policies of this Corporation applicable to that class in order to permit the orderly winding up of its business as a member of that class;

(ii) shall not be entitled to any refund of dues, fees, assessments, or other payments and will remain liable for, and must promptly pay to this Corporation (a) any and all applicable dues, fees, assessments, or other charges as provided in these bylaws or as may be specified in the applicable rules and regulations and published policies of this Corporation and (b) all other charges, debts, liabilities, and other amounts arising or owed in connection with the member’s program(s), whether arising, due, accrued, or owing before or after termination of such membership;

(iii) shall continue to remain liable for the period that may be specified in, and in accordance with, the applicable rules and regulations and published policies of this Corporation to other members for all obligations arising, whether before or after the membership termination, from the use of any cards bearing any of the Marks issued by it, or any travelers cheques issued or sold by it;

(iv) must promptly take appropriate action, in accordance with the applicable rules and regulations and published policies of this Corporation to give notice of the termination to the holders of cards bearing any of the Marks issued by it as a member of the class in which its membership is terminated and to its merchants that it has authorized to honor cards bearing any of the Marks or, in the case of a terminated travelers cheque member, to give notice of the termination to those organizations and institutions affiliated with it;

(v) must forthwith cancel such cards; and,

(vi) take such further action as may be required of a terminated member hereunder and under the applicable rules and regulations and published policies of this Corporation, or as may be required of the terminated member by the Board of Directors of this Corporation.

(b) If an association or principal member that has affiliate members terminates its membership in one or more classes of membership, the terminated member must cause each of the affiliate members (that are of the same class or classes with respect to which the membership of the association or principal member has terminated) to take the actions required of a terminated member under this Article I, Section 12 unless that affiliate member promptly becomes an affiliate of another association or principal member of the same class or itself becomes an association or principal member of the same class.

(c) An applicant that has been authorized to use an Authorized Mark and to participate in the activities associated with such an Authorized Mark on an interim basis pursuant to this Article I, Section 2(e), but whose application is not approved, is subject to the provisions of this Article I, Section 12, except that all initiation and membership fees paid in connection with the denied application must be promptly returned to the applicant.

Bylaws

Article I—Membership

Sec. 13. Examination and Audits of Members. The Board of Directors, in its sole discretion, and without having any duty to do so, may from time to time order an audit or other examination of any member. Any financial audit will be conducted by independent accountants selected by the Board of Directors, and the standards and scope of that audit will be established by the Board of Directors. All fees and expenses incurred in connection with any examination or audit will be paid by the member that was examined or audited. Neither persons on the Board of Directors nor this Corporation nor its employees will be liable or responsible in any manner to any or all of the members of this Corporation or to others for any failure to cause any examination or audit to be conducted or for any action or failure to take action following such examination or audit.

Sec. 14. Licenses. Each successful applicant for membership shall, as a condition of such membership, execute the then-effective license applicable to the class of membership to which it has been elected and assist MasterCard in recording such license if required in the country of license. With respect to individual applicants for membership, the Board of Directors or ~~Regional Board, as the case may be,~~its designee may add additional requirements or limitations to the standard member license as ~~it~~they reasonably ~~deems~~deem appropriate. Any entity using any of the Marks must have a license or other written authorization from this Corporation to do so or must be using such Mark pursuant to authorization from an entity having the power to authorize it to do so.

Bylaws

Article II—Board of Directors

ARTICLE II—BOARD OF DIRECTORS

Sec. 1. Powers. The business of this Corporation will be managed by the Board of Directors, which may exercise all of the powers of this Corporation and do all lawful acts and things as are not (i) by statute, the Certificate of Incorporation, or these bylaws directed or required to be exercised or done by the members or (ii) specifically delegated as provided in the Bylaws of this Corporation.

Sec. 2. Election; Vacancies; Term of Office. Subject to this Corporation’s Certificate of Incorporation, the directors will be elected by the Class B Member at the annual meeting of members.

Sec. 3. Number. The authorized number of directors constituting the entire Board of Directors shall be equal to such number of directors as are authorized to constitute the entire Board of Directors of ~~MasterCard Incorporated~~the Class B Member.

Sec. 4. Compensation of Directors. Directors shall receive such compensation from this Corporation as the Board of Directors may from time to time establish.

Sec. 5. Quorum. ~~The presence of not less than a~~A majority of the total number of directors ~~entitled to vote at any meeting shall be necessary and sufficient to~~then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business ~~at such meeting~~; provided, that a quorum shall not be constituted unless directors who are neither Class M Directors (as defined in the Amended and Restated Certificate of Incorporation of the Class B Member) nor officers of the Corporation or the Class B Member represent a majority of the directors present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these ~~bylaws~~Bylaws, the ~~vote~~act of a majority of the ~~voting~~ directors present ~~shall decide any question that may come before the meeting. A majority of the voting directors present at any meeting, although less than a quorum, may adjourn the meeting from time to time without notice other than announcement at the meeting.~~ at any meeting at which there is a quorum shall be the act of the Board of Directors.

Sec. 6. Procedure. The order of business and all other matters of procedure at every meeting of the Board of Directors may be determined by the presiding officer.

Sec. 7. Meetings of the Board of Directors.

(a) The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of members. If the meeting is held at the place of the meeting of members, then no notice of the meeting need be given to the newly-elected directors. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Section 7(c) of this ARTICLE II.

(b) Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

(c) Special meetings of the Board of Directors, whether to be held in person or by telephone or ~~similar~~other communications equipment, may be called by the Chairman of the Board of Directors or the President and Chief Executive Officer on at least five days’ notice to each Director and shall be called by the Chairman or the President and Chief Executive Officer upon the written request of not less than 33 1/3% of the entire Board of Directors; provided, however, that any meeting called to consider a matter that requires the immediate action of the Board of Directors and that does not require the approval of greater than a simple majority of the Directors may be called on at least 24 hours’ notice.

Bylaws

Article II—Board of Directors

(d) Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Section 7(e) of this ARTICLE II and shall state the purpose or purposes, place, date and hour of the meeting.

(e) Any notice to a director may be given personally, by telephone, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or electronic transmission to such director’s residence or usual place of business. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number, electronic mail address or telex number or at such other address, facsimile number, electronic mail address or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by any form of electronic transmission shall be deemed given when directed to the director.

(f) Any director may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the director attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Sec. 8. Enforcement of Payment of Fees, Assessments, and Other Obligations. The Board of Directors may apply any sums due to a member from this Corporation toward payment of any fees, assessments, and other obligations owed to this Corporation by that member or its affiliates.

Sec. 9. Adoption or Amendment of Rules and Regulations. Except as otherwise provided herein or as specifically delegated by the Board of Directors or except as provided in a rule or in rules approved by the Board of Directors, only the Board of Directors may adopt or amend the rules and regulations.

Sec. 10. Approval of Indebtedness. ~~In addition to the authority of the Board of Directors, the Executive Committee, if formed, shall have the authority to approve the guarantee of indebtedness for money borrowed by this Corporation. This Corporation shall not~~This Corporation may incur or guarantee any indebtedness for money borrowed ~~except~~only with the prior approval of ~~either the Executive Committee or Board of Directors in any specific case, unless~~, or pursuant to a written policy ~~approved by the Executive Committee or Board of Directors. In the event of approval by the Executive Committee of indebtedness by this Corporation as contemplated above, the Board of Directors shall be informed of such action at its next Board meeting; however, the provision of, or failure to provide, such information to the Board of Directors shall not affect the validity of such indebtedness.~~established by, the Board of Directors.

Sec. 11. Meetings by Conference Telephone. Directors, and directors serving on committees of the Board of Directors, may participate in a meeting of the Board, or the committee, by means of conference telephone or ~~similar~~other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation will constitute presence in person at that meeting for the purpose of constituting a quorum and for all other purposes. The place of any meeting held pursuant to this Section 12 will be deemed to be the place stated in the notice thereof so long as at least one director or, as the case may be, one committee person, is present at that place at the time of that meeting.

Bylaws

Article II—Board of Directors

Sec. 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or the committee, as the case may be, who are entitled to vote, consent thereto in writing (including by electronic transmission), and the writing or writings are filed with the minutes of proceedings of the Board or of that committee.

Sec. 13. European Board. Subject in all respects to paragraph (B) of Section 6.7 of the Amended and Restated Certificate of Incorporation of the Class B Member, the Corporation’s operations in Europe in respect of (1) review of applications for membership; (2) fines; (3) intraregional operating rules; (4) assessments and fees to the extent that such assessments and fees do not have an exclusionary effect; (5) intraregional product and enhancement development to the extent that the development initiatives do not relate to competitively sensitive matters; (6) annual expense budget; (7) surplus funds; and (8) affinity and co-branding rules shall be managed by or under the direction of the European Board (as defined in the Amended and Restated Certificate of Incorporation of the Class B Member) of the Class B Member; provided, however, that with respect to the matters listed in clauses (1) - (4) above, such authority shall only be exercised subject to guidelines established by the Board of Directors of the Class B Member from time to time.

Bylaws

Article III—Officers

ARTICLE III—OFFICERS

Sec. 1. Election and Appointment. ~~Subject to the provisions of Section 1(a) below regarding the election and term of the Chairman of the Board of Directors, the~~The Board of Directors shall, annually at its first meeting following the annual meeting of stockholders, elect a ~~Chairman of the Board of Directors, a~~ President and Chief Executive Officer and a Secretary; and the Board of Directors may at that meeting, and thereafter, elect a ~~Chairman Emeritus,~~ Chief Operating Officer, ~~up to two vice-chairmen of the Board of Directors,~~ a Treasurer and such other officers as it may from time to time deem advisable. Except as prohibited by law, any two or more offices may be held by the same person. ~~No officer except the Chairman of the Board of Directors, the Vice-Chairmen, if any, and the President and Chief Executive Officer need be a Director of the Corporation.~~

~~(a) The Chairman of the Board of Directors. The Chairman of the Board of Directors shall be elected to an initial term of two years and shall be eligible to be reelected annually thereafter. The Chairman of the Board of Directors shall preside at all meetings of the members of the Board of Directors and shall perform such other duties as are properly assigned to him by the Board of Directors.~~

~~(b) The Vice Chairman of the Board of Directors. The Board of Directors may elect up to two Vice Chairmen of the Board of Directors. The Vice Chairmen shall have such powers assigned to them by the Chairman or by the Board of Directors. In the absence of the Chairman, the Chairman shall designate one of the Vice Chairmen to preside at meetings of the Board of Directors.~~

~~(c) The Chairman Emeritus. The Corporation may have a Chairman Emeritus who shall be elected by the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote. The Chairman Emeritus must have retired as an officer of a member of the Corporation while serving as a member of the Board of Directors of the Corporation and must have served as Chairman of the Board of Directors of the Corporation for at least two years.~~

(a) ~~(d)~~ The President and Chief Executive Officer. The Corporation shall have a President who also shall be the Chief Executive Officer of the Corporation. The President shall have general overall supervision of all business of the Corporation and shall have such powers and duties as usually pertain to such office or as may be assigned to him by the Board of Directors. In the absence of the Chairman ~~and the Vice-Chairmen~~, the President shall perform the duties and exercise the powers of the Chairman of the Board of Directors.

(b) ~~(e)~~ The Chief Operating Officer. The Corporation may have a Chief Operating Officer who shall be elected by the Board of Directors. The Chief Operating Officer shall report directly to the President and Chief Executive Officer and shall have such responsibilities as shall be assigned from time to time by the President and Chief Executive Officer.

(c) ~~(f)~~ The Treasurer. The Corporation may have a Treasurer who shall be elected by the Board of Directors. The Treasurer shall have the care and custody of all moneys and securities of the Corporation. S/he shall cause to be entered in records to be kept for that purpose full and accurate accounts of all moneys received by her/him and paid by her/him on account of the Corporation. S/he shall make and sign such reports, statements and documents as may be required by her/him of the Board of Directors or by the laws of the United States, the State of Delaware or any other state or country, and shall perform such other duties as usually pertain to such office or as may be assigned to him/her by the Board of Directors. The Treasurer shall be bonded in the manner and amount prescribed by the Board of Directors. The reports and records of the Treasurer shall be audited as of the end of each fiscal year and at such other times as the Board of Directors may direct by independent certified public accountants selected by the Board of Directors or by a committee of members designated by the Chairman of the Board of Directors with the approval of the Board of Directors.

Bylaws

Article III—Officers

(d) ~~(g)~~ The Secretary. The Corporation shall have a Secretary who shall be elected by the Board of Directors. The Secretary shall issue notices of meetings of members and of the Board of Directors when such notices are required by law or these Bylaws. The Secretary shall attend all meetings of the members and of the Board of Directors and keep the minutes thereof. S/he shall affix the Corporation’s seal to such instruments as require the seal and shall perform such other duties as usually pertain to such office or as may be assigned to her/him by the Board of Directors or as may otherwise be provided for in these Bylaws.

Sec. 2. Term of Office. ~~Subject to the provisions of Section 1(a) above regarding the election and term of the Chairman of the Board of Directors, each~~ Each officer shall be elected by the Board of Directors and shall hold office until the earliest of such individual’s death, resignation, removal or the first meeting of the Board of Directors following the next annual meeting of stockholders. Any officer may be removed at any time, either with or without cause, by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Sec. 3. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President and Chief Executive Officer. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

Sec. 4. Security. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

Sec. 5. Temporary Transfer of Powers and Duties. In the event of an absence or illness of any officer, or for any other reason that the Board of Directors or the President and Chief Executive Officer may deem sufficient, the Board of Directors or the President and Chief Executive Officer may temporarily assign the powers and duties of that officer to any other officer or to any Director.

Sec. 6. Compensation. The compensation of the elected officers shall be fixed by the Board of Directors or a committee thereof. The compensation of other employees of the Corporation shall be fixed by the President and Chief Executive Officer (subject to the oversight of the Board of Directors). All employee incentive programs shall be approved by the Board of Directors or a committee thereof.

Bylaws

Article IV—Committees

ARTICLE IV—COMMITTEES

Sec. 1. Directors’ Committees. The Board of Directors may designate from among its members an Executive Committee, Audit Committee, Compensation Committee and other committees to serve at the pleasure of the Board of Directors. If the Board of Directors designates an Executive Committee, Audit Committee or Compensation Committee, and there exists a corresponding committee of the Class B Member, such committee shall have the same members as, and authorities similar to, the corresponding committee of the Class B Member. Any other committees, to the extent formed, shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees.

Sec. 2. Card Standing Committees. The President of this Corporation may appoint as many representatives of the members as he determines to the standing committees described below to consider card matters, and all persons appointed to these standing committees serve on them at the pleasure of the President. In selecting representatives for these committees, the President shall seek to include persons with experience and levels of expertise appropriate for the subject matter of the particular committee and shall also seek to include representatives of members from various regions in order to reflect the Corporation’s global nature.

(a) International Operations Committee. The International Operations Committee will analyze procedural and operational problems involved in the worldwide interchange of card privileges among card members and report its conclusions and recommendations to the President.

(b) International Security Committee. The International Security Committee will investigate security problems involved in the worldwide interchange of card privileges among card members and report its conclusions and recommendations to the President.

Sec. 3. Procedures. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, notice requirements for meetings of committees shall be the same as notice requirements for meetings of the Board of Directors. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other).

Sec. 4. Notice of Directors’ Committees Meetings. Unless the Board of Directors directs otherwise, notice requirements for meetings of directors’ committees shall be the same as notice requirements for meetings of the Board of Directors as set forth in Article II, Sections ~~6~~7 and ~~8.~~11.

Bylaws

Article V—Meetings

ARTICLE V—MEETINGS

Sec. 1. Annual Meeting of Members. The annual meeting of members, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as may be fixed by the Board of Directors, at the principal business office of this Corporation, or at such other place as the Board of Directors shall determine.

Sec. 2. Special Meetings of Members. Special meetings of members, except as otherwise provided by law, may be held at the principal business office of this Corporation or elsewhere, and may be called at any time by a written request of one-third of the Board of Directors, or by the Chairman of the Board or the President. A special meeting may also be called at the request in writing of members having 25% or more of the total number of votes eligible to be cast as of the date of such request. Such requests from the Board of Directors or members shall state the person or persons calling the meeting and the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the topics stated in the call and matters germane thereto.

Sec. 3. Procedures. The order of business and all other matters of procedure at every meeting of members may be determined by the presiding officer.

Sec. 4. Quorum. At every meeting of members, except as otherwise provided by law or these bylaws, the presence in person or by proxy of members having a majority of the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business. Once a quorum is noted as present, it is not broken by the subsequent withdrawal of members. Except as otherwise provided by law, the Certificate of Incorporation, or these bylaws, a majority of the votes cast decides any question that may come before a meeting, assuming a quorum is present.

Sec. 5. Adjournments. The members entitled to vote who are present by representative or by proxy at any meeting of members, whether or not they constitute a quorum, have the power by a majority of the votes present to adjourn the meeting to another time or place, and notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, members may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting must be given to each member entitled to vote at the meeting.

Sec. 6. Voting. Except as ~~otherwise provided in this Corporation’s Certificate of Incorporation or as otherwise provided~~required by law, no member other than the Class B Member shall be entitled to vote on any matter for which the members are entitled to vote. ~~To the extent members other than the Class B Member are entitled to vote, all association members and principal members and travelers cheque members (as those members are defined in these bylaws) shall be eligible to vote by representative (i.e., the senior officer of the member present at the meeting) or by proxy. On the date of such meeting, each member eligible to vote will have the right to cast the number of votes equal to the number of shares of Voting Stock, as such term is defined in the Class B Member’s certificate of incorporation, such member holds in the Class B Member.~~

Sec. 7. Notice of Meetings of Members.

(a) Any notice to a member shall be given personally, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or by electronic transmission. A notice will be deemed given when actually given in person; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar

Bylaws

Article V—Meetings

communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the member at such member’s address, facsimile number, electronic mail address or telex number as it appears on the records of members or at such other address, facsimile number, electronic mail address or telex number as the member may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by a posting on electronic network together with separate notice to the member of such specific posting, shall be deemed given upon the later of (A) such posting and (B) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to the member.

(b) Any person may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Sec. 8. Consent of Members in Lieu of Meeting. Any action that is required to, or may, be taken at any meeting of members may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including by electronic transmission), setting forth the action so taken, is signed by members eligible to vote on that action having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all members eligible to vote thereat were present and voted. Prompt notice of the taking of action by less than a unanimous written consent of all of the members entitled to vote on an action must be given to those members entitled to vote that did not so consent in writing.

Bylaws

Article VI—Regions, Fees and Assessments

ARTICLE VI—REGIONS, FEES AND ASSESSMENTS

Sec. 1. Regions. In connection with the administration of its worldwide business, this Corporation has divided the world into six geographic regions, namely, Asia/Pacific, Canada, Europe, Latin America, Middle East/Africa, and the United States. Each region has assigned corporate staff responsible for all activities within the region, including, without limitation, coordination and support of member programs within the region.

Sec. 2. Mastercard Membership Fees. Each card member of this Corporation must pay the joining fee and other fees as may be established from time to time by the Board of Directors~~, including, by way of example and not limitation, those fees described in Section 7.09 of Chapter 7 of the MasterCard Bylaws and Rules manual~~. Each new travelers cheque member must pay the then-effective travelers cheque joining fee and other fees as established from time to time by the Board of Directors of this Corporation.

Sec. 3. Annual Budget, Fees, Assessments and Expenses Relating to Certain Losses.

(a) Utilizing the RGO (Regional, Global, and Operations) planning, budgeting, and reporting methodology approved by the Board of Directors of the Class B Member, the individual regions will prepare annual expense budgets with revenue programs and strategic pricing initiatives sufficient to meet the funding requirements. The proposed regional budgets will be supportive of ~~Regional Board-directed~~regional marketing programs and will include sufficient resources to fund the assignments of global and operations expenses. Operations expenses are generally assigned on a user-pay basis. Except as contemplated by Section 3(b), global expenses are generally assigned by use of an equitable distribution mechanism that incorporates the value of worldwide brand awareness programs and card utility support.

(b) Global expenses of the Corporation or the Class B Member that relate to losses suffered by, or liabilities of, the Corporation or the Class B Member arising out of or related to a breach by the Corporation, the Class B Member or Europay International SA of any of their respective representations, warranties, covenants and agreements contained in the Share Exchange and Integration Agreement, dated as of February 13, 2002, as amended, modified, supplemented or restated from time to time, among the Corporation, the Class B Member and Europay International SA (the “Integration Agreement”) shall be assigned by an equitable distribution mechanism similar to the mechanism used for assigning other global expenses; provided, however, that:

(i) if the losses and liabilities arise out of or are related to a breach by the Corporation or the Class B member and exceed, in the aggregate, $21 million, then the global expenses in the amount of the excess shall be allocated solely to regions other than the Europe region; and

(ii) if the losses and liabilities arise out of or are related to a breach by Europay International SA and exceed, in the aggregate, $7 million, then the global expenses in the amount of the excess shall be allocated solely to the Europe region.

(c) Annually, each ~~Regional Board~~region shall establish a regional budget for the following year, which budget shall provide sufficient funds to (i) vigorously promote the brand and fund the other regional programs, initiatives, and activities and (ii) fund the region’s assignment of centrally managed expenses. The method of funding the regional budget will be by assessment and other fees (including, without limitation, transaction and operations fees) paid to this Corporation or the Class B member by the members in the region. Each member within a region shall pay not less than the amount established as the minimum assessments and fees payable by each member within the region. ~~If budgeting authority has not been delegated to a Regional Board in a region, the~~The annual budget for the region shall be reviewed and approved by the Board of Directors of the Corporation.

Bylaws

Article VI—Regions, Fees and Assessments

This Corporation’s entire Annual Budget incorporating all regional budgets shall be submitted to the Board of Directors for its approval at least 30 days prior to the fiscal year to which it applies. In its review of such Annual Budget, the Board of Directors shall, among other things, ensure that each final regional budget provides for the appropriate level of expenses assigned to the region and the level of expenditures necessary to appropriately support this Corporation’s brands and programs in that region and an appropriate method of funding such expenses.

Sec. 4. ~~Assessments~~Assessments~~.(a)~~ . In addition to establishing the Annual Budget of this Corporation as described in Section 3 above, the Board of Directors at any time, and from time to time, may fix and impose assessments on all or some lesser number of the members (other than the Class B member) of this Corporation for expenses and liabilities that relate to the ordinary activities of the Corporation, including, without limitation, expenses and liabilities related to counterfeit insurance premiums, advertising and penalties for violation of the bylaws, rules and regulations or other published policies of the Corporation. ~~Subject to Section 4(c) and (e), the~~The Board of Directors may fix a separate rate or basis of assessment for members of different regions, as well as for members within a region.

~~(b) The Board of Directors at any time, and from time to time, may fix and impose special assessments for all or any portion of the Corporation’s and the Class B Member’s expenses and liabilities arising out of extraordinary events, such as settlements or judgments in major litigations and catastrophic occurrences that may cause significant risk or damage to the Corporation and the Class B Member (“Special Assessments”). In no event shall the aggregate cumulative liability of all members (including terminated members as described in Article I, Section 12) for Special Assessments imposed on all members from and after June 28, 2002, exceed two times the Class B Member’s consolidated Worldwide Annual Revenue; provided, however, that the foregoing limitation shall not apply to (i) assessments contemplated by Article VI, Section 3(b) and Article VI, Section 4(d) of these Bylaws, (ii) assessments contemplated by ARTICLE NINTH(b) of the Corporation’s Certificate of Incorporation and (iii) assessments for expenses and liabilities relating to conduct engaged or alleged to have been engaged in by the Corporation prior to June 28, 2002 (whether or not such conduct continues after June 28, 2002). “Worldwide Annual Revenue” means the highest amount of revenue paid to the Class B Member and its subsidiaries in any of the three 12-month periods covered by the three most recent Global Proxy Calculations less any Special Assessments previously paid by the members.~~

~~(c) With respect to any Special Assessment imposed on less than all of the members, in no event shall a member be required to contribute to a Special Assessment, in an amount greater than eight times revenue paid to the Class B Member and its subsidiaries by that member during the 12-month period covered by the most recent Global Proxy Calculation; provided, however, that the foregoing limitation shall not apply to (i) assessments contemplated by Article VI, Section 3(b) and Article VI, Section 4(d) of these Bylaws, (ii) assessments contemplated by ARTICLE NINTH(b) of the Corporation’s Certificate of Incorporation and (iii) assessments for expenses and liabilities relating to conduct engaged or alleged to have been engaged in by the Corporation prior to June 28, 2002 (whether or not such conduct continues after June 28, 2002).~~

~~(d) An “Integration Assessment” is an assessment of the members of the Corporation’s Europe region or its regions other than Europe, as the case may be, to compensate the Corporation and/or the Class B Member for losses suffered by, or liabilities of, the Corporation and/or the Class B Member, in excess of the amounts contemplated by Article VI, Section 3(b), arising out of or related to a breach of the representations, warranties, covenants and agreements contained in the Integration Agreement, but only to the extent such losses and liabilities have not been satisfied by an allocation of expenses in accordance with Article VI, Section 3(b).~~

Bylaws

Article VI—Regions, Fees and Assessments

~~(e) In determining whether to impose a Special Assessment on this Corporation’s members for obligations that are associated with a particular region(s) or member(s), the Board of Directors must first consider whether it is appropriate and consistent with the interests of this Corporation and its members to allocate the obligations for such assessment first to the region(s) and/or member(s) concerned before extending the assessment to this Corporation’s other regions and/or members.~~

~~(f) In the event a member violates a rule for which an assessment is expressly provided, the President or his designee shall warn the member of the violation. If, subsequent to this warning, the member shall continue to violate the rule, this Corporation shall draft on the member in the amount of the assessment unless the member can demonstrate that it could not reasonably avoid the violation. Any member wishing to dispute the finding of violation or the resulting assessment shall have a right to have such finding or assessment reviewed by the Board of Directors at its next regularly scheduled meeting following the date of the assessment. In the event a member wishes to exercise its right of review, it must so advise the Secretary, by registered or certified mail, at least 30 days prior to the Board meeting. The findings of the Board of Directors shall be final.~~

~~(g) Any Special Assessments of the members will require authorization of the Board of Directors as follows:~~

~~(i) when the Special Assessment is less than or equal to one times the “Worldwide Annual Revenue,” by a simple majority of the Board of Directors; and~~

~~(ii) when the Special Assessment is greater than one times the “Worldwide Annual Revenue” but less than or equal to two times annual revenue, by a two-thirds majority of the entire Board of Directors.~~

Sec. 5. Prorating Assessments and Other Fees.

(a) An association or principal member must pay all assessments, operating fees, and other fees applicable to its MasterCard programs for the calendar year in which it becomes such a member.

(b) If an association or principal member transfers to affiliate status with another member, any remaining assessments, operating fees, and other fees that the transferring member would have been obligated to pay had it remained an association or principal member to the end of the year will, but without duplication, become additional assessments, operating fees, and other fees to be paid by the member with which the transferring member has become affiliated. If an affiliate of a member transfers and becomes a new association member or principal member, the assessments, operating fees, and other fees of the transferring member will, when paid, be credited or refunded, as the case may be, to the member with which it had been affiliated to avoid duplicate payment of assessments and fees on the same volume. However, no such credit or refund will reduce the assessments, operating fees, and other fees of an association or principal member below the minimum assessments, operating fees, and other fees established pursuant to Article VI, Section 3.

(c) In imposing any additional assessment, the Board of Directors may in its discretion make a provision for prorating the assessment to reflect periods of membership.

Sec. 6. Payment Dates. Fees and assessments must be paid on the date or dates and in the installments (if any) as the Board of Directors or staff may prescribe.

Sec. 7. Certification of Accounts and Volumes. Each association member and principal member must file with this Corporation a certified statement of (i) the aggregate number of its active MasterCard card accounts (as defined in Section 8 of this Article VI) and the active MasterCard card accounts of the card members affiliated

Bylaws

Article VI—Regions, Fees and Assessments

with it, (ii) its Gross Acquiring Volumes, as defined in the Bylaws of the Class B Member, and (iii) its Gross Dollar Volumes, as defined in the Bylaws of the Class B Member, as of such date or dates or for such period or periods as the Board of Directors may require from time to time. Each travelers cheque member must file with this Corporation a certified statement of the aggregate sales of MasterCard Travelers Cheques as of such date or dates or for such period or periods as the Board of Directors may require from time to time.

Sec. 8. Active Mastercard Card Accounts. Active MasterCard card accounts as of a given date are those accounts accessed by cards bearing one or more trademarks of this Corporation on which accounts (i) one or more transactions have been completed and/or (ii) a fee has been paid by the cardholder to the issuer of the card during the 12 full months prior to the date of the request to the members for this information.

Sec. 9. Mastercard Travelers Cheque Sales. MasterCard Travelers Cheques sales are the total sales of a travelers cheque member of its MasterCard Travelers Cheque sales directly by itself and through its sales agents for any given period of time as determined by the Board of Directors.

Sec. 10. Termination Fee.

(a) Card Membership. Any card member that ceases to be a member of this Corporation, whether voluntarily or involuntarily, must:

(i) pay any amounts otherwise payable as provided in these bylaws or the rules and regulations of this Corporation;

(ii) pay any charges incurred and assessments approved but not yet billed to that member (or attributable to that member if it is affiliated with an association or principal member);

(iii) reimburse this Corporation for any disbursements made on its behalf; and

(iv) pay the greater of US $500 or the sum of:

(1) the highest total amount the member was billed and/or paid (or would have been billed or paid, in the case of an affiliated member, had it been a principal member) as

(a) assessments ~~(other than Special Assessments for which such terminated member shall remain liable in accordance with Article VI, Section 4)~~; and

(b) fees and charges for services provided directly or indirectly by this Corporation respecting the member’s MasterCard (charge card, debit services, and otherwise) activities and other fees included within the region’s annual budget, in a single year during the four calendar years preceding the year in which the termination is effective, or in that year itself; if the member has not been a MasterCard member for one or more calendar years, as of the date on which the termination is effective, this amount will be equal to the total billed or paid, or that would have been billed or paid in the case of an affiliate member had it been a principal member, in the 12 calendar months preceding the month in which the termination is effective; and

(2) a pro rata share (~~defined as the percentage derived by dividing the highest number of the terminating member’s MasterCard votes in a single year during the four calendar years preceding the year in which the termination is effective, or in that year itself, by the total number of MasterCard votes for the year in which the termination is effective~~based on the member’s respective share of the most recent Global Proxy Calculation described in the Amended and Restated Certificate of Incorporation of the Class B member, as it may be amended from time

Bylaws

Article VI—Regions, Fees and Assessments

to time) of any long-term obligations, including leases and loans of all types (excepting contracts and leases covered in subsection (4) below), but not giving any effect to present values of future payments or to any escalation provision, of this Corporation and its subsidiaries as of the end of the month preceding the date on which the termination is effective; and

(3) any federal, state, local, or other government taxes or charges that are attributable to the above amounts; and

(4) termination charges and penalties arising from the cancellation of contracts and leases for equipment and supplies arranged for or entered into in order to accommodate, or on behalf of, the terminating member.

(b) Minimum Termination Fees. The minimum termination fee established in the preceding section applies to each card member, including each affiliate member, except that if an association or principal member terminates simultaneously with some or all of the members affiliated with it, or if a group of members affiliated with an association or principal member simultaneously and jointly terminate, the minimum termination fee will apply to the group, as if the terminating members were but a single member.

(c) Travelers Cheque Membership. With respect to any travelers cheque member that ceases to be a travelers cheque member of MasterCard, such member must pay any direct charges resulting from the termination from the program and must pay for the costs to be incurred in the spin-down payments of its outstanding travelers cheques and any assessments or fees applicable to it as a result of it having been a travelers cheque member of this Corporation.

(d) Unbilled Assessments. The Board may in its sole discretion excuse a withdrawing member from paying an assessment approved after the date of the member’s notice of termination and on or before the date on which the termination is effective.

(e) Notice of Termination. A notice of termination must be in writing, addressed to the President or the Secretary of this Corporation, and be provided this Corporation so as to have been received at least 30 days before the effective date of termination set forth in the notice letter as provided in Section 9 of Article I.

(f) Interim Participation. An applicant that receives permission to participate in the activities of this Corporation will not be subject to the provisions of this Section 10 until its application is approved by the Board of Directors.

(g) Termination of Corporation. Subject to the Board of Directors’ right, but not obligation, to establish members’ obligations on termination of this Corporation, the provisions of this Section 10 shall not apply, except with respect to those members whose notice of termination has previously become effective in accordance with Section 10(e) above in the event of any voluntary or involuntary liquidation, dissolution, or winding up of this Corporation or the voluntary or involuntary cessation of all or substantially all of the activities of this Corporation.

Bylaws

Article VII—Miscellaneous Provisions

ARTICLE VII—MISCELLANEOUS PROVISIONS

Sec. 1. Fiscal Year. The fiscal year of this Corporation is the calendar year.

Sec. 2. ~~Indemnification~~Indemnification~~. This Corporation will, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify all persons whom this Corporation may indemnify pursuant thereto. Notwithstanding the foregoing, the indemnification provided by this Section 2 will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, or under any vote of members or of disinterested directors of this Corporation or otherwise.~~.

(a) To the fullest extent permitted by the law of the State of Delaware as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, except as otherwise provided in Article VII, Section 2(c), the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors.

(b) To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall promptly pay expenses (including attorneys’ fees) incurred by any person described in Article VII, Section 2(a) in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article VII, Section 2 or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Article VII, Section 2(c), the Corporation shall be required to pay expenses of a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors.

(c) If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VII, Section 2 is not paid in full within thirty days after a written claim therefor by any person described in Article VII, Section 2(a) has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d) To the fullest extent permitted by the laws of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Article VII, Section 2(a) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII, Section 2 or otherwise.

Bylaws

Article VII—Miscellaneous Provisions

(e) The provisions of this Article VII, Section 2 shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article VII, Section 2 shall be deemed to be a contract between the Corporation and each director or officer (or legal representative thereof) who serves in such capacity at any time while this Article VII, Section 2 and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any alteration, amendment, or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article VII, Section 2 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article VII, Section 2 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, the Certificate of Incorporation of the Corporation, these Bylaws, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Article VII, Section 2(a) shall be made to the fullest extent permitted by law.

(f) For purposes of this Article VII, Section 2, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(g) This Article VII, Section 2 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Article VII, Section 2(a).

Sec. 3. Corporate Seal. The seal of this Corporation will be circular in form with the words “MasterCard International Incorporated” around the outer margin and the words and figures “Corporate Seal 1966 Delaware” in the center.

Sec. 4. Corporate Symbol. The symbol of this Corporation will be the word “MasterCard” superimposed across a red circle overlapping a yellow circle in the form adopted by the Board of Directors as the corporate symbol of this Corporation.

Sec. 5. Definitions. The term “card” when used herein means a device, complying with the specifications set forth in the rules and regulations, which may be used to pay for goods and/or services and to obtain cash through access of the cardholder’s credit, charge, or depository account with the issuer of the card.

The term “entire Board of Directors” when used herein in connection with voting requirements shall refer to the number of directors authorized to serve as directors by the Board of Directors less any vacancies and any directors not entitled to vote on such issue. In the event a vote is specified to be taken by the Board of Directors without reference to the “entire Board of Directors,” then the number of votes required shall be calculated based upon the number of directors voting at the meeting which a quorum is present.

The term “rules and regulations” when used herein means the rules part, which is separate from the bylaws part, of the Corporation’s Bylaws and Rules manual, the provisions set forth in the Operations Manual and the

Bylaws

Article VII—Miscellaneous Provisions

provisions set forth in any other manual prepared in connection with any program or service or activity of this Corporation and published to the membership from time to time, for example, and not by way of limitation, the Security Procedures and Systems manual and the Authorization System Manual.

A “published policy” is one that has been disseminated by bulletin, letter, or other form of written communication to, at least, the principal members that, along with their affiliate members, are affected by such policy.

Sec. 6. Amendment of Bylaws. The Board of Directors or the Class B Member may adopt, amend or repeal these bylaws~~, provided, however, that in order to (i) adopt, amend, or repeal the maximum aggregate cumulative liability for all members for Special Assessments as described in Article VI, Section 4(b) or this provision of these bylaws the approval of at least 75% of the members of the Board of Directors present at a meeting at which a quorum is present and the approval of a majority of the outstanding shares of MC Global Class A Stock and, prior to and including the Transition Date, share of MC Global Class B Stock (as each such term is defined in the Integration Agreement), voting together as a single class, shall be required and (ii) adopt, amend or repeal the cumulative maximum liability for each member for Special Assessments as described in Article VI, Section 4(c) or this provision of these bylaws the affirmative vote of at least two-thirds of the Board of Directors present at a meeting at which a quorum is present shall be required. In addition, and not by way of limitation of the foregoing, the Class A Members, by the affirmative vote of at least two-thirds of the voting power held by the Class A Members, as determined in accordance with Section 6 of Article V, present at a meeting at which a quorum is present, may amend Article I of the bylaws or this sentence~~.

Sec. 7. Inconsistent Provisions; Licenses. In the event of an inconsistency between a provision of these bylaws and a provision in any member MasterCard license, the provisions of these bylaws shall prevail and the member license shall be deemed to have been amended so as to be consistent with the bylaws provision. In the event of an inconsistency between a provision of the rules, regulations, or other directives associated with Marks other than the MasterCard Mark and the license for such Mark granted to a Member, the provision of such rules, regulations, and other directives shall prevail and the license shall be deemed to have been amended so as to be consistent with the rules provision.

ANNEX G

MASTERCARD INCORPORATED

2006 LONG TERM INCENTIVE PLAN

G-i

G-ii

G-iii

G-iv

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment.

The MasterCard International Incorporated 2006 Long Term Incentive Plan (“Plan”) is hereby established by MasterCard International Incorporated (the “Company”), effective as of the Effective Date.

1.2 Purposes.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 “Affiliated Employer” means (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which includes the Company, (ii) any trade or business (whether or not incorporated), which is under common control (as defined in Section 414(c) of the Code) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated services group (as defined in Section 414(m) of the Code) which includes the Company, and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

2.2 “Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

2.3 “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, or Other Stock-Based Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4 “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.5 “Board of Directors” or “Board” means the Global Board of Directors of the Company.

2.6 “Cause” means (i) the willful failure by the Participant to perform his duties or responsibilities (other than due to Disability), (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or an Affiliated Employer including, but not limited to, damage to its reputation or standing in its industry; (iii) the Participant’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, (iv) the material breach by the Participant of any written covenant or agreement with the Company or an Affiliated Employer not to disclose any information pertaining to the Company and/or its Affiliated Employers, or (v) the breach by the Participant of the Code of Conduct, or any material provision of the following Company policies: non-discrimination, substance abuse, workplace violence, nepotism, travel and entertainment, corporation information security, antitrust/competition law, foreign corrupt practices act, and similar policies, whether currently in effect or later adopted.

2.7 “Change in Control” means the occurrence of any of the following events, but shall specifically exclude a Public Offering:

(i) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 30 percent of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this subsection (i) the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, and (C) an acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii); or

(ii) A change in the composition of the Board as of the Effective Date (the “Incumbent Board”) that causes less than a majority of the directors of the Company then in office to be members of the Incumbent Board provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (“A Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50 percent of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all of substantially all of the Company’s assets directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

2.9 “Commission” means the Securities and Exchange Commission or any successor thereto.

2.10 “Committee” means the Compensation Committee of the Global Board of Directors of the Company, or such other committee, or subcommittee of the Compensation Committee designated by the Board to administer the Plan, provided that the Committee shall be composed of not less than two directors each of whom is a Non-Employee Director, an independent director as required by the rules of the national securities exchange on which the Company’s Common Stock is listed, and in the case of an Award subject to Section 14.6 an Outside Director.

2.11 “Common Shares” means shares of the Company’s Class A or Class B Common Stock, $0.0001 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Shares of any successor to the Company which is designated for the purpose of the Plan.

2.12 “Company” means MasterCard Incorporated, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, “Company” also means “Affiliated Employer”.

2.13 “Covered Employee” means a Participant whose compensation in the year of payment of an Award is subject to Section 162(m) of the Code.

2.14 “Disability” means total and permanent disability in accordance with the Company’s or an Affiliated Employer’s long-term disability plan, as determined by the Committee.

2.15 “Effective Date” means when approved by shareholders.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

2.17 “Exercise Price” means the price at which the Common Shares may be purchased under an Option or may be obtained under a Stock Appreciation Right. In no event may the Exercise Price per share of Common Shares covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced through the technique commonly known as “repricing.”

2.18 “Fair Market Value” means, if the Common Stock is listed on a national securities exchange, as of any given date, the average of the high and low prices for the Common Stock on the principal exchange on which the shares are traded for the immediately preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock in not listed on a national securities exchange on a day, Fair Market Value shall be determined by the Committee in its good faith discretion. In the event of the Company’s Initial Public Offering, the fair market value of the stock on the date of the Initial Public Offering shall be the price at which the stock is offered in the Initial Public Offering.

2.19 “Good Reason” shall mean the occurrence of the following without the Participant’s prior written consent: (i) assignment to a position for which the Participant is not qualified or a lesser position than the position held by the Executive six months before the Change in Control (although duties may differ without giving rise to a termination by the Participant for Good Reason), (ii) a reduction in the Participant’s annual Base Salary from that in effect six months before the Change in Control; (iii) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment (unless such relocation does not increase the Participant’s commute by more than twenty (20) miles) six months before the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations as of such day; or (iv) the failure by the Company to obtain an agreement from any successor to the Company to assume and agree to perform any employment agreement between Participant and the Company or any Affiliated Employer.

2.20 “Grant Date” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Grant Date shall not be earlier than the date of the resolution and action thereon by the Committee. In no event shall the Grant Date be earlier than the Effective Date.

2.21 “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an “incentive stock option,” which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.22 “Non-Employee Director” shall have the meaning provided for in Rule 16b-3(b)(3) under the Exchange Act, 17 CFR §240.16b-3(b)(3), as amended.

2.23 “Non-Qualified Stock Option” or “NQSO” means an Option to purchase Common Shares in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

2.24 “Option” means a right to purchase Common Shares granted to a Participant in accordance with Article VI. An Option may be either an ISO or NQSO.

2.25 “Option Period” means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

2.26 “Other Stock-Based Award” means a right granted under Section 11.1.

2.27 “Outside Director” means a member of the Board who is not an employee of the Company or an Affiliated Employer and who qualifies as an outside director for purposes of section 162(m)(4)(C)(ii).

2.28 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan.

2.29 “Performance Period” shall mean that period established by the Committee, which may be as short as a calendar quarter, during which any performance goals specified by the Committee with respect to such Awards are to be measured.

2.30 “Performance Unit” means a right described in Section 10.1.

2.31 “Plan” means the MasterCard International Incorporated 2006 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.32 “Public Offering” means any public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the Securities Act or Exchange Act, including the Initial Public Offering.

2.33 “Restricted Stock” means Common Shares granted to a Participant subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VIII of this Plan and evidenced by an Award Agreement.

2.34 “Restricted Stock Unit” means a right granted under Section 9.1.

2.35 “Restriction Period” means the period of time during which restrictions established by the Committee shall apply to an Award.

2.36 “Retirement” means retirement pursuant to the terms of the MasterCard Accumulation Plan.

2.37 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act or any successor rule.

2.38 “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

2.39 “Stock Appreciation Right” or “SAR” means a right granted under Section 7.1.

2.40 “Stock Option” means an Option.

2.41 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliated Employer, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or an Affiliated Employer of a business owned or operated by the Company or an Affiliated Employer. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliated Employer if the Affiliated Employer shall cease to be an Affiliated Employer and the Participant shall not immediately thereafter become an employee of the Company or another Affiliated Employer.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1 Committee Structure.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. Any member of the Committee may resign upon notice to the Board. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee in accordance with the terms of the Committee’s Charter.

3.2 Committee Actions.

The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

3.3 Committee Authority.

Subject to applicable law, the Company’s certificate of incorporation and by-laws or the terms of the Plan, the Committee shall have the discretionary authority:

(1) to determine eligibility and to select those persons to whom Awards may be granted from time to time;

(2) to determine the nature and amount of each award;

(3) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date;

(4) to determine whether, to what extent, and under what circumstances Awards may be settled in cash, Common Shares, or other property, either at the time of grant or thereafter,

(5) to modify, amend, or adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 14.1;

(6) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(7) to provide for the forms of Agreement to be utilized in connection with this Plan;

(8) to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

(9) to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Shares, and to require of a Participant that appropriate action be taken with respect to such requirements;

(10) to establish any “blackout” period that the Committee in it sole discretion deems necessary or advisable;

(11) to determine the restrictions or limitations on the transfer of Common Shares;

(12) to supply any omission, reconcile any inconsistency in the Plan or any Award, determine whether any Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(13) to adopt, amend and rescind such administrative rules, guidelines, and practices as, in its opinion, may be advisable in the administration of this Plan;

(14) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(15) to interpret this Plan and any instrument or agreement under the Plan, and undertake such actions and make such determinations and decisions as it deems necessary and advisable to administer the Plan intent.

The Committee shall have discretionary authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

3.4 Committee Determinations and Decisions.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares.

Subject to the adjustment under Section 4.6, the total number of newly issued shares of Common Shares reserved and available for distribution pursuant to Awards under the Plan shall be 5,300,000 shares of Class A Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party.

4.2 Release of Shares.

Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Common Shares available for Awards. In its discretion the Committee may include (without limitation), as available for distribution, (a) Common Shares subject to any Award that have been previously forfeited; (b) Common Shares under an Award that otherwise terminates, expires, or lapses without issuance of Common Shares being made to a Participant; (c) Common Shares subject to any award that settles in cash, or (d) Common Shares that are received or retained by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any shares that are available immediately prior to the termination of the Plan, or any shares of Common Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3 Restrictions on Shares.

Common Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Shares, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliated Employer to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any shares of Common Shares to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Shares as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Shares in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4 ISO Restriction.

Solely for purposes of determining whether shares are available for the issuance of ISOs, and notwithstanding anything in this Section to the contrary, the maximum aggregate number of shares that may be issued through ISOs under this Plan shall be 500,000. The terms of section 4.2 shall apply equally for purposes of the number of shares available under this Section 4.4 for issuance through ISOs, except that shares subject to ISOs that settle in cash shall not be available for distribution through issuance of ISOs.

4.5 Shareholder Rights.

Other than voting rights, no person shall have any rights of a shareholder as to Common Shares subject to an Award until, after proper transfer of the Common Shares subject to the Award or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon grant of Restricted Stock, or exercise of an Option or a SAR, or payment of any other Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer, except as provided in Section 8.4(3). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

4.6 Adjustment Provision.

(1) Adjustment. In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may make appropriate adjustments or substitutions as described below in this Section. The adjustments or substitutions may relate to the number of shares of Common Shares available for Awards under the Plan, the number of shares of Common Shares covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

(2) Section 409A. Any adjustments made pursuant to Section 4.6(1) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A. Any adjustments made pursuant to Section 4.6(1) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either continue not to be subject to section 409A or comply with the requirements of section 409A.

ARTICLE V

ELIGIBILITY

5.1 Eligibility.

Any employee of the Company or an Affiliated Employer, and any individual covered by Section 14.13, shall be eligible to be designated, in the discretion of the Committee, a Participant of this Plan, provided such eligibility would not jeopardize this Plan’s compliance with Rule 16b-3 under the Exchange Act or any successor rule. Only an employee of the Company, any parent corporation or subsidiary of the Company (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option.

ARTICLE VI

STOCK OPTIONS

6.1 General.

The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Shares upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Option Price. The Committee may provide for grant or vesting of Options upon the achievement of performance goals pursuant to Section 14.6. Options may be granted alone or in addition to other Awards granted under the Plan.

6.2 Grant.

The grant of an Option shall occur as of the Grant Date determined by the Committee provided that the Grant Date shall not be earlier than the date upon which the Committee acts to grant the Option. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. To the extent that any Option is not designated as an Incentive Stock Option or is so designated, but does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3 Required Terms and Conditions.

Options shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1) Exercise Price. The Exercise Price per share for an Award shall not be less than the Fair Market Value per share as of the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a “10% Owner”) who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share.

(2) Option Period. The Option Period fixed by the Committee for any Award shall be no longer than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

(3) Exercisability. In no event shall an Option be exercisable earlier than six months after the date of grant (unless the Option is granted in lieu of or replacement of compensation that is subject to vesting restrictions, in which case the Option may be exercisable pursuant to the same vesting restrictions as was the compensation) or later than ten years after the date of grant. The Committee may provide in an Option Agreement or thereafter for an accelerated exercise of all or part of an Option upon such events or standards that it may determine, including one or more performance measures. If the Committee intends that an Option be able to qualify as an Incentive Stock Option, aggregate Fair Market Value (determined at the date of grant of the Option) of the Common Shares as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000.

(4) Method of Exercise. Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of whole shares of Common Shares subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price. Payment of the purchase price shall be by (i) delivery of cash or certified check, (ii) delivery of Common Shares already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of delivery equal to the Exercise Price, (iii) by means of delivery of cash by a broker-dealer as a “cashless” exercise, (iv) any combination of the foregoing, or (v) any other method approved by the Committee.

(5) Form of Settlement. The Committee may provide, at the time of grant, that the shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities or may reserve the right so to provide after the time of grant.

(6) Conditions for Issuance of Shares. No shares of Common Shares shall be issued until full payment therefore has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company’s official shareholder records as having been issued and transferred.

(7) No Deferral Features. To the extent necessary to comply with Code Section 409A, no Option Agreement shall include any features allowing the Participant to defer recognition of income past the date of exercise.

6.4 Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Award Agreement, the terms set forth in this Section 6.4 shall apply to all Options granted under the Plan. Any Option Award Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 6.4.

(1) Exercise Price. The standard Exercise Price per share shall be the Fair Market Value per share as of the Grant Date.

(2) Option Period. The standard Option Period of each Option shall be ten (10) years after the date the Option is granted.

(3) Exercisability. Subject to Section 12.1, the standard rate at which an Option shall be exercisable shall be 25 percent on each of the first four anniversaries of the grant.

(4) Method of Exercise. The standard form of payment of the Exercise Price shall be by any of the methods permitted by Section 6.3(4), as selected by the Participant.

(5) Form of Settlement. The standard form of settlement shall be in unrestricted Common Shares.

(6) Non-transferability of Options. The standard terms of an Agreement shall provide that no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant.

(7) No Deferral Features. The standard terms of an Agreement shall provide for no deferral of recognition of income past the exercise date.

6.5 Termination.

Unless otherwise specifically provided in an Agreement, or determined by the Committee, and except as is otherwise provided in this Section 6.5 below, Options that are not otherwise exercisable on the date of Termination of Employment shall be forfeited upon a Participant’s Termination of Employment. A Participant shall have the right to exercise Options that were otherwise exercisable on Termination of Employment only during a period not exceeding 120 days after the date of such Termination of Employment (but no later than the end of the Option Period).

(1) Termination by Death. Unless otherwise specifically provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment due to death, Options held by the Participant shall become immediately exercisable and shall thereafter be fully exercisable throughout the original Option Period.

(2) Termination by Disability or Retirement. Unless otherwise specifically provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment due to Disability or Retirement, any Option held by the Participant shall continue to be exercisable by the Participant as if there was no Termination of Employment.

(3) Termination for Cause. Unless otherwise specifically provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment for Cause, the Participant shall forfeit all Options whether those Options are otherwise exercisable as of the date of Termination of Employment or otherwise would not be exercisable on the date of Termination of Employment.

6.6 Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods.

The Company may require that a Participant exercising an ISO give a written representation to the Company, satisfactory in form and substance, upon which the Company may rely, that the Participant will report to the Company any disposition of shares acquired via an ISO exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 General.

The Committee shall have authority to grant Stock Appreciation Rights (SARs) under the Plan at any time or from time to time. A SAR shall entitle the Participant to receive Common Shares upon exercise of such SAR, subject to the Participant’s satisfaction in full of any conditions, restrictions, or limitations imposed in accordance with the Plan or any Agreement including without limitation payment of the Exercise Price. The Committee may provide for grant or vesting of SARs upon the achievement of performance goals pursuant to Section 14.6. SARs may be granted alone or in addition to other Awards granted under the Plan.

7.2 Grant.

The grant of a SAR shall occur as of the Grant Date determined by the Committee. A SAR entitles a Participant to receive Common Shares or cash as described in Section 7.3(5). An Award of SARs shall be evidenced by, and subject to the terms of an Agreement.

7.3 Required Terms and Conditions.

SARs shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

(1) Exercise Price. The price at which SARs may be exercised shall not be less than 100% of the Fair Market Value per share of Common Shares on the Grant Date.

(2) Term. The term of a SAR shall be no longer than ten years after the date of grant.

(3) Exercisability. In no event shall a SAR be exercisable earlier than six months after the date of grant (unless the SAR is granted in lieu of or replacement of compensation subject to vesting restrictions, in which case the SAR may be exercisable pursuant to the same vesting restrictions as was the compensation) or later than ten years after the date of grant. The Committee may provide in a SAR Agreement or thereafter for an accelerated exercise of all or part of a SAR upon such events or standards that it may determine, including one or more performance measures.

(4) Method of Exercise. SARs shall be exercised by the Participant’s giving written notice of exercise on a form provided by the Committee to the Company specifying in whole shares the portion of the SAR to be exercised.

(5) Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive an amount in Common Shares or cash equal in value to the excess of the Fair Market Value per share of Common Shares over the Exercise Price per share of Common Shares specified in the related Agreement, multiplied by the number of shares in respect of which the SAR is exercised, less any amount retained to cover tax withholdings, if necessary. The aggregate Fair Market Value per share of Common Shares shall be determined as of the date of exercise of such SAR.

(6) No Deferral Features. To the extent necessary to comply with Code section 409A, the SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.

7.4 Standard Terms and Conditions.

Unless the Committee specifies otherwise in the SAR Agreement, the terms set forth in this Section 7.4 shall apply to all SARs granted under the Plan. An SAR Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 7.4

(1) Exercise Price. The standard price at which SARs may be exercised shall be 100% of the Fair Market Value per share of Common Stock on the Grant Date.

(2) Term. The standard term of a SAR shall be ten (10) years after the date of grant. The term of a SAR shall be no longer than ten years after the date of grant.

(3) Exercisability. Subject to section 11.1, the standard rate at which a SAR shall be exercisable shall be 25 percent on each of the first four anniversaries of the date of grant.

(4) Method of Exercise. The standard form of payment of the Exercise Price shall be by means of delivery of cash or certified check.

(5) Non-transferability of Stock Appreciation Rights. The standard SAR Agreement shall provide that no SAR shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all SARs shall be exercisable during the Participant’s life time only by the Participant.

(6) No Company or Affiliate Repurchase. The standard SAR Agreement shall stipulate that the Company and/or an Affiliate may not, under any circumstances, repurchase the Common Shares delivered in settlement of the exercise of the SAR or enter into an arrangement that has a similar effect.

(7) No Deferral Features. The standard SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.

7.5 Termination.

A Stock Appreciation Right shall be forfeited or terminated under the same circumstances, as set forth in Section 6.5, as Options would be forfeited or terminated under the Plan, unless otherwise specifically provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK

8.1 General.

The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the Restriction Period within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards including without limitation providing for either grant or vesting upon the achievement of performance goals pursuant to Section 14.6. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contain the applicable terms and conditions of the Award, including the Restriction Period. The Committee may provide in an Agreement for an accelerated lapse of the Restriction Period upon such events or standards that it may determine, including the achievement of one or more performance goals set forth in Section 14.6. Restricted Stock may be granted alone or in addition to other Awards granted under the Plan.

8.2 Grant, Awards and Certificates.

The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Notwithstanding the limitations on issuance of Common Shares otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title, such as book entry registration) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the Restriction Period shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Shares covered by such Award.

8.3 Required Terms and Conditions.

Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1) Restriction Period. No Restricted Stock shall become free of restrictions before six months after the granting of the Restricted Stock (unless the Restricted Stock is granted in lieu of or replacement of compensation that is subject to vesting restrictions, in which case the Restricted Stock may be subject to the same vesting restrictions as was the compensation).

(2) Restrictions. The Committee may condition the grant or vesting of the Restricted Stock on the performance of services for the Company or the attainment of performance goals, or both.

(3) Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, during the Restriction Period set by the Committee, commencing with the date of such Award, the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock.

(4) Delivery. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restricted Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates (or other representation of title) for such shares shall be delivered to the Participant.

8.4 Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Restricted Stock Agreement, the terms set forth in this Section 8.4 shall apply to all Restricted Stock granted under the Plan. A Restricted Stock Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 8.4.

(1) Restriction Period. The standard Restriction Period shall be four (4) years from the date of grant.

(2) Restrictions. The standard restrictions applicable to Restricted Stock are continued service of the Participant for the Company during the Restriction Period.

(3) Rights. The standard terms of a Restricted Stock Agreement shall provide that the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends, subject to Section 8.3(3).

8.5 Termination.

Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 8.5 below, Restricted Stock shall be forfeited upon a Participant’s Termination of Employment.

(1) Termination by Death. Unless otherwise provided in an Agreement or determined by the Committee, Restricted Stock shall vest upon a Participant’s Termination of Employment by reason of death.

(2) Termination by Disability or Retirement. Unless otherwise provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment due to Disability or Retirement, any Restricted Stock held by the participant shall continue to vest as if there was no Termination of Employment.

8.6 Price.

The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

8.7 Section 83(b) Election.

The Committee may prohibit a Participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the Participant elects to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company (or an Affiliated Employer) of such election within 10 days of filing notice of the election with the Internal Revenue Service, and will provide the required withholding pursuant to Section 14.8, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1 General.

The Committee shall have authority to grant Restricted Stock Units under the Plan at any time or from time to time. A Restricted Stock Unit Award is denominated in Common Shares that will be settled either by delivery of Common Shares or the payment of cash based upon the Fair Market Value of a specified number of Common Shares. The Committee shall determine the number of Restricted Stock Units to be awarded to any Participant, the Restriction Period within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards including without limitation providing for either grant or vesting upon the achievement of performance goals pursuant to Section 14.6. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contain the applicable terms and conditions of the Award, including the Restriction Period. The Committee may provide in an Agreement for an accelerated lapse of the Restriction Period upon such events or standards that it may determine, including the achievement of one or more performance goals set forth in Section 14.6. Restricted Stock Units may be granted alone or in addition to other Awards granted under the Plan.

9.2 Grant.

The grant of a Restricted Stock Unit shall occur as of the Grant Date determined by the Committee. An Award of Restricted Stock Units shall be evidenced by, and subject to the terms of an Agreement.

9.3 Required Terms and Conditions.

Restricted Stock Units shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1) Restriction Period. No Restricted Stock Unit shall become free of restrictions before six months of the granting of the Restricted Stock Unit, unless the Restricted Stock Unit is granted in lieu of other compensation that is subject to vesting restrictions, in which case the Restricted Stock Units may be subject to the same vesting restrictions as was the compensation.

(2) Restrictions. The Committee may condition the grant or vesting of the Restricted Stock Units on the performance of services for the Company, the attainment of performance goals, or both.

(3) Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, during the Restriction Period set by the Committee, commencing with the date of such Award, the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of the Restricted Stock Units.

(4) Rights. The Committee shall be entitled to specify in a Restricted Stock Unit Agreement the extent to which and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments corresponding to the dividends payable on the Common Shares.

9.4 Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Restricted Stock Unit Agreement, the terms set forth in this Section 9.4 shall apply to all Restricted Stock Unit granted under the Plan. A Restricted Stock Unit Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 9.4:

(1) Restriction Period. The standard Restriction period shall be the fourth anniversary of the date of grant.

(2) Restrictions. The standard restrictions applicable to a Restricted Stock Unit are continued service of the Participant for the Company during the Restriction Period.

(3) Rights. The standard terms of the Restricted Stock Units shall provide that the Participant is entitled to receive current payments corresponding to the dividends payable on the Common Shares.

9.5 Termination.

A Restricted Stock Unit shall be forfeited under the same circumstances, as set forth in Section 8.5, as Restricted Stock would be forfeited under the Plan, unless otherwise specifically provided in the Agreement.

ARTICLE X

PERFORMANCE UNITS

10.1 General.

The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive shares of Common Shares or cash, as provided in the particular Award Agreement, upon achievement of a performance goal or goals (as the case may be) under Section 14.6. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement. The Performance Unit Award shall be earned in accordance with the Agreement over a Performance Period. Performance Units may be granted alone or in addition to other Awards granted under the Plan.

10.2 Earning Performance Unit Awards.

Unless expressly waived in the Award Agreement, Performance Unit Awards must vest solely on the attainment of one or more performance goals set forth in Section 14.6 and in such case shall be subject to the terms and conditions set forth therein.

10.3 Performance Period and Vesting in Performance Unit Award.

Unless otherwise provided by in the Award Agreement, the Performance Period shall be a three (3) year period and the Performance Unit Awards shall vest on the third anniversary of the date of grant.

10.4 Termination of Employment.

Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 10.4 below, unvested Performance Units shall be forfeited upon a Participant’s Termination of Employment.

(1) Termination by Death. In the event of a Termination of Employment during a Performance Period due to Death, Performance Units for the Performance Period shall immediately vest and be paid out at a target level of performance.

(2) Termination by Disability or Retirement. In the event of a Termination of Employment due to Disability or Retirement during a Performance Period, Performance Units shall continue to vest as if there had been no Termination of Employment. Distribution of earned Performance Units may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

10.5 Nontransferability.

Unless otherwise specifically provided in an Agreement, Performance Units may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1 Other Stock-Based Awards.

Other Awards of Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Shares, may be granted under the Plan either alone or in addition to other Awards under the Plan. The Committee shall have authority to grant such Other Stock-Based Awards under terms and conditions determined by the Committee.

ARTICLE XII

CHANGE IN CONTROL

12.1 Impact of Event.

Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Agreement, in the event of a Participant’s Termination of Employment by the Company or its Successor without Cause or by the Participant with Good Reason (after having given written notice to the Company of the grounds for Termination of Employment for Good Reason, which grounds specified in the written notice have not been cured by the Company within 90 days of the written notice) within six months preceding or two years following a Change in Control:

(1) any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2) the restrictions applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(3) the restrictions applicable to any Restricted Stock Unit Awards shall lapse, and such Restricted Stock Units shall be settled; and

(4) any Performance Goal or other condition with respect to any Performance Units or any other Awards shall be deemed to have been satisfied in full at the target performance level, and such Award shall be fully distributable.

12.2 Additional Discretion.

The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a Change in Control to provide that the securities of another entity be substituted hereunder for the Common Shares and to make equitable adjustment with respect thereto.

ARTICLE XIII

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

13.1 No Company Obligation.

Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Shares issued or acquired in accordance with the provisions of the Plan.

ARTICLE XIV

MISCELLANEOUS

14.1 Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, or the terms of any Award Agreement under the Plan, at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, unless such an amendment is made to comply with applicable law (including Code section 409A), stock exchange rules, or accounting rules. Notwithstanding the foregoing, any material amendments to the Plan shall require shareholder approval to the extent required by the rules of the New York Stock Exchange or other national securities exchange or market that regulates the securities of the Company.

14.2 Form of Awards.

All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Shares issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may subject an Award to such conditions as it determines are necessary or appropriate to ensure that an Award constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. An Award Agreement for Restricted Stock Units or Performance Units may provide that a Participant may elect to defer receipt of income attributable to Award. In the event no such election is provided or made, and the Award Agreement does not otherwise provide, the Restricted Stock Units and Performance Units shall be payable to the Participant within 2 1/2 months of the end of the Company of the Participant’s year of vesting in the Award.

14.3 No Reload Rights.

Options shall not contain any provisions entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.

14.4 Loans.

The Committee may approve the extension of a loan by the Company to a Participant who is an Employee for the sole purpose of assisting the participant in paying the exercise price of an Option exercised by means of a cashless exercise program established by the Company, provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law. Any loan will be made upon such terms and conditions that the Committee shall determine.

14.5 Unfunded Status of Plan.

It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

14.6 Provisions Relating to Code Section 162(m).

Unless expressly waived (either with respect to an individual Participant or a class of individual Participants) in writing by the Committee, it is the intent of the Company that Awards, granted to persons who are (or may become) Covered Employees within the meaning of Section 162(m) of the Code, shall constitute “qualified performance-based compensation” satisfying the relevant requirements of Code Section 162(m). Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), unless expressly waived as described above, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company or an Affiliate:

(1) Awards subject to this Section must vest (or may be granted or vest) solely on the attainment of one or more objective performance goals unrelated to term of employment. Awards will also be subject to the general vesting provisions provided in the Award Agreement and this Plan.

(2) Prior to completion of 25% of the Performance Period or such earlier date as required under Section 162(m), the Committee must establish performance goals (in accordance with (5) below) in writing (including but not limited to Committee minutes) for Covered Employees who will receive Awards that are intended as qualified performance-based compensation. The outcome of the goal must be substantially uncertain at the time the Committee actually established the goal.

(3) The performance goal must state, in terms of an objective formula or standard, the method for computing the Award payable to the Participant if the goal is attained.

(4) The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal, but may allow discretion to decrease the amount payable.

(5) The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets each determined in accordance with generally accepted accounting principles or similar objective standards (and/or each as may appear in the annual report to stockholders, Form10K, or Form10Q):

a) revenue;

b) earnings (including earnings before interest, taxes, depreciation, and amortization, earnings before interest and taxes, and earnings before or after taxes;

c) operating income;

d) net income;

e) profit margins;

f) earnings per share;

g) return on assets;

h) return on equity;

i) return on invested capital;

j) economic value-added;

k) stock price;

l) gross dollar volume;

m) total shareholder return;

n) market share;

o) book value;

p) expense management;

q) cash flow; and

r) customer satisfaction.

The foregoing criteria may relate to the Company, one or more of its Affiliated Employers or subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(6) A combination of the above performance goals may be used with a particular Award Agreement.

(7) The Committee in its sole discretion in setting the goals/targets in the time prescribed in Section (5) may provide for the making of equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or non-recurring events for the following qualifying objective items:

a) asset impairments under Statement of Financial Accounting Standards No. 121, as amended or superceded;

b) acquisition-related charges;

c) accruals for restructuring and/or reorganization program charges;

d) merger integration costs;

e) merger transaction costs;

f) any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates;

g) tax settlements;

h) any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. 30;

i) any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management’s discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders;

j) unrealized gains or losses on investments;

k) charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superceded;

l) compensation charges related to FAS 123 (Revised) or its successor provision.

(8) The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

(9) Limitation on Awards.

a) If an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the Participant under the Plan, but not towards the total number of shares reserved and available under the Plan pursuant to Section 4.1.

b) In no event shall the number of Restricted Stock shares awarded to any one participant for any fiscal year exceed 500,000 shares.

c) During any fiscal year, the maximum number of Common Shares for which Options, Stock Appreciation Rights, Restricted Stock Units, and Other Stock-Based Compensation in the aggregate, may be granted to any Covered Employee shall not exceed 650,000 shares.

d) For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used in Code Section 162(m), the maximum payment for all awards payable for any three-year performance period, at a target level of performance shall be $10,000,000. In the case of higher levels of performance, the maximum payment for all awards for a three-year Performance Period shall be twice that amount. In the case of a longer or shorter Performance Period, correlative adjustments shall be made to the maximum payment. If, after amounts have been earned with respect to Performance Unit Awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit. The limitations on Awards under this Section are subject to adjustment as provided in Section 4.6 to the extent that needed to obtain tax deductibility under Code Section 162(m).

(10) In the case of an outstanding Award intended to qualify for the performance-based compensation exception under Section 162(m), the Committee shall not, without approval of a majority of the shareholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award’s continued qualification for the performance-based exception.

14.7 Additional Compensation Arrangements.

Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

14.8 Withholding.

No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including and employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) the delivery of cash or a certified check, (ii) authorizing the Company to withhold from shares of Common Shares to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, (iii) transferring to the Company shares of Common Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (iv) in the case of Options, by means of delivery of cash by a broker-dealer as a “cashless exercise”.

14.9 Controlling Law.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of New York (other than its law respecting choice of law).

14.10 Offset.

Any amounts owed to the Company or an Affiliated Employer by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Shares, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

14.11 Nontransferability; Beneficiaries.

No Award or Common Shares subject to an Award shall be assignable or transferable other than (i) by will, by the laws of descent and distribution, or pursuant to a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family member. Awards shall be exercisable during the Participant’s lifetime only by the Participant, by the Participant’s legal representatives in the event of the Participant’s incapacity, or by a permitted transferee of the Award. Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. No Award or Common Shares subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in this Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

14.12 No Rights with Respect to Continuance of Employment.

The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or an Affiliated Employer to terminate the employment of any employee at any time.

14.13 Awards in Substitution for Awards Granted by Other Corporations.

Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Any substitutions or exchanges shall be accomplished in a manner that complies with the limitations on exchanges of such Awards imposed under Section 409A of the Code.

14.14 Delivery of Stock Certificate.

To the extent the Company uses certificates to represent shares of Common Shares, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Common Shares or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

14.15 Indemnification.

To the maximum extent permitted under the Company’s Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

14.16 No Guarantee of Tax Consequences.

No person connected with the Plan in any capacity makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate, gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

14.17 Foreign Employees and Foreign Law Consideration.

The Committee may grant Awards to Participants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll managed in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

14.18 Section 409A Savings Clause.

(1) It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

(2) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Common Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

(3) Following a Change in Control, no action shall be taken under the Plan that will cause any Award that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

14.19 No Fractional Shares.

No fractional shares shall be issued or delivered under the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

14.20 Severability.

If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

14.21 Successors and Assigns.

This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

14.22 Entire Agreement.

This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

14.23 Term.

No Award shall be granted under the Plan after December 31, 2015.

14.24 Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

14.25 Headings.

The headings of the Articles and their subparts contained in this Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of this Plan.

MASTERCARD INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Special Meeting of Stockholders

on November 28, 2005

P R O X Y

The undersigned hereby constitute(s) and appoint(s) Baldomero Falcones Jaquotot, Robert W. Selander and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote all shares of common stock of MasterCard Incorporated the undersigned is entitled to vote at the Special Meeting of Stockholders of MasterCard Incorporated to be held on November 28, 2005, and at any adjournment or postponement thereof, upon the matters referred to in the Notice of Special Meeting and Proxy Statement for said meeting, receipt of which is hereby acknowledged, and in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Special Meeting and Proxy Statement for said meeting.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” each of the proposals listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting, including, without limitation, voting to adjourn the meeting for any reason, including soliciting additional proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

SEE REVERSE

SIDE

SPECIAL MEETING OF STOCKHOLDERS MasterCard International

OF MASTERCARD INCORPORATED

November 28, 2005 at 9;30 a.m.

At Our Offices

2000 Purchase Street

Purchase, New York 10577

INSTRUCTIONS FOR SUBMITTING YOUR PROXY

THERE ARE THREE WAYS TO SUBMIT YOUR PROXY

TELEPHONE PROXY

This method of submitting a proxy is available for stockholders located in the U.S. and Canada.

Your telephone proxy authorizes the named proxies on the proxy card to vote in the same manner as if you had returned your proxy card. On a touch tone telephone, call TOLL FREE 1-800-849-5629. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on November 25, 2005.

INTERNET PROXY

Your Internet proxy authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card.

Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on November 25, 2005.

SUBMITTING A PROXY BY MAIL

Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

SUBMITTING A PROXY BY COURIER

Mark, sign and date your proxy card and deliver to:

Georgeson Shareholder Communications Inc.

17 State Street

10th Floor

New York, New York 10004

COMPANY NUMBER CONTROL NUMBER

If you are submitting a proxy by telephone or the Internet, please do not mail your proxy card

TO SUBMIT A PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

Please mark vote as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted

“FOR” the Proposal.

MasterCard Incorporated’s Board of Directors recommends a vote “FOR” each of the proposals listed below.

FOR

AGAINST

ABSTAIN

1. Adopt MasterCard Incorporated’s Amended and Restated Certificate of Incorporation

2. Approve MasterCard Incorporated’s proposed initial public offering of its Class A Common Stock

3. Approve the Amended and Restated Certificate of Incorporation of MasterCard International Incorporated

4. Approve the Amended and Restated Bylaws of MasterCard International Incorporated

5. Adopt the MasterCard Incorporated 2006 Long Term Incentive Plan

Set forth below is the aggregate number of shares of class A redeemable common stock of MasterCard Incorporated owned by the stockholder named herein on October 21, 2005, the record date for determining stockholders eligible to vote at the special meeting.

Principal ICA Number(s)

Authorized Signature

Date

Type or Print Name of Person Signing

Shares of class A redeemable common stock held

Type or Print Title of Person Signing

Stockholder Name